                                                                   EXHIBIT 10.57






                              CONCESSION AGREEMENT






                                 by and between


                              County of Los Angeles

                                       and

              Sea View Restaurants, Inc., a California corporation




                          Dated as of November 1, 1997

                                TABLE OF CONTENTS


1.      BACKGROUND AND GENERAL.........................................................  1

        1.1.       Definitions.........................................................  1
        1.2.       Premises............................................................  7
                   1.2.1.  As-Is  .....................................................  8
                   1.2.2.  Title  .....................................................  9
        1.3.       Concession..........................................................  9

2.      TERM...........................................................................  9

        2.1.       Term................................................................  9
        2.2.       Holdover............................................................  9
        2.3.       Ownership of Improvements During Term...............................  9
        2.4.       Reversion of Improvements...........................................  9
                   2.4.1.  County's Election to Receive Improvements................... 10
                   2.4.2.  Duty to Remove.............................................. 10
                   2.4.3.  County's Right to Remove Improvements....................... 11
                   2.4.4.  Duty to Remove Machinery, Etc............................... 11
                   2.4.5.  Title to Certain Improvements............................... 11

3.      USE OF PREMISES................................................................ 11

        3.1.       Specific Primary Use................................................ 11
        3.2.       Prohibited Uses..................................................... 12
                   3.2.1.  Nuisance.................................................... 12
                   3.2.2.  Restrictions and Prohibited Uses............................ 12
        3.3.       Active Public Use................................................... 14
        3.4.       Non-Interference.................................................... 14
        3.7.       Signs and Awnings................................................... 15
        3.8.       Compliance with Regulations......................................... 15
        3.9.       Rules and Regulations............................................... 15
        3.10.      Reservations........................................................ 15

4.      PAYMENTS TO COUNTY............................................................. 16

        4.1.       Net Agreement....................................................... 16
                   4.1.1.  Utilities................................................... 16
                   4.1.2.  Taxes and Assessments....................................... 16
                   4.1.3.  Certain Capital Improvements................................ 17
        4.2.       Rental Payments..................................................... 18
                   4.2.1.  Annual Minimum Rent and Monthly Minimum
                                  Rent................................................. 18
                   4.2.2.  Percentage Rent............................................. 19
        4.3.       Adjustments to Annual Minimum Rent.................................. 22

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
        4.4.       Renegotiation of Annual Minimum and Percentage Rents................ 23
                   4.4.1.  Fair Market Rental Value.................................... 23
                   4.4.2.  Renegotiation Period........................................ 23
                   4.4.3.  Negotiation of Fair Market Rental Value..................... 24
                   4.4.4.  Arbitration................................................. 24
        4.5.       Payment and Late Fees............................................... 25
        4.6.       Changes of Ownership and Financing Events........................... 26
                   4.6.1.  Change of Ownership......................................... 26
                   4.6.2.  Excluded Transfers.......................................... 27
                   4.6.3.  Aggregate Transfer.......................................... 28
                   4.6.4.  Beneficial Interest......................................... 28
        4.7.       Calculation and Payment............................................. 29
                   4.7.1.  Transfer of Less Than Entire Interest....................... 30
                   4.7.2.  Purchase Money Notes........................................ 30
                   4.7.3.  Obligation to Pay Net Proceeds Share and
                                  Administrative Charge................................ 30
        4.8.       Net Proceeds Share.................................................. 31
                   4.8.1. Transaction by Original Concessionaire....................... 31
                   4.8.2.  Transfer by Concessionaire's Successor...................... 32
                   4.8.5.  Net Refinancing Proceeds.................................... 33
                   4.8.6.  Effect of Refinancing on Improvement Costs.................. 33
                   4.8.7.  Transfers to which Sections 4.6 through 4.8
                                  Apply................................................ 33
                   4.8.8.  Payment..................................................... 34
                   4.8.9.  Shareholder, Partner, Member, Trustee and
                                  Beneficiary List..................................... 34

5.      CONSTRUCTION OF IMPROVEMENTS BY CONCESSIONAIRE................................. 34

        5.1.       Improvements........................................................ 34
                   5.1.1.  Landscaping................................................. 35
                   5.1.2.  Cost of Improvements........................................ 35
                   5.1.3.  Schedules................................................... 35
        5.2.       Plan Submittal Schedule; County Approval............................ 35
        5.3.       Schematics and Narrative............................................ 36
        5.4.       Preliminary Plans and Specifications................................ 36
        5.5.       Final Plans and Specifications...................................... 37
        5.6.       Conditions Precedent to the Commencement of
                   Construction........................................................ 38
                   5.6.1.  Approval of Final Plans and Specifications.................. 38
                   5.6.2.  Permits and Other Approvals................................. 38
                   5.6.3.  Copies of Construction Contracts............................ 39
                   5.6.4.  Performance and Payment Bonds............................... 39
                   5.6.5.  Alternative Security........................................ 40
                   5.6.6.  Evidence of Financing....................................... 40
        5.7.       County Cooperation.................................................. 40
        5.8.       Construction Schedule............................................... 41

                   5.8.1.  Substantial Commencement of Construction.................... 41
                   5.8.2.  After Substantial Commencement.............................. 42
                   5.8.3.  Extension of Dates.......................................... 42
                   5.8.4.  Failure to Reach Substantial Commencement................... 45
                   5.8.5.  Termination of Agreement.................................... 46
        5.9.       Manner of Construction.............................................. 46
                   5.9.1.  General Construction Standards.............................. 46
                   5.9.2.  Utility Work................................................ 47
                   5.9.3.  Construction Safeguards..................................... 47
                   5.9.4.  Compliance with Construction Documents and
                                  Laws; Issuance of Permits............................ 47
                   5.9.5.  Notice to Director; Damage to County
                                  Improvements......................................... 47
                   5.9.6.  Rights of Access............................................ 47
                   5.9.7.  Notice of Completion........................................ 48
        5.10.      Use of Plans........................................................ 48
        5.11.      Additional Construction............................................. 48
        5.12.      Protection of County, State and City................................ 49
                   5.12.1.  Posting Notices............................................ 49
                   5.12.2.  Prompt Payment............................................. 49
                   5.12.3.  Liens; Indemnity........................................... 49
        5.13.      Construction Schedule............................................... 50

6.      QUALITY AND PRICES............................................................. 50

        6.1.       Quality of Restaurant Operations.................................... 50
        6.2.       Director's Right to Review/Approve Quality.......................... 50
        6.3.       Limitation on Prices to be Charged.................................. 51
        6.4.       Director's Right to Review/Modify Price............................. 51

7.      CONDEMNATION................................................................... 52

        7.1.       Definitions......................................................... 52
                   7.1.1.  Condemnation................................................ 52
                   7.1.2.  Date of Taking.............................................. 52
                   7.1.3.  Award  ..................................................... 52
                   7.1.4.  Condemnor................................................... 52
        7.2.       Parties' Rights and Obligations to be Governed by
                   Agreement........................................................... 52
        7.3.       Total Taking........................................................ 52
        7.4.       Effect of Partial Taking............................................ 52
        7.5.       Effect of Partial Taking on Rent.................................... 53
        7.6.       Waiver of Code of Civil Procedure Section 1265.130.................. 54
        7.7.       Payment of Award.................................................... 54
        7.8.       Partial Taking Without Termination.................................. 54
                   7.8.1.  Taking For Temporary Use.................................... 54
                   7.8.2.  Total Taking and Partial Taking with Termination............ 54

                   7.8.3.  Disputes.................................................... 55

8.      SECURITY DEPOSIT............................................................... 55

        8.1.       Decrease in Deposit................................................. 55
        8.2.       Replacement......................................................... 56

9.      INDEMNITY...................................................................... 56

10.     INSURANCE.  ................................................................... 57

        10.1.      Property Insurance.................................................. 57
        10.2.      Form of Policy...................................................... 57
        10.3.      Liability Insurance................................................. 58
        10.4.      Worker's Compensation Insurance..................................... 59
        10.5.      Required Provisions................................................. 59
        10.6.      Failure to Procure Insurance........................................ 60

11.     MAINTENANCE AND REPAIR; DAMAGE AND DESTRUCTION................................. 60

        11.1.      Concessionaire's Maintenance and Repair Obligations................. 60
        11.2.      Option to Terminate for Uninsured Casualty.......................... 61
        11.3.      No Option to Terminate for Insured Casualty......................... 62
        11.4.      No County Obligation to Make Repairs................................ 62
                   11.4.1.  Sand Replenishment......................................... 62
                   11.4.2.  Jetty ..................................................... 62
                   11.4.3.  Rip/Rap.................................................... 62
        11.5.      Repairs Not Performed by Concessionaire............................. 63
        11.6.      Other Repairs....................................................... 63
        11.7.      Bicycle Path........................................................ 63
        11.8.      Cellular Antenna.................................................... 63
        11.9.      Notice of Damage.................................................... 64
        11.10.     Waiver of Civil Code Sections....................................... 64

12.     ASSIGNMENT AND SUBLEASE........................................................ 64

        12.1.      Subleases........................................................... 64
                   12.1.1.  Definition................................................. 64
                   12.1.2.  Approval Required.......................................... 64
                   12.1.3.  Major Sublease............................................. 65
        12.2.      Assignments......................................................... 65
                   12.2.1.  County's Use of Discretion and Limitation on
                                  Permissible Assignees................................ 66
                   12.2.2.  Involuntary Transfers Prohibited........................... 66
                   12.2.3.  Procedure.................................................. 66
                   12.2.4.  County Right of First Negotiation.......................... 69

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
        12.3.      Terms Binding Upon Successors, Assigns and
                   Sublessees.......................................................... 70

13.     ENCUMBRANCES................................................................... 70

        13.1.      Financing Events.................................................... 71
                   13.1.1.  Encumbrances............................................... 71
                   13.1.2.  Consent Not Required to Transfer Resulting
                                  from Foreclosure..................................... 71
                   13.1.3.  Effect of Foreclosure...................................... 72
        13.2.      Right to Notice and Cure Defaults................................... 72
        13.3.      No Subordination.................................................... 72
        13.4.      Delay in Exercising Termination Remedy.............................. 73
                   13.4.1.  Manner of Curing Default................................... 73

14.     DEFAULT........................................................................ 74

        14.1.      Events of Default................................................... 74
                   14.1.1.  Monetary Defaults.......................................... 74
                   14.1.2.  Failure to Substantially Commence Construction............. 74
                   14.1.3.  Maintenance of Letter of Credit............................ 74
                   14.1.4.  Failure to Perform Other Obligations....................... 74
                   14.1.5.  Nonuse of Premises......................................... 75
                   14.1.6.  Notices.................................................... 75
        14.2.      Limitation on Events of Default..................................... 75
        14.3.      Remedies............................................................ 75
                   14.3.1.  Terminate Agreement........................................ 75
                   14.3.2.  Keep Agreement in Effect................................... 76
                   14.3.3.  Termination Following Continuance.......................... 76
        14.4.      Damages............................................................. 76
                   14.4.1.  Unpaid Rent................................................ 76
                   14.4.2.  Post-Termination Rent...................................... 76
                   14.4.3.  Other Amounts.............................................. 76
        14.5.      Others' Right to Cure Concessionaire's Default...................... 77
        14.6.      Default by County................................................... 77

15.     ACCOUNTING..................................................................... 77

        15.1.      Maintenance of Records.............................................. 77
        15.2.      Cash Registers...................................................... 77
        15.3.      Statement; Payment.................................................. 78
        15.4.      Availability of Records for Inspector's Audit....................... 78
                   15.4.1.  Entry by County............................................ 78
                   15.4.2.  Cost of Audit.............................................. 78
        15.5.       Audit Rights from Prior Agreement.................................. 79
        15.6.       Additional Accounting Methods...................................... 79
        15.7.       Accounting Year; Lease Year........................................ 79

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
        15.8.      Annual Financial Statements......................................... 79

16.     MISCELLANEOUS.................................................................. 80

        16.1.      Quiet Enjoyment..................................................... 80
        16.2.      Time................................................................ 80
        16.3.      County Disclosure and Concessionaire's Waiver....................... 80
                   16.3.1.  Disclosures and Waiver..................................... 80
                   16.3.2.  No Right of Offset......................................... 81
        16.4.      Holding Over Creates Month-to-Month Tenancy......................... 81
        16.5.      Waiver of Conditions or Covenants................................... 81
        16.6.      Remedies Cumulative................................................. 82
        16.7.      Authorized Right of Entry........................................... 82
        16.8.      Place of Payment and Filing......................................... 82
        16.9.      Service of Written Notice or Process................................ 82
        16.10.     Interest............................................................ 84
        16.11.     Captions............................................................ 84
        16.12.     Attorneys' Fees..................................................... 84
        16.13.     Amendments.......................................................... 84
        16.14.     Time For Approvals.................................................. 84
        16.15.     Arbitration......................................................... 84
                   16.15.1.  Selection of Arbitrator................................... 85
                   16.15.2.  Arbitrator................................................ 85
                   16.15.3.  Scope of Arbitration...................................... 85
                   16.15.4.  Immunity.................................................. 86
                   16.15.5.  Section 1282.2............................................ 86
                   16.15.6.  Statements of Position.................................... 87
                   16.15.7.  Written Appraisal Evidence................................ 87
                   16.15.8.  Evidence.................................................. 88
                   16.15.9.  Discovery................................................. 88
                   16.15.10. Decisions of Arbitrators.................................. 88
                   16.15.11. Powers of Arbitrator...................................... 89
                   16.15.12. Costs of Arbitration...................................... 89
                   16.15.13. Appeal.................................................... 89
                   16.15.14. Amendment to Implement Judgment........................... 89
                   16.15.15. Impact of Gross Error Allegations......................... 89
        16.16.     Estoppel Certificates............................................... 90
        16.17.     Indemnity Obligations............................................... 90

17.     DEFINITION OF TERMS; INTERPRETATION............................................ 90

        17.1.      Meanings of Words Not Specifically Defined.......................... 91
        17.2.      Tense; Gender; Number; Person....................................... 91
        17.3.      Business Days....................................................... 91
        17.4.      Parties Represented by Consultants, Counsel......................... 91
        17.5.      Termination for Improper Consideration.............................. 91
        17.6.      Governing Law....................................................... 92


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
        17.7.      Reasonableness Standard............................................. 92

        17.8.      Compliance with Section 25907....................................... 93

EXHIBIT A..............................................................................A-1

EXHIBIT B..............................................................................B-1

                              CONCESSION AGREEMENT
                   FOR WILL ROGERS STATE BEACH PARK RESTAURANT

                   THIS CONCESSION AGREEMENT ("Agreement") is made and entered into as of the 1st day of November, 1997, by and between the COUNTY OF LOS ANGELES ("County"), and SEA VIEW RESTAURANTS, INC., a California corporation ("Concessionaire").

                               W I T N E S S E T H

                   WHEREAS, County has been authorized to exercise the power conferred by California Government Code Section 25907 to contract for concessions and services that are consistent with public park and recreation purposes within Will Rogers State Beach Park pursuant to the provisions of the Joint Powers Agreement Between the City of Los Angeles and the County of Los Angeles Providing for Lifeguard and Maintenance Services to be Rendered by the County on Beaches Located Within the City, dated May 20, 1975 ("Joint Powers Agreement"); and,

                   WHEREAS, in the exercise thereof, County and Concessionaire have agreed, as more specifically provided herein, upon certain terms and conditions in connection with the lease to Concessionaire, for concession purposes, of the "Premises", as hereafter defined;

                   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, agreements and conditions set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto and each of them do agree as follows:

1.      BACKGROUND AND GENERAL.

        1.1. Definitions. For ease of reference, the definitions of many terms contained within this Agreement are set forth in the context in which the term is used. A listing of those defined terms and other definitions not defined in context appears below:

                   1.1.1. "ACCEPTANCE NOTICE" shall have the meaning set forth in subsection 4.1.3.

                   1.1.2. "ACCOUNTING YEAR" shall have the meaning set forth in Section 15.7.

                   1.1.3. "ACTUAL COST" shall mean the cost incurred by County with respect to a particular activity or procedure, including expenditures to third parties and County's overhead and administrative cost, but excluding any mark-up for profit thereon to County.

                   1.1.4.  "ADA" shall have the meaning set forth in
        Section 1.2.

                   1.1.5. "ADMINISTRATIVE CHARGE" shall have the meaning set forth in Section 4.6.

                   1.1.6. "AGGREGATE TRANSFER" shall have the meaning set forth in subsection 4.6.3.

                   1.1.7. "AGREEMENT" shall mean this Concession Agreement for Will Rogers State Beach Park Restaurant.

                   1.1.8. "ANNUAL MINIMUM RENT" shall have the meaning set forth in subsection 4.2.1.

                   1.1.9. "ANTICIPATED COMMENCEMENT DATE" shall have the meaning set forth in subsection 5.8.1.

                   1.1.10. "ANTICIPATED COMPLETION DATE" shall have the meaning set forth in subsection 5.8.1.

                   1.1.11. "APPLICABLE LAWS" shall have the meaning set forth in subsection 1.2.1.

                   1.1.12. "APPROVED FINAL PLANS, SPECIFICATIONS AND COSTS" shall have the meaning set forth in subsection 5.6.1.

                   1.1.13. "AUDITOR-CONTROLLER" shall mean the Auditor-Controller of the County of Los Angeles, California.

                   1.1.14. "AWARD" shall have the meaning set forth in subsection 7.1.3.

                   1.1.15. "BENEFICIAL INTEREST" shall have the meaning set forth in subsection 4.6.4.

                   1.1.16. "BOARD" means the Board of Supervisors for the County of Los Angeles.

                   1.1.17. "BONUS VALUE" shall have the meaning set forth in subsection 7.8.2.

                   1.1.18.  "BUSINESS DAY" shall have the meaning set forth in
        Section 17.3.

                   1.1.19. "BUSINESS INTERRUPTION" shall have the meaning set forth in Article 10.

                   1.1.20. "CALCULATION NOTICE" shall have the meaning set forth in Section 4.7.

                   1.1.21. "CHANGE OF OWNERSHIP" shall have the meaning set forth in subsection 4.6.1.

                   1.1.22. "CHANGE OF CONTROL" shall have the meaning set forth in subsection 4.6.1.

                   1.1.23. "CITY" shall mean the city of Los Angeles, California.

                   1.1.24. "CONCESSIONAIRE" shall mean Sea View Restaurants, Inc., a California corporation and its successors in interest and assigns.

                   1.1.25. "CONCESSIONAIRE SALE PRICE" shall have the meaning set forth in subsection 12.2.4.

                   1.1.26. "CONDEMNATION" shall have the meaning set forth in subsection 7.1.1.

                   1.1.27. "CONDEMNOR" shall have the meaning set forth in subsection 7.1.4.

                   1.1.28. "CONDITIONAL TERMINATION NOTICE" shall have the meaning set forth in subsection 4.1.3.

                   1.1.29. "COUNTY" shall have the meaning set forth in the first paragraph of this Agreement.

                   1.1.30. "COUNTY OFFER TO PURCHASE" shall have the meaning set forth in subsection 12.2.4.

                   1.1.31. "DATE OF TAKING" shall have the meaning set forth in subsection 7.1.2.

                   1.1.32. "DECISION PERIOD" shall have the meaning set forth in subsection 4.1.3.

                   1.1.33. "DEPARTMENT" means the Department of Beaches and Harbors of the County of Los Angeles.

                   1.1.34. "DIRECTOR" means the Director of the Department of Beaches and Harbors of the County of Los Angeles or any successor County officer responsible for the administration of this Agreement.

                   1.1.35. "DISQUALIFICATION JUDGMENT" shall have the meaning set forth in subsection 16.15.15.1.

                   1.1.36. "DOCUMENTED TRANSACTION COSTS" shall have the meaning set forth in subsection 4.8.1.2.

                   1.1.37. "ENCUMBRANCE" shall have the meaning set forth in subsection 13.1.1.

                   1.1.38. "ENCUMBRANCE HOLDER" shall have the meaning set forth in subsection 13.1.1.

                   1.1.39. "EVENTS OF DEFAULT" shall have the meaning set forth in Section 14.1.

                   1.1.40. "EXCESS PERCENTAGE RENT PAYMENT" shall have the meaning set forth in subsection 4.2.2.9.

                   1.1.41.  "EXTENDED TIME" shall have the meaning set forth in
        Section 16.14.

                   1.1.42. "FAIR MARKET RENTAL VALUE" shall have the meaning set forth in subsection 4.4.1.

                   1.1.43. "FINANCING EVENT" shall have the meaning set forth in Section 13.1.

                   1.1.44. "FORCE MAJEURE" shall have the meaning set forth in subsection 5.8.2.

                   1.1.45. "GROSS ERROR" shall have the meaning set forth in subsection 16.15.15.4.

                   1.1.46. "GROSS RECEIPTS" shall have the meaning set forth in subsection 4.2.2.8.

                   1.1.47.  "IMPROVEMENTS" shall have the meaning set forth in
        Section 5.1.

                   1.1.48. "IMPROVEMENT COSTS" shall have the meaning set forth in subsection 4.8.1.1.

                   1.1.49. "INCOME APPROACH" shall have the meaning set forth in Section 7.5.

                   1.1.50. "INITIATING PARTY" shall have the meaning set forth in Section 16.15.

                   1.1.51. "JOINT POWERS AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

                   1.1.52.  "LATE FEE" shall have the meaning set forth in
        Section 4.5.

                   1.1.53.  "LEASE YEAR" shall have the meaning set forth in
        Section 2.1.

                   1.1.54. "MAJOR SUBLEASE" shall have the meaning set forth in subsection 12.1.1.

                   1.1.55. "MAJOR SUBLESSEE" shall have the meaning set forth in subsection 12.1.1.

                   1.1.56. "MONTHLY MINIMUM RENT" shall have the meanings set forth in subsection 4.2.1.

                   1.1.57. "NET AWARDS AND PAYMENTS" shall have the meaning set forth in Section 7.7.

                   1.1.58. "NET PROCEEDS SHARE" shall have the meaning set forth in Section 4.6.

                   1.1.59. "NET REFINANCING PROCEEDS" shall have the meaning set forth in subsection 4.8.5.

                   1.1.60. "NET TRANSFER PROCEEDS" shall have the meanings set forth in subsections 4.8.1 and 4.8.2.

                   1.1.61. "NON-TENANT H.M." shall have the meaning set forth in subsection 1.2.1.

                   1.1.62. "NOTICE OF COMPLETION" shall have the meaning set forth in subsection 5.9.7.

                   1.1.63. "PARKING LOT PARCEL" shall mean that portion of the Premises described as the Parking Lot Parcel on Exhibit A attached hereto.

                   1.1.64. "PARTIAL TAKING" shall have the meaning set froth in Section 7.5.

                   1.1.65. "PAYMENT BOND" shall have the meaning set forth in subsection 5.6.4.2.

                   1.1.66. "PERCENTAGE RENT" shall have the meaning set forth in subsection 4.2.2.

                   1.1.67. "PERFORMANCE BOND" shall have the meaning set forth in subsection 5.6.4.1.

                   1.1.68. "PERMITTED DEDUCTION" shall have the meaning set forth in subsection 4.1.3.

                   1.1.69. "PERMITTED USES" shall have the meaning set forth in Section 3.1.

                   1.1.70. "PREMISES" shall have the meaning set forth in
        Section 1.2, as more particularly described in Exhibit A hereto.

                   1.1.71. "PROPOSED TRANSFER" shall have the meaning set forth in subsection 12.2.4.

                   1.1.72. "PUBLIC WORKS DIRECTOR" shall mean the Director of Public Works Department of the County of Los Angeles.

                   1.1.73. "PURCHASE MONEY NOTE" shall have the meaning set forth in subsection 4.7.2.

                   1.1.74. "RENEGOTIATION PERIOD" shall have the meaning set forth in subsection 4.4.2.

                   1.1.75. "REPLY" shall have the meaning set forth in Section 16.15.5.

                   1.1.76. "RESPONDING PARTY" shall have the meaning set forth in Section 16.15.

                   1.1.77. "RESTAURANT PARCEL" shall mean that portion of the Premises described as the Restaurant Parcel on Exhibit A attached hereto.

                   1.1.78.  "SECTION" means a section of this Agreement.

                   1.1.79. "SHALL" and "WILL" are mandatory and the word "MAY" is permissive.

                   1.1.80.  "STATE" shall mean the State of California.

                   1.1.81. "STATEMENT OF POSITION" shall have the meaning set forth in subsection 16.15.6.

                   1.1.82. "SUBJECT COSTS" shall have the meaning set forth in subsection 4.1.3.

                   1.1.83. "SUBJECT IMPROVEMENTS" shall have the meaning set forth in subsection 4.1.3.

                   1.1.84. "SUBSECTION" means a subsection of a Section of this Agreement.

                   1.1.85. "SUBLEASE" shall have the meaning set forth in subsection 12.1.1.

                   1.1.86. "SUBLESSEE" shall have the meaning set forth in subsection 12.1.1.

                   1.1.87. "SUBSTANTIAL COMMENCEMENT OF CONSTRUCTION" and "SUBSTANTIALLY COMMENCED" shall have the meaning set forth in Section 5.8.

                   1.1.88.  "TERM" shall have the meaning set forth in Section
        2.1.

                   1.1.89. "TIME OF THE ESSENCE" shall have the meaning set forth in Section 16.2.

                   1.1.90. "TRO" shall have the meaning set forth in subsection 5.8.3.1.

                   1.1.91. "UNINSURED LOSS" shall have the meaning set forth in Section 11.2.

                   1.1.92. "UNREASONABLE COUNTY ACTIVITY" shall have the meaning set forth in subsection 5.8.3.2.

                   1.1.93. "USABLE PREMISES" shall have the meaning set forth in Section 3.1.

                   1.1.94. "WRITTEN APPRAISAL EVIDENCE" shall have the meaning set forth in subsection 16.15.7.

        1.2. Premises. County is the authorized contractor for concessions in connection with that certain real property located in the County of Los

Angeles, State of California, more particularly described in Exhibit A, attached hereto and incorporated herein by this reference (the "Premises").

                   1.2.1. As-Is. Concessionaire acknowledges personal inspection of the Premises and has fully evaluated the extent to which the physical condition thereof will affect the rights granted herein. Concessionaire accepts the Premises in their present physical condition and, except as set forth in subsections 3.2.2.5, 11.4.3 and 11.8 of this Agreement, County shall not be responsible for any improvement or alteration thereof.

                   Concessionaire hereby agrees to accept the Premises on an "AS IS WITH ALL FAULTS" basis and that, except as expressly set forth in this Agreement, Concessionaire is not relying on any representation or warranty of any kind whatsoever, express or implied, from County or any other governmental authority or public agency, or their respective agents, as to any matters concerning the Premises, including without limitation: (i) the quality, nature, adequacy and physical condition and aspects of the Premises, including, but not limited to, the structural elements, foundation, roof, protections against ocean damage or sand erosion, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage and utility systems, facilities and appliances, and the square footage of the land and within the improvements and within each space therein, (ii) the quality, nature, adequacy and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Premises, (iv) the development potential of the Premises, and the Premises' use, habitability, merchantability or fitness, or the suitability, value or adequacy of the Premises for any particular purpose, (v) the zoning or other legal status or entitlement or lack thereof of the Premises or any other public or private restrictions on use of the Premises, (vi) the compliance of the Premises with any applicable codes, laws, rules, regulations, statutes, resolutions, ordinances, covenants, conditions and restrictions of County, City, State, the California Coastal Commission and/or any other governmental or quasi-governmental entity ("Applicable Laws") or of any other person or entity (including, without limitation, relevant provisions of the Americans with Disabilities Act ("ADA"), (vii) the presence of any underground storage tank or hazardous materials on, under or about the Premises or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements, (ix) the condition of title to the Premises, and
        (x) the economics of the operation of the Premises. Notwithstanding the foregoing, County represents that it has no "actual knowledge" of the existence of hazardous materials existing in or on the Premises which were not placed therein or thereon by Concessionaire or its predecessor in interest ("Non-Tenant H.M."). For the purposes of the foregoing sentence, "actual knowledge" shall mean the actual knowledge of

        Messrs. Stan Wisniewski, Dennis Heitmann and Roger Moliere as of August 1, 1997, with no duty to investigate the matter.

                   1.2.2. Title. Concessionaire hereby acknowledges the title of County and/or any other public entity or agency having jurisdiction thereover, in and to the Premises, and covenants and agrees never to contest or challenge the extent of said title, except as is necessary to ensure that Concessionaire may occupy the Premises pursuant to the terms and conditions of this Agreement.

        1.3. Concession. For and in consideration of the payment of rentals and the performance of all the covenants and conditions of this Agreement, County hereby grants the concession to Concessionaire, to the extent authorized by Government Code Section 25907 and the Joint Powers Agreement, and Concessionaire hereby leases and hires from County, an exclusive right to possess and use, as concessionaire, those portions of the Premises described in Exhibit A as the "Restaurant Parcel" and the "Parking Lot Parcel", for the Term (as hereinafter defined) and upon the terms and conditions and subject to the requirements (including without limitation those set forth in Sections 3.5 and 3.6 of this Agreement) set forth herein.

2.      TERM.

        2.1. Term. Unless terminated sooner in accordance with the provisions of this Agreement, the term of the concession shall be for a period of twenty (20) years, commencing on November 1, 1997 and expiring at 11:59 p.m. on October 31, 2017 ("Term"). Each twelve month period during the Term, commencing November 1 and ending October 31 of the following calendar year, is referred to herein as a "Lease Year". Concessionaire acknowledges that this Agreement provides Concessionaire with no right to renew or extend this Agreement or the Term upon the expiration of the Term.

        2.2. Holdover. In the event that Concessionaire holds over beyond the Term with the written consent of County, which may be withheld or granted in County's sole and absolute discretion, such holdover shall be from month to month only, shall not be deemed to be a renewal or extension of the Term and shall be at the monthly compensation provided herein.

        2.3. Ownership of Improvements During Term. Concessionaire shall own all structures, buildings or improvements now existing or hereafter constructed by Concessionaire upon the Premises, and all alterations, additions, or betterments made thereto by Concessionaire, until the expiration of the Term or sooner termination of this Agreement.

        2.4. Reversion of Improvements. Upon the expiration of the Term or sooner termination of this Agreement, whether by cancellation, forfeiture or otherwise:

                   2.4.1. County's Election to Receive Improvements. At the election of County, all structures, buildings, improvements and all alterations, additions, and betterments thereto, and all other improvements made to or upon the Premises shall remain upon and be surrendered with the Premises as part thereof and title thereto shall vest in County at the expiration of the Term or earlier termination of this Agreement, without compensation therefor to Concessionaire. Nothing contained herein shall be construed to deny or abrogate the right of Concessionaire, prior to the expiration of the Term or termination of this Agreement, to receive any and all proceeds which are attributable to the Condemnation of business installations, improvements, structures and buildings belonging to Concessionaire immediately prior to the taking of possession by the Condemnor as said rights are set forth in
        Article 7 of this Agreement or to remove any furniture, any fixtures or equipment not intended to be permanently affixed, any signage, any personal property or any ornamental fixtures upon the expiration of the Term or earlier termination of this Agreement or at any time during the Term, subject to Concessionaire's obligations under this Agreement to use the Premises for the Permitted Uses. Notwithstanding anything in this Agreement to the contrary, County shall not obtain title to, or a license to use, the name or trademark "Gladstones" or any variation thereof, at the expiration of the Term or earlier termination of this Agreement.

                   2.4.2. Duty to Remove. The County may give written notice at any time, no later than five (5) years prior to the expiration of the Term or concurrently upon any earlier termination, of County's election to require Concessionaire to remove, at the sole cost and expense of Concessionaire, not later than ninety (90) days after the expiration of the Term or earlier termination of this Agreement, all or substantially all (but in no event less than all or substantially all) of the structures, buildings and improvements of any kind whatsoever placed or maintained on the Premises, whether placed thereon or maintained by Concessionaire or others, including, but not limited to, concrete foundations, pilings, structures and buildings; and if such structures are removed by Concessionaire, then Concessionaire shall, upon the expiration or termination of this Agreement, immediately restore, and quit, and peacefully surrender possession of, the Premises to County in good and usable condition, excepting ordinary wear and tear. If Concessionaire has received written notice of County's election to require Concessionaire to remove improvements hereunder, Concessionaire shall, no later than December 31, 2012, provide County with a letter of credit, bond or other security, in form and amount satisfactory to County, to secure the discharge of Concessionaire's removal and restoration obligations pursuant to this subsection. The ninety (90) day removal period in this subsection may be extended by County to such longer time as is necessary under the circumstances if Concessionaire demonstrates to County such need.

                   2.4.3. County's Right to Remove Improvements. Should Concessionaire fail to so remove said structures, buildings and improvements and restore the Premises, County may sell, remove or demolish the same, in event of which sale, removal or demolition Concessionaire shall reimburse County for any cost or expense thereof in excess of any consideration received by County as a result of such sale, removal or demolition.

                   2.4.4. Duty to Remove Machinery, Etc. Within thirty (30) days after the expiration of the Term or sooner termination of this Agreement, Concessionaire shall in any event remove at its cost and expense such machinery, appliances or fixtures as are not firmly affixed to said structures, buildings and improvements. Should Concessionaire fail to so remove said appliances or fixtures within said period, and said failure continues for ten (10) days after written notice from County to Concessionaire, Concessionaire shall lose all right, title and interest in and thereto, and County may elect to keep the same upon the Premises or to sell, remove, or demolish the same, in event of which sale, removal, or demolition Concessionaire shall reimburse County for its Actual Costs in excess of any consideration received by County as a result of said sale, removal or demolition.

                   2.4.5. Title to Certain Improvements Passes to County; Concessionaire to Maintain. Title to all utility lines, transformer vaults and all other utility facilities constructed or installed by Concessionaire upon the Premises shall vest in County upon construction or installation. Notwithstanding the foregoing sentence, such utility lines, transformer vaults and all other utility facilities, shall be maintained, repaired, and replaced, if and as needed, by Concessionaire during the Term.

3.      USE OF PREMISES.

        3.1. Specific Primary Use. The Premises, excluding any sand portion thereof not paved or otherwise covered with improvements, use of which sand area is subject to Concessionaire obtaining a separate permit in each instance (as so limited, the "Usable Premises") shall be used primarily by Concessionaire for the operation of a first class restaurant (including banquet facilities), snack bar and parking lot, each conforming to the Quality Standards set forth in
Article 6 of this Agreement, as well as other facilities directly related thereto, and for the sale within the Premises of food and beverages, beach equipment and other miscellaneous items of merchandise that are appropriate to recreational use at the beach or for use as souvenirs, provided prior written approval for the sale of anything other than food, beverages and the items listed on Exhibit B hereto has been obtained from Director. Such approval shall not be unreasonably withheld or delayed and such approval shall be deemed withheld if Director fails to grant or deny his or her approval within sixty
(60) days after Director's receipt of a written request from Concessionaire

(collectively, the foregoing shall be referred to herein as the "Permitted Uses"). Except as specifically provided herein, the Premises shall be used for no other purpose without the prior written consent of County. County makes no representation or warranty regarding the continued legality of the Permitted Uses or any of them, and Concessionaire bears all risk of an adverse change in Applicable Laws; notwithstanding the foregoing, in the event that a change in Applicable Laws renders it illegal for Concessionaire to continue to operate a restaurant concession from the Premises, then Concessionaire, within ninety (90) days after such change in law becomes effective, may elect to terminate this Agreement, such termination to be effective upon the date that Concessionaire is required by law to close its restaurant on the Premises. Concessionaire shall have no duty to provide maintenance and/or repairs to areas outside the Usable Premises, except (i) as specifically provided to the contrary in this Agreement,
(ii) as otherwise set forth in Concessionaire's responses (including attachments) dated November 4, 1996 and February 24, 1997 to the Request For Proposals for Concession Agreement released by County published August 7, 1996, and (iii) to comply with the provisions of any Applicable Laws and any permits obtained by Concessionaire in connection with the use of sand areas outside the Usable Premises.

        3.2.       Prohibited Uses.  Notwithstanding the foregoing:

                   3.2.1. Nuisance. Concessionaire shall not conduct or permit to be conducted any private or public nuisance on or about the Premises, nor commit any waste thereon.

                                      3.2.1.1. No rubbish, trash, waste,
                   residue, brush, weeds or undergrowth or debris of any kind or character shall ever be placed or permitted to accumulate upon any portion of the Premises, except in appropriate receptacles intended for such purposes, nor shall any portion of the Premises be maintained so as to render said Premises a fire hazard or unsanitary, unsightly, offensive, or detrimental nor shall any similar activity be permitted on any other portion of the Premises or on any public street or adjacent property.

                   3.2.2. Restrictions and Prohibited Uses. Without expanding upon or enlarging the Permitted Uses of the Premises as set forth in this Agreement, the following uses of the Premises are expressly prohibited:

                                      3.2.2.1. The Premises shall not be used or
                   developed in any way which is inconsistent with any applicable governmental or public agency requirements;

                                      3.2.2.2. The Premises shall not be used or
                   developed in any way in a manner inconsistent with the operation of a first class restaurant and snack bar concession, and parking incidental thereto, conforming to the Quality Standards. Without limiting the foregoing, the Premises may be used for the Permitted Uses, but no part of the Premises shall be used by Concessionaire or any licensee, invitee or customer thereof, for any adult entertainment purposes, as such term refers to graphic, explicit and/or obscene depictions of sexual activity;

                                      3.2.2.3. No improvement on the Premises
                   shall be permitted to fall into disrepair and all improvements shall at all times be kept in first class condition and repair consistent with the restaurant on the Premises and its theme (including, without limitation, substantially free of the presence of wood-destroying pests and organisms) and adequately painted or otherwise finished;

                                      3.2.2.4. Except as inherent and common to
                   normal and customary restaurant operations of the quality required herein, no condition shall be permitted to exist upon the Premises which shall induce, breed or harbor infectious plant diseases, rodents, or noxious insects and Concessionaire shall take such measures as are appropriate to prevent any conditions from existing on the Premises which create a danger to the health or safety of those employees working at or patronizing the Premises and/or that portion of Will Rogers State Beach Park adjacent to the Premises;

                                      3.2.2.5. Without the prior written
                   approval of Director, no antennae or other device for the transmission or reception of television signals or any other form of electromagnetic radiation shall be erected, used or maintained by Concessionaire outdoors above ground on any portion of the Premises, whether attached to an improvement or otherwise; provided, however, Concessionaire acknowledges that, as disclosed in the Request For Proposals dated August 7, 1996, published by County, and as described in Section
                   11.8 hereof, County is negotiating with certain parties toward the installation of a cellular telephone antenna and related improvements on a portion of the Premises. County shall use reasonable efforts to cause such cellular antenna and related improvements to be kept in good condition and operation and shall not allow same to interfere unreasonably with the normal and customary operation of a restaurant. Provided however, notwithstanding the foregoing, County agrees that Concessionaire may utilize its own antennae and equipment to bring to the Premises audio and visual entertainment for the customers of the restaurant, subject to Concessionaire having obtained all necessary governmental approvals for its antennae and equipment, and all approvals required hereunder.

                                      3.2.2.6. No tools, equipment, or other
                   structure designed for use in boring for water, oil, gas or other subterranean minerals or other substances, or designed for use in any mining operation or exploration, shall hereafter be erected or placed upon or adjacent to the Premises, except as is necessary to allow Concessionaire to perform its maintenance and repair obligations pursuant to this Agreement; and,

                                      3.2.2.7. No adverse environmental
                   condition in violation of Applicable Laws shall be permitted to exist on any portion of the Premises, nor shall any toxic or hazardous wastes be permitted to be generated, treated, stored, disposed of, or otherwise deposited in or on or allowed to emanate from the Premises or any portion thereof, including, without limitation, into the surface waters and subsurface waters thereof; provided, however, that toxic or hazardous substances may be stored or used, so long as such storage and use is (a) ancillary to the ordinary course of business of an otherwise Permitted Use with the intent that such substances will be used in the ordinary course of business, and (b) conducted in compliance with all applicable laws, statutes, ordinances, rules and regulations of any local, state or federal governmental body.

        3.3. Active Public Use. The parties acknowledge that the ultimate objective of this Agreement is the complete and continuous use of the Premises by and for the benefit of the public, without discrimination as to race, gender or religion, along with the generation and realization of revenue therefrom. Accordingly, Concessionaire agrees and covenants that it will operate the Premises fully and continuously toward the end that the public may enjoy maximum benefits from the Premises and that it will use commercially reasonable efforts so that County may obtain maximum revenue therefrom as contemplated by this Agreement. In the event of any dispute or controversy relating hereto, this Agreement shall be construed with due regard to the aforementioned objectives. However, nothing herein shall require the Premises to be open twenty four (24) hours per day or during such hours as comparable restaurants are not normally open and Concessionaire may, to the extent necessary, close the restaurant to make necessary repairs, renovations or to comply with Applicable Laws.

        3.4. Non-Interference. Concessionaire shall not interfere with the public use of or access to Will Rogers State Beach Park.

        3.5. Parking. Concessionaire shall permit both restaurant patrons and the general public to park motor vehicles on the Parking Lot Parcel. Such parking shall at all times be permitted on an unreserved, "first come, first served" basis. Parking charges for the general beachgoing public for any given period shall not exceed those charged by County for the same period in its other lots serving Will Rogers State Beach Park but Concessionaire may, notwithstanding the foregoing, charge restaurant patrons whatever parking charges it may deem appropriate from time to time. If said parking charges by County at Will Rogers State Beach Park fall below two dollars ($2.00) per day during the summer season, Concessionaire shall have the right within sixty (60) days after such reduction in price to notify County in writing that it wishes to reopen negotiations with County as to the Percentage Rent to be paid pursuant to
Section 4.2.2.4 hereof. In such event, County and Concessionaire agree to negotiate in good faith as to whether an adjustment in the parking percentage rental is appropriate because of such price reduction.


        3.6. Days of Operation. The Premises shall be open every day of the year. Any changes in the days and/or hours of operation shall be subject to the written approval of County. Provided, however, Concessionaire may close the restaurant for up to four (4) days per calendar year on days which Concessionaire believes are appropriate.

        3.7. Signs and Awnings. Any and all art, displays, identifications, monuments, awnings and advertising signs which are placed on, or are visible from, the exterior of the Premises shall be only of such size, design, wording of permanent signs and color as shall have been specifically submitted to and approved by County, whether pursuant to Article 5 or this Agreement or otherwise, in writing, prior to the erection or installation of said art, sign, display, identification, monument, awning or advertising sign. Such art, sign, display, identification, monument, awning or advertising signage shall be limited to those which advertise either the on-site concession or the public access to the Premises.

        3.8. Compliance with Regulations. Concessionaire shall comply with all Applicable Laws and shall pay for and maintain any and all licenses and permits related to or affecting the use, operation, maintenance, repair or improvement of the Premises.

        3.9. Rules and Regulations. Concessionaire agrees to comply with such other rules and regulations governing the use and occupancy of the Premises as may be promulgated by County from time to time for general applicability to (i) restaurants, (ii) parking lots and (iii) other operations conducted on the Premises and delivered in writing to Concessionaire.

        3.10. Reservations. Concessionaire expressly agrees that this Agreement and all rights hereunder shall be subject to all prior encumbrances, reservations, licenses, easements and rights of way existing as of the date hereof or otherwise referenced in this Agreement in, to, over or affecting the Premises for any purpose whatsoever, including without limitation the Caltrans right of way affecting a portion of the Premises, and to those placed on it by Concessionaire or Concessionaire's predecessor-in-interest.

        Without limiting the foregoing, Concessionaire expressly agrees that this Agreement and all rights hereunder shall be subject to all matters of record and the right of County or City, as their interests may appear, to install, construct, maintain, service and operate sanitary sewers, fire access roads, storm drains, drainage facilities, life guard towers and facilities, electric power lines, telephone lines and access and utility easements, together with the right of County or the City of Los Angeles to convey such easements and transfer such rights to others. County in its governmental capacity shall have the right to install and maintain a life guard tower and related equipment for safety purposes on the beach portion of the Premises and/or the public beach adjoining the Premises.

4.      PAYMENTS TO COUNTY.

        4.1. Net Agreement. The parties acknowledge that the payments to be made by Concessionaire under this Agreement are intended to be absolutely net to County. The rent and other sums to be paid to County hereunder are not subject to any demand, set-off or other withholding. Except as specifically set forth herein, Concessionaire shall be solely responsible for all capital costs (including, without limitation, all structural and roof repairs or replacements) and operating expenses attributable to the operation and maintenance of the Premises, including without limitation the parking areas included within the Premises.

                   4.1.1. Utilities. In addition to the rental charges as herein provided, Concessionaire shall pay all utility and service charges for furnishing water, power, sewage disposal, light, telephone service, garbage and trash collection and all other utilities and services, to said Premises.

                   4.1.2. Taxes and Assessments. Concessionaire agrees to pay before delinquency all lawful taxes, assessments, fees, or charges which at any time may be levied by the State, County, City or any tax or assessment levying body upon any interest in this Agreement (treated for this purpose as if this Agreement were a lease) or any possessory right which Concessionaire may have in or to the Premises covered hereby or to the improvements thereon for any reason, as well as all taxes, assessments, fees, and charges on goods, merchandise, fixtures, appliances, equipment, and property owned by it in, on or about the Premises.

                   The parties acknowledge that the Premises are and shall continue to be subject to possessory interest taxes, and that such taxes shall be paid by Concessionaire. This statement is intended to comply with Section
107.6 of the Revenue and Taxation Code. Concessionaire shall include a statement in all Subleases to the effect that the interests created therein may also be subject to possessory interest taxes, and that the Sublessee shall be responsible for any and all possessory interest taxes on the Sublessee's interest; however, Concessionaire acknowledges that the payment of such possessory interest taxes is the ultimate responsibility of Concessionaire.

                   4.1.3. Certain Capital Improvements. In the event that subsequent to October 31, 2012 Concessionaire is required to make a capital expenditure for physical improvements to the Premises to comply with an Applicable Law enacted after the date of this Agreement whose mandatory performance date is after October 31, 2012, then if the cost to be expended by Concessionaire exceeds an amount determined by multiplying Ten Thousand Dollars ($10,000) by the number of months remaining in the Term following the anticipated completion of such Improvements ("Subject Costs"), Concessionaire may either (x) elect to make such expenditures in accordance with this Agreement and fulfill its obligations to repair and maintain the Premises whereupon this Agreement will remain in full force and effect as if this provision did not exist or (y) send County a notice ("Conditional Termination Notice") advising County of the anticipated Subject Costs and the useful life of the Improvements which are to be paid by the Subject Costs ("Subject Improvements") and advising County that Concessionaire will only be willing to perform the Subject Improvements for the Subject Costs if County agrees that the Subject Costs will be amortized over the useful life of the Subject Improvements (or, when appropriate, each separately functioning component of the Subject Improvement) with County agreeing that Concessionaire may deduct, over the balance of the Term of this Agreement, from the amounts that become due and owing hereunder that portion of the Subject Costs which is attributable to the useful life falling outside the Term ("Permitted Deduction"). Within thirty (30) days of County's receipt of the Conditional Termination Notice ("Decision Period"), County may send Concessionaire a notice ("Acceptance Notice") agreeing that Concessionaire may make the Subject Improvements for the Subject Costs and consenting to the Permitted Deduction whereupon Concessionaire will fulfill its obligations to repair and maintain the Premises in accordance with this Agreement and this Agreement will remain in full force and effect with Concessionaire having the right to make Permitted Deduction. If County does not timely send the Acceptance Notice to Concessionaire, this Agreement will terminate on the later of (i) the last day the restaurant is permitted by Applicable Laws to operate on the Premises without having made the capital expenditure for physical improvements described above (but not beyond the end of the Term hereof) or (ii) six (6) months after the end of the Decision Period. In the event that County does not send the Acceptance Notice to Concessionaire, Concessionaire will promptly confirm in writing to County the anticipated termination date of this Agreement; if said termination date is more than six (6) months after the date of such confirmation notice, County shall have the right to terminate this Agreement upon sixty (60) days prior written notice to Concessionaire at any time thereafter. To the extent that the amount of the Permitted Deduction would exceed the amount that Concessionaire would otherwise have been obligated to pay to County for the remainder of the Term, Concessionaire shall have the right to terminate this Agreement by sending the Conditional Termination Notice but County may only send the Acceptance Notice if such notice is accompanied by a check equal to the amount by which the Permitted Deduction exceeds the amounts that Concessionaire would otherwise have been obligated to pay County for the remainder of the Term.

        4.2. Rental Payments. Throughout the Term, for the concession and use granted herein, Concessionaire shall pay County a monthly amount equal to the greater of (a) Monthly Minimum Rent and (b) Percentage Rent.

                   4.2.1. Annual Minimum Rent and Monthly Minimum Rent. As more specifically provided herein, the minimum rent payable to County during each year of the Term ("Annual Minimum Rent") shall be the sum of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00). Annual Minimum Rent shall be payable by Concessionaire to County on a monthly basis. "Monthly Minimum Rent" shall be computed by dividing Annual Minimum Rent by twelve (12). Initially, Monthly Minimum Rent shall be sum of One Hundred Forty Five Thousand Eight Hundred Thirty Three and 33/100 Dollars ($145,833.33) per month; notwithstanding the foregoing, for the period of time beginning upon the commencement of the Term and expiring upon the earlier of (a) the completion of the Improvements described in Section 5.1 hereof and (b) April 30, 1998, Monthly Minimum Rent shall be the sum of Seventy Two Thousand Nine Hundred Sixteen and 66/100 Dollars ($72,916.66) per month. Concessionaire has elected to complete the Improvements in two stages, commencing November 1, 1997 and November 1, 1998, respectively, and to receive the six months of reduced Monthly Minimum Rent described in the preceding sentence in two installments, the first commencing on November 1, 1997 and expiring on the earlier of completion of the Improvements or January 31, 1998 and if the Improvements have not been completed by January 31, 1998, the second commencing November 1, 1998 and expiring on the earlier of completion of the Improvements or January 31, 1999. In no event shall the January 31, 1998 and January 31, 1999 expiration dates for the reduced Monthly Minimum Rent set forth in the preceding two sentences be extended, regardless of any delays in the commencement or completion of the Improvements pursuant to Article 5 of this

        Agreement; provided, however, that Concessionaire may, to the extent commercially reasonable, work to complete the Improvements during times other than the three (3) month periods expiring January 31, 1998 and January 31, 1999, respectively.

                   4.2.2. Percentage Rent. For the purposes of this Agreement, "Percentage Rent" for any given month or year shall be defined as the sum of the following amounts:

                                      4.2.2.1. Food. Ten Percent (10%) of
                   Concessionaire's Gross Receipts derived from the sale of food and non-alcoholic beverages from the Premises;

                                      4.2.2.2.  Alcoholic Beverages.  Twelve
                   Percent (12%) of Concessionaire's Gross Receipts derived from the sale of alcoholic beverages from the Premises;

                                      4.2.2.3. Merchandise. Twelve Percent (12%)
                   of Concessionaire's Gross Receipts derived from the sale of miscellaneous items of merchandise, including souvenirs, and beach equipment (1) from the Premises or (2) from outside the Premises if the words "MALIBU" or "SUNSET" are used in conjunction with the word "Gladstones";

                                      4.2.2.4.  Parking. Twelve Percent (12%) of
                   Concessionaire's Gross Receipts derived from the parking of motor vehicles (including valet parking) on the Premises; and,

                                      4.2.2.5. Other Activities. Twelve Percent
                   (12%) of Concessionaire's Gross Receipts derived from particular activities not otherwise provided for above, including but not limited to the sale of goods and services via television, mail order and/or the internet or similar electronic communications networks, originating (1) from the Premises or (2) from outside the Premises unless specifically identified with another Gladstone's site (e.g. Citywalk or Marina del Rey) and Twenty-five Percent (25%) of all fees, charges, commissions, money, cash receipts or other things of value received and retained by Concessionaire arising from sales from all vending machines, public telephones, stamp machines and the like located within or upon the Premises;

                                      4.2.2.6. If County or Concessionaire
                   determine that a percentage of Gross Receipts is not suitable or applicable for a particular activity not described in subsections 4.2.2.1 through 4.2.2.4 above, although permitted hereunder, County and Concessionaire shall mutually establish a minimum monthly payment to County as payment for the privilege of engaging therein. Said minimum monthly amount shall be included in Percentage Rent, as determined hereunder, in lieu of a percentage of Gross Receipts therefor.

                                      4.2.2.7. Accounting Records and
                   Procedures. Concessionaire agrees to the recordkeeping and accounting procedures, as well as the inspection and audit rights granted to County, set forth in Article 15 of this Agreement.

                                      4.2.2.8. Gross Receipts. Except as herein
                   provided, the term "Gross Receipts" as used in this Agreement means all money, cash receipts, or other things of value, including but not limited to gross charges, sales, rentals, fees and commissions made or earned by Concessionaire and/or all its assignees, Sublessees, licensees, permittees or concessionaires, whether collected or accrued from any business, use, occupation or any combination thereof, originating, transacted, or performed in whole or in part, on the Premises, including but not limited to rentals, the rendering or supplying of services and the sale of goods, wares or merchandise.

                                            (1) Except as otherwise set forth
                   herein, there shall be no deduction from Gross Receipts for any overhead or cost or expense of operation, such as, without limitation, salaries, wages, costs of goods, interest, debt amortization, rent credit, collection costs, discounts from credit card operations, insurance and taxes.

                                            (2) Gross Receipts shall not include
                   direct taxes imposed upon the consumer and collected therefrom by Concessionaire such as, without limitation, retail sales taxes, excise taxes, or related direct taxes paid periodically by Concessionaire to a governmental agency accompanied by a tax return statement.

                                            (3) Gross Receipts reported by
                   Concessionaire and its Sublessees, assignees, licensees, concessionaires and permittees must include the usual charges for any services, goods, rentals or facilities provided by Concessionaire or its Sublessees, assignees, licensees, concessionaires or permittees. Bona fide bad debts actually incurred by Concessionaire may be deducted from Gross Receipts; however, there shall be no deduction for bad debts based on past experience or transfer to a bad debt reserve. Subsequent collection of bad debts previously not reported as Gross

                   Receipts shall be included in Gross Receipts at the time they are collected.

                                      (4) Gross Receipts shall not include any
                   of the following items:

                                      a. goods returned to suppliers or which
                                      are delivered for resale (as opposed to
                                      delivery) to another store of
                                      Concessionaire or to a warehouse of
                                      Concessionaire or to any retailers without profit to Concessionaire, where such returns or deliveries are made solely for the convenient operation of the business of Concessionaire and not for the purpose of consummating a sale made in, about or from the Premises;

                                      b. an amount equal to the cash refunded or credit allowed on merchandise returned by customers and accepted by Concessionaire, or the amount of cash refunded or credit allowed thereon in lieu of
                                      Concessionaire's acceptance thereof, but only to the extent that the sales relating to such merchandise were made in, about or from the Premises; provided that whenever Concessionaire accepts a credit slip as payment for goods or services, the amount of credit shall be included in Gross Receipts.

                                      c. sales of fixtures, equipment or
                                      property which are not Concessionaire's
                                      stock in trade;

                                      d. the imputed value in excess of the
                                      amounts charged by Concessionaire to its employees for meals provided to such employees at no profit to Concessionaire, where such meals are part of the terms of employment;

                                      e. the imputed value in excess of the
                                      amounts charged by Concessionaire for
                                      charitable meals at no profit to
                                      Concessionaire, not to exceed three
                                      percent (3%) of Gross Receipts in any
                                      particular month;

                                      f. receipts from insurance claims;

                                      g. tips, gratuities or service charges
                                      given by restaurant patrons to
                                      Concessionaire's agents, employees or
                                      servants, whether automatically added to the customer's bill or given by the patron separate and apart from the bill.

                                      4.2.2.9. Excess Payments Credit. If rent
                   payments actually made by Concessionaire in a particular Lease Year exceed the total rentals actually due for that year as computed on an annual basis, Concessionaire shall be permitted to credit that excess amount ("Excess Percentage Rent Payment") against the succeeding monthly installments of Percentage Rent otherwise due under this Section 4.2 until such time as the entire Excess Percentage Rent Payment has been recouped. If Concessionaire makes an Excess Percentage Rent Payment in the final Lease Year of the Term, County shall refund such amount to Concessionaire within ninety (90) days of the expiration of the Term.

                                      4.2.2.10. Effect of Sublessee, etc. Doing
                   Business. Where any Sublessee, licensee, or permittee is conducting any business or engaged in any use or occupation, or any combination thereof, of a portion, but not all or substantially all, of the Premises, Concessionaire shall, with respect to each, report whichever of the following results in the greater Percentage Rent to County, in accordance with the appropriate subsections of this Section:
                   (1) the Gross Receipts of each Sublessee; or (2) Concessionaire's Gross Receipts from each Sublessee.

                                      4.2.2.11. Interest; Etc.. Interest,
                   service or late charges collected in conjunction with a transaction, sale or activity of Concessionaire or Sublessee shall be reported in the same percentage category as the transaction, sale or activity is reported.

                                      4.2.2.12. Percentage Rent Does Not Affect
                   Permitted Uses. It is understood and acknowledged by Concessionaire that Section 3.1 of this Agreement sets forth the Permitted Uses of the Premises by Concessionaire; thus, the Percentage Rent categories listed in subsection 4.2.2 are not all necessarily applicable to this Agreement and are in no way intended to expand the Permitted Uses.

        4.3. Adjustments to Annual Minimum Rent. Annual Minimum Rent shall be adjusted as of the sooner to occur of (i) the first day of the first month following the third anniversary of the filing of the Notice of Completion, and (ii)

May 1, 2001; thereafter, Annual Minimum Rent shall be adjusted as of the third anniversary of each adjustment date. Until the Renegotiation Date provided in
Section 4.4 hereof, the Annual Minimum Rent shall be adjusted as of each adjustment date to the amount which equals seventy five percent (75%) of the average of the total annual rent due (including Monthly Minimum Rent and Percentage Rent) from Concessionaire to County under Section 4.2 of this Agreement during the thirty six (36) month period immediately preceding the adjustment; provided, however, that (a) in no event shall any adjustment of Annual Minimum Rent pursuant to this Section 4.3 result in a decrease in Annual Minimum Rent payable by Concessionaire to County, and (b) the aforementioned thirty six (36) month period shall be adjusted to exclude any portion of the Term in which the Monthly Minimum Rent is the sum of Seventy Two Thousand Nine Hundred Sixteen and 66/100 Dollars ($72,916.66) per month as provided in subsection 4.2.1.

        4.4. Renegotiation of Annual Minimum and Percentage Rents. Effective November 1, 2007 (the "Renegotiation Date"), the Annual Minimum Rent and Percentage Rent shall be readjusted to the greater of (1) the amount of Annual Minimum Rent and Percentage Rent due, as provided hereunder, with respect to the twelve months immediately preceding the Renegotiation Date, and (2) the Fair Market Rental Value (as defined below) of the Premises.

                   4.4.1. Fair Market Rental Value. As used herein, "Fair Market Rental Value" shall mean, as of the Renegotiation Date, the fair market rent (including an annual minimum rent), expressed as respective percentages of Gross Receipts in accordance with the categories enumerated in subsection 4.2.2 (except as to the specific percentages provided as of the date of this Agreement), which the Premises (with any and all improvements existing thereon deemed to be owned by County as of the Renegotiation Date) would bring, on an absolute net basis, taking into account the Permitted Uses and all of the other terms, conditions and covenants of this Agreement (except for Article 5 hereof), if exposed for lease for a reasonable time on an open and competitive market to a concessionaire for the purpose of operating and maintaining a first-class restaurant on the Premises consistent with the Quality Standards while preserving and encouraging public access to and use of the Premises, where County and the respective concessionaire are dealing at arms length and neither is under abnormal pressure to consummate the transaction.

                   4.4.2. Renegotiation Period. Not more than one (1) year nor less than nine (9) months prior to the Renegotiation Date, Concessionaire shall deliver to County written notice setting forth Concessionaire's determination of the Fair Market Rental Value of the Premises. Concessionaire's notice shall include a list of comparable properties and/or any appraisals which it has utilized in its determination, together with such other information regarding such competitive properties or the

        Premises as Concessionaire deems relevant or as may be reasonably requested by County. Within sixty (60) days after receipt of Concessionaire's notice, if County disagrees with Concessionaire's determination, County shall deliver to Concessionaire written notice of such disagreement, together with County's determination of Fair Market Rental Value and a list of comparable properties and/or any appraisals which it has utilized in its determination, together with such other information regarding such comparable properties or the Premises as County deems relevant or as may be reasonably requested by Concessionaire, to the extent available to County. If Concessionaire fails to deliver such notice within the aforementioned period and such failure continues for fifteen (15) days after receipt of written notice from County, then County shall submit its determination of Fair Market Rental Value to Concessionaire, and Concessionaire shall have fifteen
        (15) days to deliver to County written notice of Concessionaire's agreement or disagreement with County's determination. If Concessionaire fails to deliver notice of such disagreement, then County's determination of Fair Market Rental Value shall be binding on Concessionaire as of the Renegotiation Date.

                   4.4.3. Negotiation of Fair Market Rental Value. If County (or Concessionaire, as the case may be) does so notify Concessionaire (or County, as the case may be) of its disagreement as provided in subsection 4.4.2, County and Concessionaire shall have sixty (60) days from the end of the applicable response period in which to agree upon the Fair Market Rental Value for the Premises. County and Concessionaire shall negotiate in good faith during said sixty (60) day period. If the parties do so agree, they shall execute an amendment to this Agreement setting forth the Fair Market Rental Value so jointly determined, to be effective upon the Renegotiation Date. During the period of negotiation, Concessionaire shall abide by all of the terms and conditions of this Agreement, including but not limited to the obligation to pay to County Annual Minimum Rent and Percentage Rent.

                   4.4.4. Arbitration. If County and Concessionaire fail to reach agreement during the sixty (60) day period set forth in subsection 4.4.3, then, unless the parties agree otherwise, the Fair Market Rental Value of the Premises shall be determined by arbitration as set forth in
        Section 16.15 of this Agreement and the parties shall execute an amendment to this Agreement setting forth the Fair Market Rental Value as determined by arbitration. In order to determine the Fair Market Rental Value of the Premises, the arbitrator shall take into consideration all of the terms, conditions and covenants of this Agreement (except for Article 5 hereof), the franchise value, earning power and all of the factors and data relating to such value required or proper to be considered in determining the fair rental value of leaseholds under the laws of eminent domain in the State of California. During the period of arbitration, Concessionaire shall abide by all of the terms and conditions of this Agreement, including but not limited to the obligation to pay to County Annual Minimum Rent and Percentage Rent.

                   4.4.5. Retroactivity. In the event that, pursuant to subsections 4.4.3 or 4.4.4 hereof, the parties execute an amendment to this Agreement setting forth the Fair Market Rental Value and the Annual Minimum Rent, such amendment, if executed prior to the Renegotiation Date, shall be effective as of the Renegotiation Date; if executed after the Renegotiation Date, such amendment shall be retroactive to the Renegotiation Date. In the event that such amendment is executed after the Renegotiation Date, then, within seven (7) days after the execution of the Amendment by County, Concessionaire shall pay to County, or County shall credit to Concessionaire, the difference, if any, between
        (a) such Fair Market Rental Value for the Premises and (b) the actual Annual Minimum Rent and Percentage Rent paid by Concessionaire to County, for the period of time from the Renegotiation Date until the date of such payment. Concessionaire (with respect to overpayments) or County (with respect to underpayments) shall further be entitled to interest on each portion of such payment from each date on which the applicable rental payments were payable under this Agreement to the date paid or credited, whichever is applicable, at the following rates:

                   (1) the interest rate applicable to the first six (6) months following the Renegotiation Date shall be equal to the average daily rate for the funds held and invested by the Treasurer and Tax Collector of Los Angeles County during that period, computed by the Auditor-Controller; and,

                   (2) the interest rate applicable to any period of time in excess of six (6) months following the Renegotiation Date shall be the average prime rate of interest published in the Wall Street Journal plus three percent (3%) for the period between the date which is six (6) months after the Renegotiation Date and the date of payment.

        4.5. Payment and Late Fees. Payment of Monthly Minimum Rent shall be made to County in advance, on or before the first day of each calendar month of the Term. Percentage Rent due for such month, if any, shall be paid to County, in arrears, on or before the fifteenth day of the calendar month following each month of the Term calculated as follows: the Concessionaire shall calculate the total Percentage Rent for the Lease Year owed to County as of the end of each month; it shall deduct from said amount the total Monthly Minimum Rent and Percentage Rent paid to County for the period ending on the same date; if the resulting amount is a positive number, Concessionaire shall pay that amount to County; if that amount is a negative number, no Percentage Rent shall be paid to County that month but nevertheless the Monthly Minimum Rent shall be paid every month of the Term hereof. Payment may be made by check or draft issued and payable to The County of Los Angeles, and mailed or otherwise delivered to the Department of Beaches and Harbors, Los Angeles County, 13483 Fiji Way, Trailer No. 2, Marina del Rey, California 90292. In the event any payment is not made on or before the date due, Concessionaire acknowledges that County will experience additional management, administrative and other costs that are impracticable or extremely difficult to determine. Therefore, a fee ("Late Fee") of six percent (6%) of the unpaid amount shall be added to any amount unpaid when due; provided, however, that once in any calendar year if Concessionaire does not make its minimum monthly payment when due, County shall give written notice thereof to Concessionaire and Concessionaire shall pay the amount due within one (1) business day after delivery of such notice; in that event (and only that event) the Late Fee will be due and payable if the amount due is not paid by the end of said one (1) business day period. Any unpaid rent due shall bear interest at one and one-half percent (1 1/2%) per month computed from the due date, compounded monthly, until paid. Concessionaire acknowledges that such Late Fee and interest shall be applicable to all identified monetary deficiencies under this Agreement.

        4.6. Changes of Ownership and Financing Events. Except as otherwise provided in this Section 4.6, each time Concessionaire proposes either (a) a Change of Ownership or (b) a Financing Event, County shall be paid (1) an Administrative Charge equal to the Actual Cost incurred by County in connection with its review and processing of said Change of Ownership or Financing Event, including without limitation the cost of investigating the acceptability of the proposed transferee or lender as well as any and all other reasonable administrative, financial, economic, accounting and/or legal costs and fees (including without limitation the reasonable value of services provided by in-house counsel, lease administrators and/or lease auditors) incurred or expended in connection with any such proposed Change of Ownership or Financing Event ("Administrative Charge") and (2) in the event County approves such proposed Change of Ownership or Financing Event and such transaction is consummated, a Net Proceeds Share; provided, however, that in the event County disapproves a proposed Change of Ownership or Financing Event, the Administrative Charge shall not exceed Thirty Thousand and 00/100 Dollars ($30,000) and, in the event County approves a Change of Ownership or Financing Event, that portion, if any, of the Administrative Charge that exceeds Thirty Thousand and 00/100 Dollars ($30,000) shall be paid out of, and shall reduce, the Net Proceeds Share. "Net Proceeds Share" shall mean the applicable amount determined pursuant to Section 4.8 of this Agreement. Changes of Ownership and Financing Events are further subject to County approval as provided in Articles 12 and 13 of this Agreement.

                   4.6.1. Change of Ownership. "Change of Ownership" shall mean
        (a) any transfer by Concessionaire of a five percent (5%) or greater direct ownership interest in this Agreement or in any Major Sublease,
        (b) Concessionaire's granting of a Major Sublease and (c) any transaction or series of related transactions not described in subsections 4.6.1(a) or
        (b) which constitute an Aggregate Transfer of fifty percent (50%) or more of the beneficial interests in, or a Change of Control of, Concessionaire, this Agreement or a Major Sublease. For the purposes of this Agreement, "Change of Control" shall refer to a transaction whereby the transferee acquires a beneficial interest in Concessionaire, this Agreement or a Major Sublease which brings its cumulative beneficial interest in Concessionaire, this Agreement or a Major Sublease, as appropriate, to over fifty percent (50%).

                   4.6.2. Excluded Transfers. Notwithstanding anything to the contrary contained in this Agreement, Changes of Ownership resulting from the following transfers shall not be deemed to create an obligation to pay County an Administrative Charge or a Net Proceeds Share, nor shall County have any discretion under Articles 12 and 13 of this Agreement to disapprove such transfers:

                                      4.6.2.1. a transfer to a spouse in
                   connection with a property settlement agreement or decree of dissolution of marriage or legal separation;

                                      4.6.2.2. a transfer, directly or through
                   any trust, by way of gift, devise, intestate succession or operation of law for the benefit of any member or members of the transferor's immediate family (which for the purposes of this subsection shall be limited to the transferor's spouse, children, parents, siblings and grandchildren);

                                      4.6.2.3. a transfer of a beneficial
                   interest resulting from public trading in the stock or securities of an entity, where such entity is a corporation whose stock is traded publicly on a national stock exchange or is traded in the over-the-counter market and whose price is regularly quoted in recognized national quotation services; provided, however, that this exclusion shall not apply to a single transaction or series of related transactions whereby fifty percent (50%) or more of the beneficial interests in such entity are transferred, or which otherwise effects a Change of Control in such entity;

                                      4.6.2.4. a mere change in the form, method
                   or status of ownership; it shall not include a transfer between or among individuals and/or entities controlled by such individuals, provided that this exclusion shall not apply to a single transaction or series of related transactions whereby an Aggregate Transfer of fifty percent (50%) or more of the beneficial interests in Concessionaire, this Agreement or a Major Sublease has occurred;

                                      4.6.2.5.  any transfer resulting from a
                   Condemnation by County; or,

                                      4.6.2.6. any transfer of the beneficial
                   interest in Concessionaire currently held by Bank of America and its affiliates; provided, however, that (1) such transfer is consummated prior to November 1, 1997, (2) such transfer is effected at a net loss to Bank of America and/or its affiliates (without taking into account prior writedowns of any debt extended to Concessionaire by Bank of America or its affiliates), and (3) the transfer of the beneficial interest is made to one or more of the existing persons or entities currently holding beneficial interests in Concessionaire.

                   4.6.3. Aggregate Transfer. "Aggregate Transfer" shall refer to the total percentage of the shares of stock, partnership interests, membership interests or any other equity interests (which constitute beneficial interests in Concessionaire, this Agreement or a Major Sublease, as appropriate) transferred in all transactions (other than those enumerated in subsection 4.6.2) occurring since the later of (a) the execution by Concessionaire of this Agreement or a Major Sublease, as appropriate, or (b) the most recent Change of Ownership upon which an Administrative Charge was paid to County.

                   4.6.4. Beneficial Interest. As used in this Agreement, the "beneficial interest," "beneficial interest in this Agreement," or "beneficial interest in a Major Sublease" shall refer to the interests of the natural persons who comprise the ultimate owner or owners of Concessionaire's interest in this Agreement or a Major Sublease, or a Major Sublessee's interest in a Major Sublease, whichever is appropriate, regardless of the form of such ownership and regardless of whether such interests are owned through corporations, trusts, partnerships, limited liability companies or layers thereof; provided, however, that if an entity with an ownership interest in the Agreement or a Major Sublease is a partnership, corporation or limited liability entity (a) whose beneficial interest in this Agreement or a Major Sublease, whichever is appropriate, comprises less than fifteen percent (15%) of its total assets or (b) in which no ten (10) shareholders, partners or members together own more than thirty percent (30%) of the partnership interests, shares, membership interests or other equity interests in the entity, then for the purposes of Sections 4.6 through
        4.8 hereof, the entity itself shall be deemed to be the ultimate owner of the beneficial interest in this Agreement or a Major Sublease, as appropriate, and the owners of such entity shall not be treated as the ultimate owners of such beneficial interest.

                                      4.6.4.1.  Interests Held By Entities.
                   Except as otherwise provided herein, an interest in Concessionaire, this

                   Agreement or a Major Sublease held or owned by a partnership, limited liability company, corporation or other entity shall be treated as owned by the partners, members, shareholders or other equity holders of such entity in proportion to their respective equity interests, determined by reference to the relative values of the interests of all partners, members, shareholders or other equity holders in such entity. Where more than one layer of entities exists between Concessionaire or a Major Sublessee, as appropriate, and the ultimate owners, then the foregoing sentence shall be applied successively to each such entity in order to determine the ownership of the beneficial interests in Concessionaire, this Agreement or a Major Sublease, as appropriate, and any transfers thereof.

                                      4.6.4.2. Ownership of Multiple Assets. The
                   proceeds of any event constituting or giving rise to a Change of Ownership shall be apportioned to this Agreement or a Major Sublease, whichever is appropriate, and to any other assets transferred in the same transaction in proportion to the relative fair market values of the respective assets transferred. The Net Proceeds Share shall be calculated only by reference to the amount of such proceeds apportioned to this Agreement, a Major Sublease or the beneficial interests therein, whichever is appropriate.

        4.7. Calculation and Payment. A deposit of Fifteen Thousand and 00/100 Dollars ($15,000) toward the Administrative Charge shall be due and payable upon Concessionaire's notification to County of the proposed Change of Ownership or Financing Event and request for County's approval thereof. If the transaction is approved, the balance of the Administrative Charge, if any, and the Net Proceeds Share shall be due and payable concurrently with the Change of Ownership or Financing Event giving rise to the obligation to pay such fee. If County disapproves the proposed transaction then, within thirty (30) days after notice of its disapproval, County shall deliver to Concessionaire a written notice setting forth the Administrative Charge, together with a refund of the amount, if any, of the deposit in excess of the Administrative Charge otherwise allowable under Section 4.6. In the event that the Administrative Charge exceeds the deposit, then Concessionaire shall pay County the balance of the Administrative Charge otherwise allowable under Section 4.6. within thirty (30) days after receipt of the notice from County setting forth the Administrative Charge and any supporting documentation reasonably requested by Concessionaire within five (5) days after its receipt of such notice. Together with its request for County approval of the proposed transaction, Concessionaire, a Major Sublessee or the holder of a beneficial interest in this Agreement or a Major Sublease, whichever is appropriate, shall present to County its calculation of the Net Proceeds Share (if any) to be derived therefrom, which shall include the adjustment to Improvement Costs, if any, which may result from the payment of such Net Proceeds Share ("Calculation Notice"). Each Calculation Notice shall contain such detail as may be reasonably requested by County to verify the calculation of the Net Proceeds Share. Within sixty (60) days after the receipt of the Calculation Notice, County shall notify the party giving the Calculation Notice as to County's agreement or disagreement with the amount of the Net Proceeds Share set forth therein or the related adjustment of Improvement Costs, if any. Failure of County to approve the Calculation Notice in writing within such sixty (60) day period shall be deemed to constitute County's disapproval thereof. Failing mutual agreement within thirty (30) days after the expiration of said sixty (60) day period, the dispute shall be resolved by arbitration as set forth in Section 16.15 of this Agreement in a manner similar to that prescribed herein for the resolution of disputes concerning Fair Market Rental Value. In the event County approves a Change of Ownership or Financing Event but a dispute exists as to the Net Proceeds Share in respect thereof or the related adjustment, if any, in Improvement Costs, then the transaction may be consummated; provided, however, that (i) Concessionaire shall remit to County as otherwise required hereunder the undisputed portion of the Net Proceeds Share and (ii) Concessionaire shall deposit the disputed portion of the Net Proceeds Share into an escrow at the closing of the transaction, which portion shall be distributed in accordance with the arbitration of the dispute pursuant to Section 16.15 of this Agreement, in a manner similar to that prescribed herein for the resolution of disputes concerning Fair Market Rental Value.

                   4.7.1. Transfer of Less Than Entire Interest. Where a Change of Ownership has occurred by reason of the transfer of less than all of an owner's beneficial interest in Concessionaire, this Agreement or a Major Sublease, the Net Proceeds Share shall be due and payable with respect to those portions of such beneficial interest that have been acquired by the transferee since the later of (a) the date of the execution of this Agreement (or a Major Sublease) by Concessionaire, (b) the most recent payment of an Administrative Charge with respect to this Agreement (or a Major Sublease), or (c) the date which is twelve (12) months prior to the transfer which constitutes the Change of Ownership.

                   4.7.2. Purchase Money Notes. If the transferor of an interest accepts a note made by the transferee of such interest in payment of all or a portion of the acquisition cost (a "Purchase Money Note"), such note shall be valued at its face amount.

                   4.7.3. Obligation to Pay Net Proceeds Share and Administrative Charge. With respect to a Change of Ownership giving rise to the Administrative Charge and Net Proceeds Share, the obligation to pay the Administrative Charge and Net Proceeds Share shall be the joint and several obligation of the transferor and transferee. In the event that the Administrative Charge or Net Proceeds Share is not paid when




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

        due with respect to the beneficial interest in this Agreement, then County shall have the remedies set forth in Section 14.3 hereof.

        4.8. Net Proceeds Share. In the event of a Change of Ownership, the Net Proceeds Share shall be a sum equal to the greater of (a) five percent (5%) of the gross sale or transfer proceeds or other consideration given for the interests transferred (but in the case of a transfer to a party affiliated with or otherwise related to the transferor, such consideration shall in no event be deemed to be less than the fair value of the interests transferred), and (b) twenty percent (20%) of the Net Transfer Proceeds from such transfer. With respect to a Financing Event, the Net Proceeds Share (if any) shall be equal to twenty percent (20%) of the Net Refinancing Proceeds from such Financing Event.

                   4.8.1. Transaction by Original Concessionaire. In the case of a transfer by Concessionaire (but not a successor or assignee of Concessionaire) constituting a Change of Ownership, "Net Transfer Proceeds" shall mean the total cash and other consideration received (but in the case of a transfer to a party affiliated with or otherwise related to the transferor, such consideration shall in no event be deemed to be less than the fair value of the interests transferred), less the following costs with respect to Concessionaire (but not its successors or assignees):

                                      4.8.1.1. The lesser of (i) book value or
                   (ii) fair market value of certain equipment installed and owned by Concessionaire and existing on the Premises as of the commencement of the Term, together with the final construction costs incurred by Concessionaire in connection with the construction of the Improvements as set forth in the Approved Final Plans, Specifications and Costs, which costs shall be submitted to County within thirty (30) days after the completion of the Improvements described therein and which costs shall be approved in writing by County, together with any subsequent expenditure incurred, whether or not paid, by Concessionaire (but not a sublessee or other party), for physical addition to or improvement or renovation of the Premises (collectively, "Improvement Costs"), provided that
                   (a) with respect to the book value or fair market value of such equipment installed and owned by Concessionaire on the Premises, such costs, which the parties agree shall in no event exceed three hundred thousand and 00/100 dollars ($300,000), shall have been submitted to County within ninety
                   (90) days after the commencement of the Term and are thereafter approved by Director in writing within sixty (60) days after submission, (b) with respect to the construction of improvements costing in excess of twenty five thousand dollars ($25,000), such costs have been submitted to County




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

                   within thirty (30) days after the completion of such addition, improvement or renovation and approved by County in writing, and (c) with respect to the construction of improvements costing less twenty five thousand dollars ($25,000), such costs may be submitted in accordance with (b) above, or submitted to County as part of Concessionaire's Calculation Notice and thereafter documented to County's reasonable satisfaction, provided, however, that, if Concessionaire elects to submit such costs in its Calculation Notice, such costs, taken cumulatively, shall not exceed twenty five thousand dollars ($25,000).

                                      4.8.1.2. Commissions, title and escrow
                   costs, and other bona fide closing costs actually paid to third parties and documented to the satisfaction of County, which costs were directly attributable to the consummation of the particular transaction giving rise to the obligation to pay County a Net Proceeds Share (collectively, "Documented Transaction Costs").

                   4.8.2. Transfer by Concessionaire's Successor. In the case of a transfer by a Concessionaire other than the original Concessionaire, "Net Transfer Proceeds" shall mean the total cash and other consideration received by that successor Concessionaire (but in the case of a transfer to a party affiliated with or otherwise related to the transferor, such consideration shall in no event be deemed to be less than the fair value of the interests transferred), minus the following costs with respect to such successor Concessionaire:

                                      4.8.2.1. The purchase price such successor
                   paid to Concessionaire or such successor's seller for the interest acquired;

                                      4.8.2.2. Improvement Costs actually paid
                   by such successor Concessionaire, provided that such costs have been submitted to and approved by County to the extent provided in subsection 4.8.1.1 with respect to Concessionaire; and,

                                      4.8.2.3. Documented Transaction Costs with
                   respect to the transfer of the interest by the successor.

                   4.8.3. Transfers of Major Sublessee's Interest. With respect to any Change of Ownership described in subsection 4.6.1(b), subsections
        4.8.1 and 4.8.2 shall apply, except that any rents or other amounts received by Concessionaire from the Major Sublessee and passed through to County under any provision of this Agreement (other




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

        than payment of Net Proceeds Share) shall be disregarded in the computation of Net Transfer Proceeds.

                   4.8.4. Other Transfers. With respect to any Change of Ownership not described in subsections 4.8.1 through 4.8.3 (i.e., a transfer of an interest in an entity holding a direct or indirect ownership interest in this Agreement or in a Major Sublease), subsections 4.8.1 and 4.8.2 shall apply to such Change of Ownership, except that in lieu of deducting Improvement Costs in determining Net Transfer Proceeds, the cost to the transferor of the interest being transferred shall be deducted. Furthermore, in the event that any such Change of Ownership produces a Net Proceeds Share, the then existing Improvement Costs shall be increased by an appropriate amount to reflect such Net Proceeds Share, as if it had been realized by Concessionaire upon a transfer of a comparable interest in this Agreement or in a Major Sublease, as appropriate.

                   4.8.5. Net Refinancing Proceeds. "Net Refinancing Proceeds" shall mean the gross principal amount of any Financing Event after the date of this Agreement, minus (i) the principal amount of Concessionaire's existing financing, (ii) Improvement Costs incurred by Concessionaire and not paid for or repaid with the proceeds of any Financing Event and (iii) Documented Transaction Costs with respect to such Financing Event.

                   4.8.6. Effect of Refinancing on Improvement Costs. Upon payment to County of a Net Proceeds Share in connection with a Financing Event, then the Improvement Costs incurred by Concessionaire prior to such Financing Event shall be increased by the amount of Net Refinancing Proceeds derived from such Financing Event and the Documented Transaction Costs incurred with respect thereto and shall be in addition to Improvement Costs incurred by Concessionaire after such Financing Event.

                   4.8.7. Transfers to which Sections 4.6 through 4.8 Apply. The provisions of Sections 4.6 through 4.8 hereof shall apply to all transfers of beneficial interests in this Agreement or a Major Sublease which constitute a Change of Ownership, unless such transfers are otherwise excluded pursuant to subsection 4.6.2. Furthermore, the provisions of Sections 4.6 through 4.8 of this Agreement, and the principles set forth therein, shall apply to any transfer or series of transfers which County can demonstrate was primarily structured for the purpose of avoiding the obligation to pay Net Proceeds Share set forth in Sections 4.6 through 4.8 of this Agreement and which, viewed together, would otherwise constitute a Change of Ownership.

                   4.8.8. Payment. Net Proceeds Share shall be due and payable concurrently with the transfer giving rise to the obligation to pay such fees and shall be the joint and several obligation of the transferee and transferor. In the event that the proceeds of the transaction giving rise to the obligation to pay Net Proceeds Share are comprised, in whole or in part, of assets other than cash, then the cash payment of the Net Proceeds Share shall reflect the fair market value of such non-cash assets as of the date of the Change of Ownership, which shall be set forth in the Calculation Notice. Notwithstanding the foregoing, in the case of a Change of Ownership described in subsection 4.6.1(b), the Net Proceeds Share shall be payable to County as and when the Net Transfer Proceeds are received, with the Net Proceeds Share being equitably apportioned to the payments derived by Concessionaire from said Change of Ownership (other than any payments passed through to County under this Agreement).

                   4.8.9. Shareholder, Partner, Member, Trustee and Beneficiary List. Prior to the execution of this Agreement by County, prior to each subsequent Change of Ownership or Financing Event and upon the request of County (which requests shall be no more frequent than once per year), Concessionaire shall permit County to review an updated schedule listing the names and mailing addresses of all shareholders, partners, members and other holders of equity interests in Concessionaire. In the event that such shareholder, partner, member or other interest holder is a trust, Concessionaire shall include in such schedule the name and mailing address of each trustee of said trust, together with the names and mailing addresses of each beneficiary of said trust with greater than a five percent (5%) actuarial interest in distributions from, or the corpus of, said trust; provided, however, that to the extent that Concessionaire is prevented by Applicable Laws from obtaining such information regarding the beneficiaries of said trust(s), Concessionaire shall have complied with this provision if Concessionaire uses its best efforts to obtain such information voluntarily and provides County with the opportunity to review any such information so obtained. Concessionaire agrees to use its best efforts to provide County with any additional information reasonably requested by County in order to determine the identities of the holders of five percent (5%) or greater beneficial interests in Concessionaire or its constituent shareholders, partners, members or other interest holders, this Agreement or a Major Sublease.

5.      CONSTRUCTION OF IMPROVEMENTS BY CONCESSIONAIRE.

        5.1. Improvements. It is expressly understood and acknowledged that Concessionaire shall renovate and rehabilitate the Premises at its sole cost and expense with improvements in nature and cost substantially the same as or better than those proposed by Concessionaire in its responses dated November




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

4, 1996 and February 24, 1997 to the Request For Proposals for Concession Agreement released by County published August 7, 1996 and the requirements (including Attachment I thereto) set forth therein and substantially complying with the rendering and descriptions set forth in said responses, all of which are incorporated herein by this reference, with such modifications in cost and scope as may be approved in writing by County or necessary in order to comply with Applicable Laws (the "Improvements"). Concessionaire agrees to construct or cause to be constructed the Improvements to meet the standards set forth above, in compliance with Applicable Laws, including all current Building Code requirements.

                   5.1.1. Landscaping. The Improvements shall include appropriate landscaping upon the Premises including, without limitation, the easterly and southerly perimeter of the parking lot. A general layout of proposed landscaping shall be submitted to County as part of the plans and specifications for the Improvements. All landscaping plans and layout must have the approval of Director.

                   5.1.2. Cost of Improvements. The total cost of the Improvements, including but not limited to design and construction costs, construction financing costs, furniture, fixtures, and equipment expended after April 15, 1997 (but with no more than Fifty Thousand and 00/100 Dollars ($50,000) expended on architectural work and new equipment between April 15, 1997 and August 13, 1997 to be included), but excluding Monthly Minimum Rent and Percentage Rent, shall not be less than Two Million Seven Hundred Thousand and 00/100 Dollars ($2,700,000). Within sixty (60) days after the completion of the Improvements, Concessionaire shall provide County with documentation to evidence such expenditures with such detail as is reasonably requested by County. Further, within ten (10) days after approval of this Agreement by Board, Concessionaire shall deliver to Director for Director's approval an itemized schedule of expenditures on architectural work and new equipment incurred by Concessionaire between April 15, 1997 and August 13, 1997. Only those expenditures approved by Director shall be applied toward the aforementioned $50,000 and $2,700,000 figures, respectively.

                   5.1.3. Schedules. The failure of Concessionaire to take all appropriate and necessary actions within the applicable timeframes contained in this Article 5 shall, if not cured within the applicable cure period set forth in subsection 14.1.2, constitute a breach of Concessionaire's obligations and an Event of Default hereunder.

        5.2. Plan Submittal Schedule; County Approval. Concessionaire agrees to prepare and file in accordance with the schedules set forth in Sections 5.3 through 5.8 below, plans and specifications, construction schedules and construction cost estimates in connection with the Improvements with the




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

Director for review and approval, which shall be based upon the conformity of Concessionaire's submission with the descriptions set forth on in Section 5.1 as well as the consistency of Concessionaire's submission with the Permitted Uses and the other terms and conditions of this Agreement. If any submittal required hereunder is not approved by Director upon the initial submittal, then Director shall describe generally in writing the reason for such disapproval. Concessionaire will then have the right to resubmit to Director for approval the matter within thirty (30) days after notice of the disapproval of the initial submission. Any plans and specifications submitted hereunder shall conform to the descriptions set forth in Section 5.1 as well as to standards generally accepted in the architectural, engineering and construction professions in southern California in 1997.

        5.3. Schematics and Narrative. Not later than thirty (30) days after the execution of this Agreement by County, Concessionaire shall submit to the Director six (6) sets of schematic plans together with a narrative description and construction cost estimate summary clearly delineating the nature, size, configuration and layout of any and all Improvements to be constructed, altered or modified on the Premises. Such plans shall, among other things, clearly delineate the architectural theme or motif of the Improvements and shall identify and illustrate the boundaries of the Premises and all rights-of-way or other areas reserved to County or third parties which are located thereon. Director shall have sixty (60) days within which to approve or disapprove such submission's compliance with this Agreement and particularly Section 5.1 hereof. Failure of Director to approve such submission in writing within said sixty (60) day period shall be deemed disapproval of said submission. After approval of schematic plans (or subsequent approval of Preliminary or Approved Final Plans, Specifications and Costs) by Director, if changes in such plans are required by conditions of approval of the Improvements imposed by the California Coastal Commission or other governmental agency having jurisdiction thereover, Concessionaire shall promptly advise Director in writing of such changes and Director shall not disapprove the changes required by the California Coastal Commission or other governmental agency, as appropriate.

        5.4. Preliminary Plans and Specifications. As soon as practicable, but in no event later than thirty (30) days after Director's approval of the materials submitted pursuant to the previous paragraph, Concessionaire shall submit to Director six (6) sets of preliminary plans, outline specifications and construction cost estimates for the Improvements set forth therein. The preliminary plans, outline specifications and construction cost estimate shall conform to, expand upon and reflect a natural evolution from the descriptions and estimates set forth in the approved schematic plans and narrative. Any difference in the scope, size, configuration, arrangement or motif of the Improvements from those described in the approved schematics and narrative shall be separately identified and described. Director shall have twenty one (21) days within which to approve or reasonably disapprove such submission, and Director may disapprove said preliminary plans on the grounds that they do not




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

reflect a natural evolution from the approved schematic plans or that they materially differ from the approved schematic plans and narrative. Failure of Director to disapprove said preliminary plans within twenty one (21) days after Director's receipt thereof shall be deemed Director's approval thereof; provided, however, that in the event that the preliminary plans, outline specifications and construction cost estimates contain substantial changes from the approved schematics and narrative, then Director shall have sixty (60) days in which to approve said submission, which approval shall be deemed withheld if not granted in writing within such sixty (60) day period; and provided further, that together with the submission of the preliminary plans, outline specifications and construction cost estimates, Concessionaire must deliver to Director a transmittal letter containing the following text prominently displayed in bold faced type:

                   "PURSUANT TO SECTION 5.4 OF THE CONCESSION AGREEMENT, IF THESE MATERIALS CONTAIN NO SUBSTANTIAL CHANGES FROM THE MATERIALS PREVIOUSLY SUBMITTED TO YOU, YOU HAVE TWENTY ONE
                   (21) DAYS AFTER RECEIPT OF THESE MATERIALS IN WHICH TO APPROVE OR DISAPPROVE THEM. FAILURE TO DISAPPROVE THESE MATERIALS IN WRITING WITHIN TWENTY ONE (21) DAYS OF YOUR RECEIPT OF THESE MATERIALS SHALL CONSTITUTE YOUR APPROVAL OF THEM."

        5.5. Final Plans and Specifications. As soon as practicable, but in no event later than sixty (60) days after approval of the preliminary plans (or when and to the extent appropriate, no later than sixty (60) days after final approval is obtained from the California Coastal Commission as to items either requiring California Coastal Commission approval or whose construction would be materially adversely restricted or changed if California Coastal Commission approval were not obtained for a related item), outline specifications and construction cost estimate, Concessionaire shall submit for approval by Director six (6) complete sets of final plans, detailed specifications and a construction cost statement for all Improvements to be constructed, altered or modified by Concessionaire on the Premises, together with one (1) set of appropriate structural computations, identical to those requested or required by the County Director of Public Works incident to the issuance of building permits under the relevant provisions of the Los Angeles County Building Code. Concessionaire shall file duplicate copies of the final plans, detailed specifications and construction cost statement required by this Section with the County Director of Public Works, together with the necessary and appropriate applications for building permits. Any difference in the scope, size, configuration, arrangement or motif of the Improvements from those described in the approved preliminary plans and specifications shall be separately identified and described.

        5.6. Conditions Precedent to the Commencement of Construction. No construction, alteration or modification by Concessionaire of any improvements on the Premises shall be commenced until each and all of the following conditions have been satisfied:

                   5.6.1. Approval of Final Plans and Specifications. The final plans, detailed construction specifications and construction cost statement described in Section 5.5 have been approved by Director ("Approved Final Plans, Specifications and Costs"). Director shall have twenty one (21) days within which to approve or disapprove such submission, and Director may disapprove such submission on the grounds that they do not reflect a natural evolution from or that they materially differ from the approved preliminary plans, outline specifications and construction cost estimates. Failure of Director to disapprove said preliminary plans within twenty one (21) days after Director's receipt shall be deemed Director's approval thereof; provided, however, that in the event that the preliminary plans, outline specifications and construction cost estimates contain substantial changes from the approved schematics and narrative, then Director shall have sixty (60) days in which to approve said submission, which approval shall be deemed withheld if not granted in writing within such sixty
        (60) day period; and provided further, that together with the submission of the final plans, detailed construction specifications and construction cost statement, Concessionaire must deliver to Director a transmittal letter containing the following text prominently displayed in bold faced type:

                   "PURSUANT TO SECTION 5.6.1 OF THE CONCESSION AGREEMENT, IF THESE MATERIALS CONTAIN NO SUBSTANTIAL CHANGES FROM THE MATERIALS PREVIOUSLY SUBMITTED TO YOU, YOU HAVE TWENTY ONE
                   (21) DAYS AFTER RECEIPT OF THESE MATERIALS IN WHICH TO APPROVE OR DISAPPROVE THEM. FAILURE TO DISAPPROVE THESE MATERIALS IN WRITING WITHIN TWENTY ONE (21) DAYS OF YOUR RECEIPT OF THESE MATERIALS SHALL CONSTITUTE YOUR APPROVAL OF THEM."

Director's approval shall not be unreasonably withheld; provided, however, that it shall be deemed reasonable to disapprove any submission not in substantial conformity with the approved preliminary plans and specifications. No material modification shall be made to the Improvements described in the Approved Final Plans, Specifications and Costs without the prior written approval of Director, which shall not be unreasonably withheld.

                   5.6.2. Permits and Other Approvals. Concessionaire shall have received and furnished County with copies of all permits, licenses and other governmental approvals necessary to construct the Improvements described in the Approved Final Plans, Specifications and Costs. Concessionaire agrees to apply for all such permits, licenses and other governmental approvals at the earliest commercially reasonable time and thereafter shall use its best efforts (which shall be deemed to include expenditures of funds, including without limitation application fees, travel, architectural, consulting and lobbying fees, as reasonably necessary to expedite the permit, license or other approval process) to procure such permits, licenses and other approvals at the earliest possible time. Without limiting the foregoing, Concessionaire shall use its best efforts to submit its application to the California Coastal Commission for approval of the Improvements no later than January 1, 1998.

                   5.6.3. Copies of Construction Contracts. Concessionaire shall have furnished County with copies of any contract(s) entered into between Concessionaire and any general contractor(s) employed for the purpose of constructing the Improvements described in the Approved Final Plans, Specifications and Costs.

                   5.6.4. Performance and Payment Bonds. Concessionaire shall, at its own cost and expense, have furnished County with the following separate corporate surety bonds not less than ten (10) days prior to the Construction Commencement Date (as defined hereinbelow), which bonds must be in form and content reasonably satisfactory to County or with other security for the construction of the Improvements as set forth in subsection 5.6.5 below:

                                      5.6.4.1. A corporate surety performance
                   bond ("Performance Bond") issued by a surety company licensed to transact business as such in the State of California, in an amount not less than the amount of all hard construction costs approved by County in conjunction with the Approved Final Plans, Specifications and Costs. The Performance Bond and its issuer shall be in all material respects reasonably satisfactory to County. It shall name Concessionaire as principal and said issuer as surety, and County as obligee, assuring full and satisfactory performance by Concessionaire of Concessionaire's obligations herein to build, construct and otherwise complete the Improvements described in the Approved Final Plans, Specifications and Costs.


                                      5.6.4.2. A corporate surety payment bond,
                   issued by a surety company licensed to transact business as such in the State of California, with Concessionaire as principal, said company as surety and County as obligee, in a sum equal to one hundred percent (100%) of the total construction cost set forth in the Approved Final Plans, Specifications and Costs, guaranteeing payment for all materials, provisions, provender, supplies and equipment used in, upon, for or about the performance of said construction work or for labor done thereon of any kind whatsoever and protecting County from any and all liability, loss or damages arising out of or in connection with any failure to make such payment (the "Payment Bond"). The Payment Bond shall be in form and content reasonably satisfactory to County.

                                            In the event that construction is
                   performed by a licensed general contractor on behalf of Concessionaire, provided that such contractor provides County with a bond or bonds compliant with this subsection, and in all material respects reasonably satisfactory to County and otherwise complying with this subsection, County will accept such contractor's bonds in lieu of the Performance Bond and/or Payment Bond by Concessionaire required by this subsection 5.6.4.

                   5.6.5. Alternative Security. In lieu of providing Payment and Performance Bonds, Concessionaire may deposit a Certificate of Deposit with County or post an additional Letter of Credit in favor of County, equal in amount to one hundred percent (100%) of the construction contract price, which may be drawn upon by County to complete the construction of the Improvements if same have not been completed by Concessionaire or if an Event of Default has occurred under this Agreement.

                   5.6.6. Evidence of Financing. Concessionaire shall have provided evidence satisfactory to County of its having sufficient financial resources, as determined by Director, to complete the Improvements as set forth in the Approved Final Plans, Specifications and Costs. Concessionaire shall furnish Director with copies of all final notes, guarantees, partnership, shareholder or limited liability company agreements, construction loan and/or permanent loan commitments, documents evidencing equity contributions, documents creating and/or perfecting security interests, and all documents and exhibits referred to in any of the foregoing, together with any and all recorded documents affecting an interest in the Premises within seven (7) days after such document or instrument becomes effective.

        5.7. County Cooperation. County shall cooperate with and assist Concessionaire, to the extent reasonably requested by Concessionaire, in Concessionaire's efforts to obtain the appropriate governmental approvals, consents, permits or variances which may be required in connection with the performance by Concessionaire of its obligations hereunder. Such cooperative efforts may include County's joinder in any application for such approval, consent, permit or variance, where joinder therein by County is required or helpful; provided, however, that, if required by Applicable Laws, such joinder shall be at County's sole cost and expense and, if such joinder is helpful, but not required by Applicable Laws, Concessionaire shall reimburse County for the Actual Cost incurred by County in connection with such joinder or cooperative efforts. Notwithstanding the foregoing, Concessionaire and County acknowledge that the approvals given by County under this Agreement are approvals pursuant to its authority under Section 25907 of the California Government Code; that approvals given under this Agreement in no way release Concessionaire from obtaining, at Concessionaire's expense, all permits, licenses and other approvals required by law for the construction of improvements on the Premises and operation and other use of such improvements on the Premises; and that County's duty to cooperate and County's approvals under this Agreement do not in any way modify or limit the exercise of County's governmental functions or decisions as distinct from its proprietary functions pursuant to this Agreement.

        5.8.       Construction Schedule.

                   5.8.1. Substantial Commencement of Construction. It is a condition of this Agreement that, except to the extent Concessionaire is prevented from so doing by the events identified in subsection 5.8.3, Concessionaire shall cause the Substantial Commencement of Construction to have occurred in accordance with the Approved Final Plans, Specifications and Costs no later than December 31, 1998 ("Anticipated Commencement Date") and shall substantially complete same by May 1, 1999 ("Anticipated Completion Date"). For the purposes of this Agreement, "Substantial Commencement" or "Substantial Commencement of Construction" shall mean that (1) all "Exterior Parking Lot Area and Asphalt Concrete
        (AC) Beach Access" action items, as set forth in the Proposal for Concession Agreement for the Renovation and Operation of a Restaurant at Pacific Coast Highway at Sunset Boulevard, prepared by Concessionaire and dated November 4, 1996, have been completed, and (2) all demolition and excavation, including without limitation the removal of the existing center steel structure on the north side of the Premises which constitutes the covered patio area, has been completed in conformity with the Approved Final Plans, Specifications and Costs. The Anticipated Commencement Date and Anticipated Completion Date will only be extended under the specific circumstances set forth in this Section 5.8, and under no other circumstances. Notwithstanding the foregoing, the parties hereto specifically agree that so long as Concessionaire is otherwise diligently and in good faith attempting to satisfy such condition, and as long as it would have been extremely unlikely that any other restaurant operator could have caused the Improvements to be Substantially Commenced and/or completed within such timeframe, then Concessionaire will not be




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

        in breach of this subsection and not subject to termination of this Agreement for its failure to achieve Substantial Commencement or completion by the Anticipated Commencement Date or Anticipated Completion Date, respectively.

                   5.8.2. After Substantial Commencement. Once construction of the Improvements set forth in the Approved Final Plans, Specifications and Costs has been Substantially Commenced, Concessionaire shall thereafter use all due diligence to complete such construction by the Anticipated Completion Date in substantial compliance with the Approved Final Plans, Specifications and Costs. During this period, delays due to fire, earthquake, flood, tornado, civil disturbance, war, organized labor dispute or other unforeseeable event reasonably beyond the control of Concessionaire ("Force Majeure") or a hidden condition relating to the foundation of the Premises which is not known to Concessionaire as of the Anticipated Commencement Date shall extend the time in which said construction must be completed by the length of time of such delay, although Concessionaire shall commence and complete the portions, if any, of the Improvements not impacted by such delay within the timeframe set forth in this Agreement. Concessionaire and Director shall discuss and attempt to agree on the length of time of such delay. If they are unable to agree within thirty (30) days after the event or occurrence giving rise to Concessionaire's claim to an entitlement to a delay under this subsection 5.8.2, the matter shall be arbitrated as set forth in
        Section 16.15.

                   5.8.3. Extension of Dates. The Anticipated Commencement Date and Anticipated Completion date shall be extended only for the reasons set forth in this Section. In the event Concessionaire has not met the condition in subsection 5.8.1, at the end of any extension granted pursuant to this Section, this Agreement may, at County's option, be terminated upon the end of such extension period.

                                      5.8.3.1. Injunction by Third Party,
                   Nonregulatory Body. Except as provided in subsection 5.8.3.4, the Anticipated Commencement Date shall be extended if the commencement of construction of the Improvements has been enjoined or restrained by a court action commenced by a plaintiff other than County, the California Coastal Commission or the City of Los Angeles acting in their governmental capacities. In such case, the Anticipated Commencement Date shall be extended until the earlier of (i) the date the temporary restraining order ("TRO"), preliminary injunction or any other judgment or final order prohibiting construction is removed or (ii) the date the permanent injunction becomes final and is no longer subject to appeal. Whether or not a named party in such action, Concessionaire shall diligently pursue the removal




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

                   of any TRO, injunction, judgment or order so issued and shall exhaust all commercially reasonable efforts to appeal such TRO, injunction, judgment or order. In the event that a permanent injunction prohibiting the construction of the Improvements becomes final and is no longer subject to appeal, then, at County's or Concessionaire's option, this Agreement may be terminated without further liability, except for liability previously accrued but theretofore unsatisfied.

                                      5.8.3.2. Delay Caused by Unreasonable
                   County Acts. Subject to subsection 5.8.3.4, the Anticipated Commencement Date shall be extended if Concessionaire has been delayed in the obtaining of any permits or other approvals necessary for the commencement of construction of the Improvements set forth in the Approved Final Plans, Specifications and Costs due to Unreasonable County Activity. For the purposes of this Agreement, the following shall be deemed to be "Unreasonable County Activity": County's failure to support Concessionaire's proposals for the Improvements described in the Approved Final Plans, Specifications and Costs before any governmental agency; or, County's failure to take such other actions in its proprietary capacity reasonably requested by Concessionaire, at no cost or expense to County, which are necessary for Concessionaire to proceed with the permit/approval process or County's having taken such actions without Concessionaire's consent which adversely affected Concessionaire's rights and obligations hereunder, which were unreasonable and which actually delayed the Substantial Commencement of Construction and which action or inaction occurred after the date hereof. Nothing contained in this Section or this Agreement shall be construed as obliging County to support proposals, issue permits, or otherwise act in a manner inconsistent with County's regulatory powers. It shall not be Unreasonable County Activity if County fails to accelerate the County's customary regulatory permit/approval process. An extension shall be available under this subsection only if all of the following procedures have been followed:

                                      5.8.3.3. Within a reasonable time under
                   the circumstances, but in no event to exceed three (3) days after Concessionaire's discovery of any alleged Unreasonable County Activity, Concessionaire must notify Director in writing of the specific conduct comprising the alleged Unreasonable County Activity, and the next opportunity, if any, for County to rectify such alleged conduct.

                                      5.8.3.4. Within seven (7) days following
                   receipt of the notice alleging Unreasonable County Activity, Director shall meet with Concessionaire or its authorized representative in order to determine whether Unreasonable County Activity has occurred and, if so, how such Unreasonable County Activity can be rectified and the appropriate length of time of any extension pursuant to this subsection. If Director determines that Unreasonable County Activity has occurred and that County can and will take rectifying action, then the extension shall equal the amount of actual delay directly caused by the Unreasonable County Activity. If Director determines that Unreasonable County Activity has occurred, but that County cannot take rectifying action (or if the proposed rectifying action will not produce the results desired by Concessionaire), then Concessionaire and Director shall establish the length of time of any extension based on the actual delay of the permit/approval process likely to be caused by the Unreasonable County Activity.

                                      5.8.3.5. If, within fourteen (14) days
                   following receipt of notice alleging Unreasonable County Activity, Director and Concessionaire have not agreed in writing as to whether or not an extension is appropriate, or if appropriate, the length of any such extension, then the matter shall be referred to binding arbitration in accordance with Section 16.15 of this Agreement. The arbitrator shall be instructed that, if Unreasonable County Activity has occurred, then the standards set forth in subsection 5.8.3.4 will be applied to determine the length of any extension.

                                      The period of any extension pursuant to
                   this subsection shall be equal to the period of the delay caused by the Unreasonable County Activity.

                                      5.8.3.6. Delay in Obtaining Permits or
                   Approvals. Except as otherwise provided in subsection 5.8.3.7, if as of the Anticipated Commencement Date (as it may be extended as provided above), Concessionaire has not obtained a permit or other approval necessary to the commencement of construction from a regulatory body or agency other than County, or such regulatory body has obtained an injunction preventing the commencement of construction, and such permits, approvals or the removal of such injunction constitute(s) the major remaining impediment to the commencement of construction, then the Anticipated Commencement Date shall be extended to the date upon which such permit is issued or injunction dissolved, provided




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

                   that (1) Concessionaire has exhausted and continues to exhaust all commercially reasonable efforts to obtain such approval or permit or dissolution of such injunction, and (2) such extended Anticipated Commencement Date shall not be later than two (2) years after the commencement of the Term. If the Anticipated Commencement Date is so extended, then the Anticipated Completion Date shall be extended to the date which is six (6) months after the Anticipated Commencement Date, as extended. The extension provided by this subsection shall be the only extension available in a situation where such permits and/or approvals have not been issued or such regulatory body or agency has obtained such an injunction.

                                      5.8.3.7. Limitation of Extensions.
                   Notwithstanding the foregoing, Concessionaire shall not be entitled to any extension unless Concessionaire had actually been pursuing the process of obtaining all permits, approvals, financing and other items necessary for the Substantial Commencement of Construction with due diligence, and unless all Improvements specified and plans and specifications submitted by Concessionaire in connection with any such permit, approval, financing or other item substantially conformed to (i) the Approved Final Plans, Specifications and Costs, and (ii) the land use laws and regulations and the Local Coastal Plan existing as of the date of execution of this Agreement by Concessionaire.

                                      5.8.3.8. In the event that,
                   notwithstanding Concessionaire's diligent efforts, there is a delay in the issuance of the necessary permits and approvals beyond February 1, 1999, Director at his sole discretion may relax or modify the requirements of Section 5.2 and subsection 5.8.3 of this Agreement, taking into account, among other things, the seasonal nature of Concessionaire's intended use of the Premises.

                                      5.8.3.9. Notwithstanding anything to the
                   contrary contained in this Agreement, no extension, relaxation or modification of the requirement to Substantially Commence construction of the Improvements by the Anticipated Commencement Date and complete such Improvements by the Anticipated Completion Date shall relieve Concessionaire of its obligation to pay County the Annual Minimum Rent, Percentage Rent and other amounts set forth in
                   Article 4 of this Agreement.

                   5.8.4. Failure to Reach Substantial Commencement. Concessionaire agrees that the primary purpose for County having




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

        entered into this Agreement is to provide the public with the opportunity to enjoy the Improvements described in the Approved Final Plans, Specifications and Costs at the earliest practicable date. Therefore, it is understood and agreed that the time periods and requirements for extensions contained in Sections 5.3 through 5.8 shall be strictly enforced and should Concessionaire, or any party claiming through Concessionaire, fail to meet the conditions for Substantial Commencement of Construction within the terms of Sections 5.3 through 5.8, then County shall have the option to reenter the Premises and terminate this Agreement.

                   5.8.5. Termination of Agreement. Should Concessionaire, or any party claiming through Concessionaire, fail to meet the conditions for Substantial Commencement of Construction within the terms of and time frames set forth in Sections 5.3 through 5.8, County may elect, in its sole and absolute discretion, after five (5) days advance written notice to Concessionaire, to reenter the Premises and terminate this Agreement. If this Agreement is terminated under the provisions of this subsection, Concessionaire shall as soon as is practicable remove any property that Concessionaire may have placed upon the Premises, except to the extent that County has elected to retain the improvements thereon as provided in Article 2. Such election shall be delivered to Concessionaire in writing at the time of the termination of this Agreement. If Concessionaire fails to remove any such property required to be removed within thirty (30) days after such termination, or such longer time as is reasonable under the circumstances, not to exceed sixty (60) days, at County's option, title thereto shall automatically vest in County. Additionally, Concessionaire shall pay any and all rents due through the time of any termination under the provisions of this subsection 5.8.5.

        5.9.       Manner of Construction.

                   5.9.1. General Construction Standards. All construction, alteration, modification or repairs permitted herein shall be accomplished by Concessionaire with due diligence. Concessionaire shall take all reasonable steps to minimize any damage, disruption or inconvenience caused by such work and make adequate provisions for the safety and convenience of all persons affected thereby. Concessionaire shall repair, at its own cost and expense, any and all damage caused by such work, and shall restore the area upon which such work is performed to a condition which is at least equal to or better than the condition which existed before such work was commenced. Additionally, Concessionaire shall pay or cause to be paid all costs and expenses associated therewith and shall indemnify, defend and hold County harmless from and against all damages, costs, losses or claims arising out of or in connection with the performance of such work. Dust, noise and other effects of such work shall be controlled using accepted measures customarily




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

utilized in order to control such deleterious effects associated with construction projects in well populated and developed areas of southern California.

                   5.9.2. Utility Work. Any work performed by or on behalf of Concessionaire or any occupant of the Premises to connect to, repair, relocate, maintain or install any storm drain, sanitary sewer, water line, gas line, telephone conduit, or any other utility service shall be performed in a manner that minimizes interference with the provision of such services to the Premises and other persons.

                   5.9.3. Construction Safeguards. Concessionaire shall erect and properly maintain at all times, as required by the conditions and the progress of work performed by or on behalf of Concessionaire, all necessary safeguards for the protection of workers and the public.

                   5.9.4. Compliance with Construction Documents and Laws; Issuance of Permits. All improvements on the Premises shall be completed in substantial compliance with any construction documents approved by County and also in compliance with all applicable local, state and federal laws and regulations. Concessionaire shall have the sole responsibility for obtaining all necessary permits and shall make application for such permits directly to the person or governmental agency having jurisdiction thereover.

                   5.9.5. Notice to Director; Damage to County Improvements. Concessionaire further agrees to keep Director apprised of the progress of the work to the end that Director may timely inspect the Premises to assure proper safeguarding of any County-owned improvements existing on or around the Premises, including but not limited to seawalls, underground conduits and utility lines. If any such County-owned improvement is damaged in connection with said construction activity, Concessionaire agrees to repair such damage immediately at no cost or expense to County or, in the event that Concessionaire fails to effectuate such repair within five (5) business days after written notice from County (or such longer period as may be reasonably required to complete such repair so long as Concessionaire commences such repair within five
(5) business days and thereafter diligently prosecutes same to completion), County may enter upon the Premises to make such repairs, the Actual Cost of which shall be paid by Concessionaire within two (2) days after demand by County.

                   5.9.6. Rights of Access. Representatives of the Department of Beaches and Harbors of the County shall, upon reasonable notice and at reasonable times, have the right of reasonable access to the Premises and the improvements thereon without charges or fees, for the purpose of ascertaining compliance with the terms and conditions of this Agreement, including but not limited to the inspection of the construction work being performed. Such access shall be reasonably calculated to minimize interference with Concessionaire's construction and/or operations. In the event of any emergency which is life-threatening or which involves the threat of potential substantial damage, County shall have the right to enter the Premises immediately and without notice to Concessionaire.

                   5.9.7. Notice of Completion. Upon completion of the Improvements set forth in the Approved Final Plans, Specifications and Costs, Concessionaire shall file or cause to be filed in the Official Records of the County of Los Angeles a Notice of Completion (the "Notice of Completion") with respect to the improvements and Concessionaire shall deliver to County, at no cost to County, two (2) sets of conoflex or mylar final as-built plans and specifications of the Improvements.

        5.10. Use of Plans. Contracts between Concessionaire and any architect, design professional or licensed contractor in connection with the construction, alteration or modification of improvements on the Premises shall provide, in form and content reasonably satisfactory to County, for the assignment thereof to County as security to County for Concessionaire's performance hereunder, and County shall be furnished with a copy of any such contract, together with the further agreement of the parties thereto, that if this Agreement is terminated by County due to Concessionaire's default, County may, at its election, use any plans and specifications created by such architect, design professional or contractor in connection with the contract, upon the payment of any sums due to any party thereto. County's right to elect to use plans and specifications as described above shall not include the unauthorized right to use any trade marks, trade names or logos of Concessionaire or any such architect, design professional or contractor.

        5.11. Additional Construction. Concessionaire may, at its own expense, make or construct, or cause to be made or constructed, improvements in addition to those required by this Article 5 as well as additional alterations, modifications or changes in the Premises; provided however, that such improvements, alterations, modifications or changes are within the scope of permissible uses set forth in Article 3 and, subject to the last grammatical paragraph of this Section 5.11, have been approved in writing in advance by Director. Director may refuse permission for the construction of any proposed improvement, addition, alteration, modification or change, and such decision, if reasonable, will be final and binding upon Concessionaire. Concessionaire acknowledges that such proposed improvement, addition, alteration, modification or change will also be subject to other governmental requirements and conditions, including those of the State of California Department of Parks and Recreation, the California Coastal Commission and other governmental authorities that may have jurisdiction.

                   If, where such approval is required, Director approves said proposed construction, Concessionaire shall submit plans and specifications to Director and may commence construction upon receipt of written approval thereof from Director, which shall not be unreasonably withheld, conditioned or




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

delayed and upon compliance with such terms and conditions relating to the construction as Director may reasonably impose.

                   Notwithstanding the foregoing, Concessionaire shall not be required to seek or obtain the approval of Director where all of the following conditions are met: the total cost of the project is less than Twenty Five Thousand and 00/100 Dollars ($25,000); none of the proposed construction activity is structural in nature; and, none of the proposed construction, additions, modifications or changes affect or are visible from the exterior of the Premises; provided, however, that whenever Concessionaire makes or constructs any improvements in the Premises it shall (i) give written notice thereof (including a description of the work to be done and the permits obtained for such work) and (ii) furnish a copy of "as-built" plans upon completion of such work to County.

        5.12. Protection of County, State and City. Nothing in this Agreement shall be construed as constituting the consent of County, express or implied, to the performance of any labor or the furnishing of any materials or any specific improvements alterations or repairs to the Premises of any part thereof by any contractor, subcontractor, laborer or materialman, nor as giving Concessionaire or any other person any right, power or authority to act as agent of or to contract for, or permit the rendering of, any services, or the furnishing of any materials, in any such manner as would give rise to the filing of mechanics' liens or other claims against the Premises, County, State or City.

                   5.12.1. Posting Notices. County shall have the right at all reasonable times and places to post and, as appropriate, keep posted, on the Premises any notices which County may deem necessary for the protection of County, State, City, the Premises and the improvements thereon from mechanics' liens or other claims. Concessionaire shall give County at least ten (10) days prior written notice of the commencement of any work to be done on the Premises, in order to enable County timely to post such notices.

                   5.12.2. Prompt Payment. Concessionaire shall make, or cause to be made, prompt payment of all monies due and owing to all persons doing any work or furnishing any materials or supplies to Concessionaire or any of its contractors or subcontractors in connection with the Premises and the improvements thereon.

                   5.12.3. Liens; Indemnity. Subject to Concessionaire's rights to contest the same prior to payment, Concessionaire shall keep the Premises and any improvements thereon free and clear of all mechanics' liens and other liens arising out of or in connection with work done for Concessionaire and/or any parties claiming through Concessionaire. Concessionaire agrees to and shall indemnify, defend and hold County, State and City harmless from and against any claim, liability, loss, damages, costs, expenses, attorneys' fees incurred in defending and all other expenses on account of claims of lien(s) of laborers or materialmen or others for work performed or materials or supplies furnished to Concessionaire or persons claiming under it.

                   In the event any lien is recorded, Concessionaire shall, within five (5) business days after demand, furnish the bond described in California Civil Code Section 3143, or successor statute, which results in the removal of such lien from the Premises, together with any other evidence requested by County to evidence that such claim will be paid, removed or discharged as a claim against the Premises and/or County.

        5.13. Construction Schedule. Concessionaire shall have provided County with a construction schedule which will result in the completion of the Improvements, as set forth in the Approved Final Plans, Specifications and Costs, on or before the Anticipated Completion Date, as such date may be extended as provided in this Article 5.

6.      QUALITY AND PRICES.

        6.1. Quality of Restaurant Operations. Service to the public, with goods and merchandise of the best quality and at reasonable charges, is of prime concern to County and is considered a part of the consideration for this Agreement. Therefore, Concessionaire agrees to operate and manage the services and facilities offered in a first-class manner, during the entire Term of this Agreement. Concessionaire shall and will furnish and dispense foods and beverages of the best quality and shall and will maintain a high standard of service at least equal to those prevailing in the Los Angeles community for similar products and services, and without discrimination. Concessionaire shall provide food in accordance with its "Response to Evaluation Committee - February 24, 1997" and shall have as its Executive Chef a graduate of the Culinary Institute of America or similar institution or a chef having substantially similar training and work experience (collectively, the foregoing quality and first class operation requirements of this Section 6.1 shall be referred to herein as the "Quality Standards"). Concessionaire's performance in meeting the Quality Standards shall be evaluated by a standard of commercial reasonableness with reference to the operation of a high revenue-generating facility at a distinctive coastal landmark destination. The parties shall apply a common sense and commercially reasonable standard to the test of a first class operation, fresh food and high quality foods.

        6.2. Director's Right to Review/Approve Quality. At all times during the Term, Director shall have the right to review and approve the quality of Concessionaire's restaurant operations and Concessionaire's compliance with the Quality Standards. Concessionaire agrees to provide access to the Premises and such other information as may be reasonably requested by Director in order to conduct such review. In the event that Director determines, in its reasonable judgment, that the restaurant operations, including without limitation, food quality and value, service, other amenities, maintenance and cleanliness are not being conducted in compliance with the Quality Standards, or are otherwise not consistent with the operation of a first class restaurant facility, then Director shall provide written notice of such determination to Concessionaire with a general description of the reasons for such determination. Within thirty (30) days after receipt of such notice, Concessionaire shall provide County with evidence satisfactory to County that the items identified in County's notice have been remedied and the restaurant operations are otherwise in compliance with the Quality Standards. Any failure by Concessionaire to provide such evidence shall constitute a breach of Concessionaire's obligations hereunder. Any disagreement regarding this Section 6.2 not resolved by the parties within thirty (30) days after written notice from either party that such disagreement exists shall be submitted to arbitration as set forth in Section
16.15 of this Agreement.

        6.3. Limitation on Prices to be Charged. Concessionaire shall at all times maintain a complete list or schedule of the prices charged for all goods or services, or combinations thereof, supplied to the public on or from the Premises hereby demised, whether the same are supplied by Concessionaire or by its Sublessees, assignees, concessionaires, permittees or licensees.

                   Said prices shall be fair and reasonable for a facility complying with the Quality Standards, based upon the following considerations: that the Premises herein demised is intended to serve a public use and to provide needed facilities to the public at fair and reasonable cost; and, that Concessionaire is entitled to a fair and reasonable return upon its investment pursuant to this Agreement.

                   Concessionaire shall charge the general public no more for parking than County charges for the same period in its other lots serving Will Rogers State Beach Park.

        6.4. Director's Right to Review/Modify Price. In the event that Director notifies Concessionaire that any of said prices are not fair and reasonable, Concessionaire shall have the right to confer with Director and to justify said prices. If, after reasonable conference and consultation, Director shall determine that any of said prices are not fair and reasonable, the same shall be modified by Concessionaire or its Sublessees, assignees, concessionaires, permittees or licensees, as directed. If Concessionaire disagrees with Director's determination, Concessionaire may submit the issue to arbitration pursuant to Section 16.15 hereof (as modified by this Section 6.4); if the arbitrator's determination of the fair and reasonable price for the item(s) in dispute is a price lower than the amount then charged by Concessionaire, then within fifteen (15) days after the arbitrator issues his or her decision, Concessionaire shall pay County an amount equal to the difference between (i) the Gross Receipts collected by Concessionaire in connection with the sale of




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

the item whose price was in dispute, during the period beginning upon the date of Director's determination that said price was not fair and reasonable and expiring upon the date that the price was reduced based on the arbitrator's decision, and (ii) the Gross Receipts that Concessionaire would have collected in connection with the sale of said item if, during the period described above, it had charged the price that the arbitrator determined was fair and reasonable for said item. In addition, Concessionaire shall reimburse County for any costs incurred by County in connection with its retention of expert witnesses for the arbitration proceeding. The prevailing party in such arbitration shall be entitled to recover reasonable attorneys' fees from the other party. Following the issuance of the arbitrator's decision, Concessionaire shall not raise the price (as determined by the arbitrator) for said item for a period of no less than six (6) months.

7.      CONDEMNATION.

        7.1.       Definitions.

                   7.1.1. Condemnation. "Condemnation" means (1) the exercise by any governmental entity of the power of eminent domain, whether by legal proceedings or otherwise, and (2) a voluntary sale or transfer to any Condemnor (as hereafter defined), either under threat of Condemnation or while legal proceedings for Condemnation are pending.

                   7.1.2. Date of Taking. "Date of Taking" means the date the Condemnor has the right to possession of the Premises being condemned.

                   7.1.3. Award. "Award" means all compensation, sums or anything of value awarded, paid or received from a total or partial Condemnation.

                   7.1.4. Condemnor. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of eminent domain.

        7.2. Parties' Rights and Obligations to be Governed by Agreement. If, during the Term of this Agreement, there is any taking of all or any part of the Premises, any improvements on the Premises or any interest in this Agreement by Condemnation, the rights and obligations of the parties shall be determined pursuant to the provisions of this Article 7.

        7.3. Total Taking. If the Premises are totally taken by Condemnation, this Agreement shall terminate on the Date of Taking.

        7.4. Effect of Partial Taking. If a portion of the Premises or the improvements thereon are taken by Condemnation, this Agreement shall remain




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in effect, except that Concessionaire may elect to terminate this Agreement if the remaining portion of the Premises are rendered unsuitable (as defined herein) for Concessionaire's continued use for the purposes contemplated by this Agreement. The remaining portion of the Premises shall be deemed unsuitable for Concessionaire's continued use if, following a reasonable amount of reconstruction, Concessionaire's business on the Premises could not be operated at an economically feasible level. Concessionaire must exercise its right to terminate by giving County written notice of its election within ninety (90) days after the nature and extent of the taking have been finally determined. Such notice shall also specify the date of termination, which shall not be prior to the Date of Taking. Failure to properly exercise the election provided for in this Section 7.4 will result in this Agreement's continuing in full force and effect, except that Annual Minimum Rent shall be abated pursuant to Section 7.5, below.

                   In the event that Concessionaire does not elect to terminate this Agreement as provided above, then Concessionaire, whether or not the Awards or payments, if any, on account of such taking shall be sufficient for the purpose, shall, at its sole cost and expense, within a reasonable period of time, commence and complete restoration of the remainder of the Premises as nearly as possible to its value, condition and character immediately prior to such taking, taking into account, however, any necessary reduction in size resulting from the taking; provided, however, that in case of a taking for temporary use, Concessionaire shall not be required to effect restoration until such taking is terminated.

        7.5. Effect of Partial Taking on Rent. If any portion of the Premises is taken by Condemnation and this Agreement remains in full force and effect as to the portion of the Premises not so taken (a "Partial Taking"), the Annual Minimum Rent shall be reduced as of the date of the Partial Taking to an amount equal to the Annual Minimum Rent multiplied by the ratio of the fair market value of the portion of the Premises not so taken to the fair market value of the entire Premises immediately prior to the Partial Taking. Upon the next Annual Minimum Rental adjustment date, as described in Section 4.3 above, if any, for the purposes of adjusting the Annual Minimum Rent, all Annual Minimum Rent and Percentage Rent paid by Concessionaire to County prior to the date of the Partial Taking shall be adjusted, for the purposes of this calculation only, to the proportion that the fair market value of the portion of the Premises taken bears to the fair market value of the entire Premises immediately prior to the taking. Any determinations of fair market value made pursuant to this
Section 7.5 shall be predicated upon the "income approach" or "income capitalization approach" to property valuation, as defined in The Dictionary of Real Estate Appraisal and/or The Appraisal of Real Estate, published by the Appraisal Institute or any successor organization (the "Income Approach"). All other obligations of Concessionaire under this Agreement, including but not limited to the obligation to pay Percentage Rent, shall remain in full force and effect.




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

        7.6. Waiver of Code of Civil Procedure Section 1265.130. Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Agreement in the event of a Partial Taking of the Premises.

        7.7. Payment of Award. Awards and other payments on account of a taking, less, costs, fees and expenses incurred in the collection thereof ("Net Awards and Payments"), shall be applied as follows:

        7.8. Partial Taking Without Termination. Net Awards and Payments received on account of a Taking other than a total Taking or a Partial Taking which results in termination hereof or a taking for temporary use shall be held by County and shall be paid out to Concessionaire or Concessionaire's designee(s), in progress payments, to pay the cost of restoration of the Premises. The balance, if any, shall be divided between County and Concessionaire pro rata, as nearly as practicable, based upon (1) the then value of County's interest in the Premises (including its interest hereunder) and (2) the then value of Concessionaire's interest in the remainder of the Term of this Agreement including Bonus Value (for such purposes, the Term of this Agreement shall not be deemed to have terminated even if Concessionaire so elects under
Section 7.4). Any determinations of fair market value made pursuant to this
Section 7.5 shall be predicated upon the Income Approach.

                   In case of a taking other than a total taking or a taking for temporary use, Concessionaire shall furnish to County evidence satisfactory to County of the total cost of the restoration required by Section 7.4.

                   7.8.1. Taking For Temporary Use. Net Awards and Payments received on account of a taking for temporary use shall be paid to Concessionaire; provided, however, that if any portion of any such award or payment is paid by the Condemnor by reason of any damage to or destruction of the improvements, such portion shall be held and applied as provided in the first sentence of Section 7.8, above.

                   7.8.2. Total Taking and Partial Taking with Termination. Net Awards and Payments received on account of a total taking or a Partial Taking which results in the termination of this Agreement shall be allocated as follows:

                   First: There shall be paid to County an amount equal to the present value of all Annual Minimum Rent, Percentage Rent and other sums which would become due until the end of the Term of this Agreement if it were not for the taking less, in the event of a Partial Taking, an amount equal to the present value of the fair rental value of the portion of the Premises reverting to County from the date of the termination of this Agreement to October 30, 2016;

                   Second: There shall be paid to the Encumbrance Holder, if any, an amount equal to the sum of any unpaid principal amount of any Encumbrance secured by the Premises plus costs, expenses, and other sums due under the loan documents, if any, and any interest accrued thereon, all as of the date on which such payment is made; and

                   Third: There shall be paid to Concessionaire an amount equal to the value of Concessionaire's interest in the remainder of the Term of this Agreement, including the value of the ownership interest in and use of the improvements constructed on the Premises, determined as of the date of such taking, less payments made under paragraph Second above. For such purposes, the Term of this Agreement shall not be deemed to have terminated even if Concessionaire so elects under Section 7.4. Concessionaire may also be entitled to compensation based upon the difference, if any, between the then fair market rent of the Premises and the rent actually being paid pursuant to this Agreement ("Bonus Value").

                   Fourth:  The balance shall be paid to County.

                   7.8.3. Disputes. Any dispute under Article 7 concerning the fair market value of the Premises or any portion thereof, computation of present value or the determination of the amount of Annual Minimum Rent or Percentage Rent or other sums which would have become due over the Term of this Agreement which are not resolved by the parties, shall be submitted to arbitration pursuant to Section 16.15 of this Agreement. Such valuations, computations and determinations of value shall be made utilizing the Income Approach.

8.      SECURITY DEPOSIT.

                   County hereby acknowledges receipt from Concessionaire of an irrevocable letter of credit, in form and content satisfactory to County, in the amount of Two Million and 00/100 Dollars ($2,000,000), securing Concessionaire's obligations pursuant to this Agreement. This sum may be drawn on by County, in whole or in part, to cover delinquent rent not paid by Concessionaire within any applicable notice and cure period and any other Events of Default of Concessionaire under this Agreement, and shall be applied at the discretion of County.

        8.1. Decrease in Deposit. Beginning on the third anniversary of the commencement of the Term, and on each subsequent anniversary date, the amount of the irrevocable letter of credit may be decreased by Concessionaire if Concessionaire has satisfied both of the following conditions: (1) Concessionaire has completed construction of the improvements in substantial conformity with the Approved Final Plans, Specifications and Costs and the Premises, as improved, are open to the public; and, (2) Concessionaire has provided County with audited financial statements certified by a Certified Public




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

Accountant, together with any additional information reasonably requested by County, evidencing that Concessionaire has maintained a net worth in excess of Three Million and 00/100 Dollars ($3,000,000.00) for the most recent twelve consecutive months. If Concessionaire has satisfied both of the foregoing conditions, the amount of the letter of credit may be reduced to an amount which represents three (3) times the Monthly Minimum Rent then in effect. If, at any time after the amount of the letter of credit has been reduced as provided in this Section 8.1, Concessionaire's net worth falls below Three Million and 00/100 Dollars ($3,000,000.00) then, within ten (10) days after it receives notice of such fact, Concessionaire shall reinstate the letter of credit to the amount of Two Million and 00/100 Dollars ($2,000,000). Failure to so reinstate the letter of credit shall constitute an Event of Default hereunder. For purposes of computing Concessionaire's net worth hereunder, value may be attributed to the undepreciated amount of the Improvements, inventory, furniture and fixtures at the Premises, but no value shall be attributed to the value of the name "Gladstones" or to "goodwill".

        8.2. Replacement. In the event that some or all of the letter of credit described in Section 8.1 is drawn against by County and applied against any delinquent rent not paid by Concessionaire within any applicable notice or cure period or other Events of Default of Concessionaire hereunder, Concessionaire shall, within five (5) days after receipt of written notice of the amount so applied and the reasons for such application, cause the issuer of the letter of credit to reinstate the letter of credit to its full face amount, so that at all times that this Agreement is in effect (other than between the date of the draw by County and the expiration of said five (5) day period), the required full face amount of the letter of credit shall be available to County. Failure to maintain or replenish the letter of credit, if not cured within the time period set forth in subsection 14.1.3, shall constitute an Event of Default hereunder.

9.      INDEMNITY.

                   Except to the extent caused by the gross negligence or willful misconduct of any such indemnitee, Concessionaire shall at all times relieve, defend, indemnify, protect, and save harmless County, State, City and their respective Boards, officers, agents, employees and volunteers from any and all claims, costs, losses, expenses or liability, including expenses and reasonable attorneys' fees incurred in defending against the same by an attorney selected by Concessionaire and reasonably satisfactory to County, for the death of or injury to persons or damage to property, including property owned or controlled by or in the possession of County, State, City or any of their Board, officers, agents, employees or volunteers, to the extent that such arises from or is caused by (a) the operation, maintenance, use, or occupation of the Premises by Concessionaire or its Sublessees, (b) the acts, omissions, or negligence of Concessionaire, its agents, officers, employees, permittees or Sublessees, or (c) the failure of Concessionaire to observe and abide by any of the terms or conditions of this Agreement or any applicable law, ordinance, rule, or




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

regulation. The obligation of Concessionaire to so relieve, indemnify, protect, and save harmless County, State, City and each of their respective Boards, officers, agents, employees and volunteers, shall continue during any periods of occupancy or of holding over by Concessionaire, its agents, officers, employees, or permittees, beyond the expiration of the Term or other termination of this Agreement.

10.     INSURANCE.

                   Concessionaire shall maintain at all times during the Term of this Agreement policies of liability, worker's compensation and property insurance from companies authorized to transact business in the State of California by the Insurance Commissioner thereof.

        10.1. Property Insurance. The policy of property insurance shall provide fire insurance with extended coverage, insuring against loss or damage by fire, lightning and the additional perils included in the standard extended coverage endorsement, as well as those included in the "all risk" policy, as well as burglary and theft insurance, on the structures, improvements, inventory, trade fixtures, furnishings and equipment to be used by Concessionaire on the Premises. Such insurance shall be in an amount sufficiently adequate to enable the resumption of the concession operation by Concessionaire following the occurrence of any of the risks covered by said insurance. The policy shall provide standard fire and extended coverage insurance, and shall cover vandalism, malicious mischief, and those risks ordinarily defined in "All-Risk coverage." The policy shall also contain "business interruption", "rental interruption" and/or continuous operation coverage payable to County equal to one (1) year's Annual Minimum Rent. During periods of substantial construction on the Premises, Concessionaire or Concessionaire's contractor will provide completed value builder's risk insurance reasonably satisfactory to County, together with (i) broad form liability and breach of warranty coverages by endorsement; and (ii) non owned, non hired automotive liability coverage with a policy limit of Two Million and 00/100 Dollars ($2,000,000). Such insurance shall be in an amount equal to one hundred percent (100%) of the full replacement value of said buildings, structures, equipment, and improvements, with a deductible not greater than five percent (5%) of such replacement value) (as such replacement value is determined by such insurance company and approved by County's risk manager), and shall be placed and maintained with such insurance company or companies and in such form as shall be reasonably satisfactory to County.

        10.2. Form of Policy. All such insurance policies, along with their endorsements, shall name the Major Sublessee, if any, and State, City, County and its respective Board of Supervisors and members thereof, and County's, State's and City's respective officers, agents, employees and volunteers, as additional insureds and any Encumbrance Holder as loss payee. Upon the occurrence of any loss, the proceeds of such insurance shall be held by County




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

in trust for the named insureds as their interests appear, and shall be disbursed by County on a monthly basis to pay for work completed in accordance with then-prevailing industry custom and practice. In the event of such loss Concessionaire shall be obligated to rebuild or replace the destroyed or damaged buildings, structures, equipment, and improvements, in accordance with the procedures set forth hereinabove for the initial construction, except as otherwise provided in Article 11 hereof. Any surplus or proceeds after said rebuilding or replacement shall be distributed to Concessionaire.

                   Subject to the immediately following grammatical paragraph, a duplicate policy or policies evidencing such insurance coverage, in such form as shall be reasonably acceptable to County, shall be filed with Director prior to the commencement of construction of such improvements, and such policy or policies shall provide that such insurance coverage will not be cancelled or reduced without at least thirty (30) days prior written notice to Director or ten (10) days in case of cancellation for failure to pay the premium. At least ten (10) days prior to the expiration of such policy, a certificate showing that such insurance coverage has been renewed shall be filed with Director.

                   In lieu of submitting a copy of the policy or policies evidencing the above insurance, Concessionaire may submit in a form reasonably acceptable to County a certificate of insurance.

                   Any such policy may be issued in the form of a blanket policy insuring other properties, in form, amount and content reasonably satisfactory to County, taking into account any additional protection that County reasonably deems prudent to provide for losses related to such other properties.

        10.3. Liability Insurance. Concessionaire shall maintain in full force and effect during the Term of this Agreement, comprehensive general liability insurance together with premises operations, products, completed operations and contractual liability coverages, including liquor liability, with combined bodily injury and property damage liability limits of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) aggregate coverage; and Concessionaire agrees that State, City, County and its respective Board of Supervisors and members thereof, and County's, State's and City's respective officers, agents, employees and volunteers, shall be named as additional insureds under such liability insurance policy or policies.

                   Subject to Concessionaire's option to provide a certificate of insurance as set forth below, a duplicate policy or policies evidencing such insurance coverage shall be filed with Director at least ten (10) days prior to the commencement of the Term, and said policy shall provide that such insurance coverage shall not be cancelled or reduced without at least thirty (30) days prior written notice to Director or ten (10) days in case of cancellation for failure to pay the premium. At least thirty (30) days prior to the expiration of any such




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

policy, a policy showing that such insurance coverage has been renewed or extended shall be filed with Director.

                   The amounts of liability insurance required by this Section required shall be subject to renegotiation on the tenth (10th) anniversary of the commencement of the Term. If County and Concessionaire cannot agree upon the amount of insurance by the sixtieth (60th) day preceding the renegotiation anniversary, the matter shall be resolved by binding arbitration in accordance with Section 16.15. In no event shall the amounts of liability insurance be decreased as a result of such renegotiation or arbitration. Following such renegotiation or arbitration, the parties shall execute an amendment to this Agreement setting forth the renegotiated insurance provisions or the arbitration judgment, as appropriate.

                   In lieu of submitting a copy of the policy or policies evidencing the above insurance, Concessionaire may submit in a form reasonably acceptable to County a certificate of insurance.

                   Any such policy may be issued in the form of a blanket policy insuring other properties, in form, amount and content reasonably satisfactory to County, taking into account any additional protection that County reasonably deems prudent to provide for losses related to such other properties.

        10.4. Worker's Compensation Insurance. Concessionaire shall maintain in force during the Term of this Agreement, in an amount and with coverage in compliance with applicable California law or, if no such law exists, then reasonably satisfactory to Director, Worker's Compensation Insurance.

        10.5. Required Provisions. Concessionaire's insurance policies required by this Article 10 shall be for a term of not less than one year and shall additionally provide:

                   (a) that the full amount of any losses to the extent insurance proceeds are available shall be payable to additional insureds notwithstanding any act, omission or negligence of Concessionaire which might otherwise result in forfeiture of such insurance;

                   (b) in any property insurance policy, a waiver of all right of subrogation against State, City, County and its respective Board of Supervisors and members thereof, and County's, State's and City's respective officers, agents, employees and volunteers with respect to losses payable under such policies;

                   (c) in any property insurance policy, that such policies shall not be invalidated should the insured waive, prior to a loss,




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

        any or all right of recovery against any party for losses covered by such policies;

                   (d) that the policies shall provide coverage on a "primary basis" with respect to the additional insureds, regardless of any other insurance or self-insurance that such additional insureds may elect to purchase or maintain;

                   (e) that losses, if any, shall be adjusted with and payable to Concessionaire, County and Encumbrance Holders, if any, pursuant to a standard mortgagee clause;

                   (f) that such policies shall not be suspended, voided, cancelled, reduced in coverage or in limits or materially changed without at least thirty (30) days prior written notice to County and all Encumbrance Holders or ten (10) days in case of cancellation for failure to pay the premium;

                   (g) that the insurance shall apply separately to each insured against whom a claim is made, except with respect to the overall limits of said insurer's liability; and,

                   (h) that such policies shall contain no special limitations on the scope of protection afforded to the additional insureds, and no failure to comply with the reporting provisions of such policies shall affect the coverage afforded to such additional insureds.

        10.6. Failure to Procure Insurance. Failure of Concessionaire to procure or renew the herein required insurance shall, if not cured within two
(2) days after written notice from County, constitute a default hereunder. In the event of such failure, in addition to the other rights and remedies provided hereunder, County may, at its discretion, procure or renew such insurance and pay any and all premiums in connection therewith and all monies so paid by County shall be repaid by Concessionaire, with interest thereon at ten percent (10%) per annum, to County upon demand.

11.     MAINTENANCE AND REPAIR; DAMAGE AND DESTRUCTION.

        11.1. Concessionaire's Maintenance and Repair Obligations. At Concessionaire's sole cost and expense, but subject to the terms and conditions of this Agreement, Concessionaire shall keep and maintain all equipment, structures, improvements or physical structures of any kind which may exist or be erected, installed or made on the Premises (including the asphalt portion of the ramp from the parking lot to the beach and excepting any bike path or any cellular antenna referred to in Section 11.8) in good and substantial repair and condition, including without limitation capital improvements and structural and roof repairs and replacement, and shall make all necessary repairs and




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alterations and replacements thereto, except as otherwise provided in this
Article 11. Concessionaire shall undertake such repairs, alterations or replacements in compliance with any and all regulations, laws or ordinances of the State of California, County of Los Angeles, City of Los Angeles, California Coastal Commission or other governmental body, which may be applicable, or as reasonably required in writing by Director to Concessionaire incident to the provisions of this Article 11. Concessionaire shall maintain all improvements on the Premises (including the asphalt portion of the ramp from the parking lot to the beach and excepting any bike path or any cellular antenna referred to in
Section 11.8) in a safe, clean, wholesome and sanitary condition, to the reasonable satisfaction of Director and in compliance with all applicable laws, rules and regulations of County, the City of Los Angeles, the State of California, the California Coastal Commission and all other applicable governmental bodies. Concessionaire specifically agrees to provide proper containers for trash and garbage which are screened from public view, to keep the Usable Premises free and clear of rubbish and litter and to keep the entire Premises, both land and water areas thereof, free and clear of rubbish and litter originating from the Usable Premises. County in its proprietary capacity shall have the right to enter upon and inspect the Premises at any reasonable time to inspect the Premises for cleanliness, safety and compliance with this
Section 11.1, as long as such entrance is not done in a manner which would unreasonably interfere with the operation of the restaurant. Concessionaire's obligation to maintain and restore is absolute, and is not in any way dependent upon the existence or availability of insurance proceeds, except as otherwise provided in this Article 11. Restoration shall take place in accordance with the provisions of Sections 5.3 to 5.8, inclusive.

        11.2. Option to Terminate for Uninsured Casualty. Concessionaire shall have the option to terminate this Agreement and be relieved of the obligation to restore the improvements on the Premises where the damage or destruction resulted from a cause not required to be insured against by this Agreement (an "Uninsured Loss"), and where all of the following occur:

                   11.2.1. No more than fifty (50) days following the Uninsured Loss, Concessionaire shall notify County of its election to terminate this Agreement; to be effective, this notice must include both a copy of Concessionaire's notification to the Encumbrance Holder, if any, of Concessionaire's intention to exercise this option to terminate and Concessionaire's certification under penalty of perjury that Concessionaire has delivered or mailed such notification to the Encumbrance Holder in accordance with this subsection 11.2.1. County shall be entitled to rely upon the foregoing notice and certification as conclusive evidence that Concessionaire has notified the Encumbrance Holder regarding Concessionaire's desire to terminate this Agreement.

                   11.2.2. No more than thirty (30) days following the giving of the notice required by subsection 11.2.1 or such longer time as may be




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        reasonable under the circumstances, Concessionaire shall, at
        Concessionaire's expense: remove all debris and other rubble from the Premises; secure the Premises against trespassers; and, at County's election, remove all remaining improvements on the Premises.

                   11.2.3. No more than sixty (60) days following the loss, Concessionaire delivers to County a quitclaim deed to the Premises in recordable form, or such other documentation as may be reasonably requested by County or any title company on behalf of County, terminating Concessionaire's interest in the Premises and reconveying such interest to County free and clear of any and all Encumbrances and Subleases.

                   11.2.4. Within ten (10) days following the County's receipt of the notice referred to in subsection 11.2.1, County has not received both written notice from the Encumbrance Holder, if any, objecting to such termination and an agreement containing an effective assignment of Concessionaire's interest in this Agreement to such Encumbrance Holder whereby such Encumbrance Holder expressly assumes and agrees to be bound by and perform all of Concessionaire's obligations under this Agreement.

        11.3. No Option to Terminate for Insured Casualty. Concessionaire shall have no option to terminate this Agreement or otherwise be relieved of its obligation to restore the improvements on the Premises where the damage or destruction results from a cause required to be insured against by this Agreement.

        11.4. No County Obligation to Make Repairs. Except as specifically provided in this Agreement, County shall have no obligation whatsoever to make any repairs or perform any maintenance on the Premises. Without limiting the foregoing:

                   11.4.1. Sand Replenishment. County shall have no obligation to replenish any sand on or about the Premises or the nearby or adjacent beaches.

                   11.4.2. Jetty. County shall have no responsibility to build or maintain any jetty or similar structure or device on, or in the vicinity of, the Premises.

                   11.4.3. Rip/Rap. County shall have no responsibility to construct a sea wall or rip-rap to protect the Premises from ocean action, wind, storm or wave damage. Concessionaire specifically acknowledges that it has agreed to accept the Premises "as-is" and bears the risk, among others, of damage or wear and tear to the foundation of the Premises; provided, however, and notwithstanding the foregoing, County




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        shall maintain and repair the existing rip-rap that protects the Parking
        Lot Parcel, as defined in Exhibit A hereto; provided further that County shall be the sole determinant of the adequacy of such maintenance and repair.

        11.5. Repairs Not Performed by Concessionaire. If Concessionaire fails to make any repairs or replacements as required, Director may notify Concessionaire of said failure in writing, and should Concessionaire fail to cure said failure and make repairs or replacements within a reasonable time as established by Director, County may make such repairs or replacements and the cost thereof, including, but not limited to, the cost of labor, overhead, materials and equipment, shall be charged against Concessionaire and shall be paid to County by Concessionaire immediately upon demand. Any failure to make such payment by Concessionaire within two (2) business days after County's demand therefor shall constitute a default hereunder.

        11.6. Other Repairs. Although having no obligation to do so, County may, at its own cost and at its sole discretion, perform or permit others to perform any necessary dredging, filling, grading, slope protecting, construction of sea walls, or repair of water system, sewer facilities, roads, or other County facilities on or about the Premises. Such work may include but not be limited to the construction, repair and maintenance of an emergency sewage storage tank and related improvements affecting a portion of the Premises by the City of Los Angeles. Concessionaire hereby waives any claim against County arising out of the temporary disruption caused by the installation, maintenance and/or repair of such emergency sewage storage tank and related improvements,and County agrees to pay to Concessionaire seven-eights (7/8) of the proceeds actually received by County (at the rate of $4,000.00 per day) from City for delays in the City's work beyond April 30, 1998 pursuant to the Agreement dated November 20, 1996 between City and County.

        11.7. Bicycle Path. Concessionaire shall comply with all Applicable Laws, including Coastal Development Permit 5-91-141, as amended as of 1/30/95, which provides as follows: "The applicants shall agree to work jointly with the City of Los Angeles to develop a feasible route and design for the Pacific Coast Beach Bike Path for that portion of the path which passes by or through the site." Concessionaire acknowledges that it has received from County a copy of the plans as of February 13, 1997 for the development and construction of such a bicycle path extension. Concessionaire shall bear the risk that such bicycle path extension may affect Concessionaire's ability to provide parking for restaurant patrons or may otherwise affect Concessionaire's business and Concessionaire undertakes any financial risk therefrom.

        11.8. Cellular Antenna. Concessionaire acknowledges that, as disclosed in the Request For Proposals dated August 7, 1996, published by County, County is negotiating with certain parties for the installation of a cellular telephone antenna and related improvements on a portion of the Premises. Such antenna must be installed in a manner which will not cause




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unreasonable interference with Concessionaire's restaurant operation.
Concessionaire shall permit the installation of such antenna and related improvements by County's designee and shall further permit such designee access to the Premises as is reasonably necessary to perform reasonable maintenance and repairs thereto, subject to Concessionaire's reasonable approval as to the times for periodic non-emergency maintenance and repairs. Concessionaire hereby waives any claim against County arising out of the temporary disruption, if any, caused by the installation, maintenance and/or repair of such antenna and related improvements, as well as any claim of Concessionaire to participate in or share any consideration payable to County or any other governmental authority or agency on account of such installation, maintenance and/or repair.

        11.9. Notice of Damage. Concessionaire shall give prompt notice to County of any fire or damage affecting the Premises from any cause whatsoever.

        11.10. Waiver of Civil Code Sections. The parties' rights shall be governed by this Agreement in the event of damage or destruction. The parties hereby waive the provisions of California Civil Code Section 1932 and any other provisions of law which provide for contrary or additional rights.

12.                ASSIGNMENT AND SUBLEASE.

        12.1.      Subleases.

                   12.1.1. Definition. The term "Sublease" shall mean any lease, license, permit, concession or other interest in the Premises, a right to use the Premises or a portion thereof, which is conveyed or granted by Concessionaire to a third party, and which constitutes less than the unrestricted conveyance of the entire Concessionaire's interest under this Agreement. "Sublessee" shall be the person or entity to whom such right to use is conveyed by a Sublease. A Sublease which grants or conveys to the Sublessee the right to possess or use all or substantially all of the Premises is sometimes referred to in this Agreement as a "Major Sublease" and the Sublessee under such agreement is sometimes referred to in this Agreement as a "Major Sublessee".

                   12.1.2. Approval Required. At least thirty (30) days prior to the proposed effective date of any Sublease that is not a Major Sublease or of any amendment or assignment of such Sublease, Concessionaire shall submit a copy of such Sublease, amendment or assignment to Director for approval, which approval shall be given or withheld at Director's sole and absolute discretion. To the extent practical, Director shall approve or disapprove said proposed Sublease, amendment or assignment within thirty (30) days after receipt thereof.




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

                   In no event, however, shall any such Sublease, amendment or assignment be made or become effective without the prior approval of Director. Each such Sublease shall specifically provide that the Sublessee shall comply with all of the terms, covenants, and conditions of this Agreement applicable to the portion of the Premises subject to the Sublease.

                   12.1.3. Major Sublease. The Premises shall be subleased to and operated by only a first-class restaurant operator meeting or exceeding the Quality Standards. In light of the inherent detailed nature of a restaurant sublease, Concessionaire shall deliver to County a copy of any proposed Major Sublease, or any sub-sublease or any other document pursuant to which an interest is proposed to be transferred in all or substantially all of the Premises, not less than sixty (60) days prior to the proposed effective date of such proposed Major Sublease or other document, for County's review and approval pursuant to Section 12.2.

        12.2. Assignments. Except as specifically hereinbefore provided in this
Article 12, Concessionaire shall not, without the prior written consent of County, which shall be based upon the factors described in subsection 12.2.1 hereof, either directly or indirectly give, assign, hypothecate, encumber, transfer, or grant control of this Agreement or any interest, right, or privilege therein, or enter into a Major Sublease affecting the Premises, or license the use of the same in whole or in part. Any Change of Ownership shall constitute an assignment of Concessionaire's interest under this Agreement; notwithstanding the foregoing, County shall have no discretion to disapprove those events identified in subsection 4.6.2 of this Agreement. In addition, for purposes of this provision, the following acts of Concessionaire shall require the prior written consent of County to be effective: (1) the change in one or more general partners or managing members in a Concessionaire which is a limited partnership or limited liability entity, except (a) by death, insolvency, incapacity, resignation (except for the sole general partner) or removal of a general partner or managing member and his replacement by a vote of the limited partners, the remaining general partners or remaining members, or (b) if any general partner or managing member owning more than fifty percent (50%) of the interests of the partnership or limited liability entity acquires the interest of another general partner or managing member owning fifteen percent (15%) or less of the interests in the partnership or limited liability entity; (2) the sale, assignment, or transfer of fifty-percent (50%) or more of the stock in a corporation which owns or is a general partner in a partnership owning an interest in this Agreement. Concessionaire shall provide County with any information reasonably requested by County in order to determine whether or not to grant approval of the assignment as provided herein. These same limitations and approval requirements shall apply with respect to the Sublessee's interest under a Major Sublease.




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                   12.2.1. County's Use of Discretion and Limitation on
        Permissible Assignees. In exercising its discretion to approve assignments as provide in this Section 12.2, but without limiting the scope of such discretion, County may take into account any or all factors relevant to the continued operation of the Premises in accordance with the terms of this Agreement and County's derivation of maximum revenue therefrom. Such factors may include but shall not be limited to the following: (a) the entity type and financial condition of the proposed assignee; (b) the identity, nature and reputation of the entity and the holders of the beneficial interests in the proposed assignee; (c) the identity and experience of the proposed manager or operator of the Premises; (d) the number, quality, reputation and sales volume of the proposed assignee's other restaurant operations; (e) County's financial analysis of the proposed assignee's operation of the Premises; (f) County's assessment of the proposed assignee's ability to comply with all of the terms and conditions of this Agreement; (g) any improvements to the Premises to be constructed by the proposed assignee;
        (h) the proposed price levels of such proposed assignee's restaurant operations on the Premises; and, (i) the compatibility of such proposed assignee's use of the Premises with maximum public use of and benefits from the Premises. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be assigned only to a first-class restaurant operator satisfactory to County.

                   12.2.2. Involuntary Transfers Prohibited. Except as otherwise specifically provided in this Agreement, neither this Agreement nor any interest therein shall be assignable or transferable in proceedings in attachment, garnishment, or execution against Concessionaire, or in voluntary or involuntary proceedings in bankruptcy or insolvency or receivership taken by or against Concessionaire, or by any process of law including proceedings under the Bankruptcy Act.

                   12.2.3. Procedure. Requests for approval of any proposed assignment shall be processed in accordance with the following procedures:

                                      12.2.3.1. Prior to entering into any
                   agreement requiring the approval of County pursuant to this
                   Section 12.2, Concessionaire (or the entity seeking approval of such assignment) must contact County and deliver to County all information relevant to the proposed assignment, including without limitation any term sheets, letters of intent, draft Subleases, or other documents which set forth any proposed agreement regarding the Premises. County will evaluate the information provided to it and County may request additional information as may be reasonably necessary to act on the request. Under no circumstances will County formally discuss




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                   an assignment with any proposed assignee prior to reviewing the proposal with Concessionaire.

                                      12.2.3.2. In completing its review of the
                   proposal and granting or withholding its consent thereto, County will not be bound by any deadline contained in any proposed assignments, Subleases, escrow instructions or other agreements to which County is not a party.

                                      12.2.3.3. Concessionaire acknowledges that
                   the time needed for County to review a proposed assignment depends on many factors, including without limitation the complexity of the proposed transaction, the financial and other information submitted for review, and the workload of County's personnel. Notwithstanding the foregoing, County shall act as promptly as governmental processes permit in processing and acting upon a requested approval of an assignment of Concessionaire's interest under this Article 12.

                                      12.2.3.4. If County finds it necessary to
                   incur any costs for legal, financial or other analyses, Concessionaire shall be required to reimburse County for such costs, as well as in-house staff costs, whether or not County ultimately grants its approval to the proposed assignment. However, in the event that County approves the proposed assignment, Concessionaire shall receive a credit toward those costs to the extent that an Administrative Charge is paid in connection with the assignment.

                                      12.2.3.5. Concessionaire or the proposed
                   assignee shall provide County with sufficient information for County to determine if the public interest will be served by approving the proposed transaction. The information that must be provided includes, but shall not be limited to, the following:

                                      (a) Nature of the Assignee. Full
                                      disclosure is required in accordance with this Agreement and County's applicant disclosure policy then in effect. Additionally, a flowchart identifying the chain of ownership of the assignee and its decision making authority shall be provided to County. County shall be advised if the proposed assignee, or any other person or entity for whom disclosure is required pursuant to County's disclosure policy, has had any lease or concession agreement cancelled or terminated by the landlord due to the tenant or concessionaire's breach or default thereunder;




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

                                      (b) Financial Condition of Assignee.
                                      County shall be provided with current,
                                      audited financial statements, including
                                      balance sheets and profit and loss
                                      statements, demonstrating the proposed
                                      assignee's financial condition for the
                                      preceding five (5) years, or such shorter period that assignee has been in existence. This requirement shall also apply to any related person or entity which will be responsible for or guarantee the obligations of the proposed assignee or provide any funds or credit to such proposed assignee.

                                      (c) Financial Analysis. County shall be
                                      provided with the proposed assignee's
                                      financing plan for the operation of the
                                      Premises and for any contemplated
                                      improvement thereof, demonstrating such
                                      proposed assignee's financial capability to so operate the Premises and construct such improvements. Such financing plan shall include, but not be limited to, information detailing (1) equity capital;
                                      (2) sources and uses of funds; (3) terms of financing; (4) debt service coverage and ratio; and (5) loan to value ratio. The proposed assignee shall also provide County with documentation demonstrating such proposed assignee's financial viability, such as letters of commitment from financial institutions which demonstrate the availability of sufficient funds to complete any proposed construction or improvements on the Premises. Further, such proposed assignee shall authorize the release of financial information to County from financial institutions relating to the proposed assignee or other information supplied in support of the proposed assignment.

                                      (d) Business Plan. County shall be
                                      provided with the proposed assignee's
                                      business plan for the Premises, including pro forma financial projections for the Premises for the five (5) year period beginning upon the commencement of the proposed assignment. Such pro forma projections will include capital costs, income and expenses, as well as debt service and all other payments to providers of debt and equity, and will be accompanied by a statement of basic assumptions and an identification of the sources of the data used in the production of such projections.

                                      (e) Cure of Defaults. County shall be
                                      provided with the proposed assignee's
                                      specific plans to cure



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                                      any and all delinquencies under this
                                      Agreement which may be identified by
                                      County.

                                      (f) Prospectus Materials. County shall be provided with any materials distributed to third parties relating to the business of the proposed assignee to be conducted on, from or relating to the Premises.

                                      (g) Other Information. County shall be
                                      provided with a clear description of the terms and conditions of the proposed assignment, including a description of the proposed use of the Premises and any proposed alterations or improvements to the Premises. Additionally, County shall be provided with any and all other materials pertinent to the issues noted in this subsection to the extent that they exist, including without limitation escrow instructions, security agreements, personal property schedules, appraisals, market reports, lien releases, UCC Statements, preliminary title reports, management agreements affecting the Premises, contracts in excess of $25,000 affecting the Premises, schedules of pending or threatened litigation, and attorneys' closing opinions relating to Concessionaire, the proposed assignee or the Premises. County shall endeavor to keep the foregoing materials confidential, subject to the Public Records Act and other Applicable Laws.

                                      12.2.3.6. Final Documents. Prior to
                   granting its approval over any proposed assignment, County shall be provided with executed Assignment and Acceptance of Assignment forms prepared substantially in accordance with the standard form available from County. Ten (10) copies of each must be submitted to County, of which five (5) shall be signed originals and properly acknowledged.

                   12.2.4. County Right of First Negotiation. If Concessionaire proposes to assign its interest in this Agreement or enter into any Major Sublease affecting the Premises ("Proposed Transfer"), it shall provide County with written notice of such desire and the sale price ("Concessionaire Sale Price") at which it is willing to consummate the Proposed Transfer. Within thirty (30) days, the County shall provide Concessionaire written notification as to whether it is interested in purchasing the interest subject to the Proposed Transfer. In the event County has responded in the affirmative, it shall deliver to Concessionaire, within sixty (60) days, a written offer to purchase ("County Offer to Purchase") at the price deemed suitable by County.




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

        Such County Offer to Purchase shall provide for the closing of the transaction within one hundred eighty (180) days. County and Concessionaire shall have sixty (60) days to negotiate a final sale price for the interest subject to the Proposed Transfer. In the event that County declines to seek to purchase the interest subject to the Proposed Transfer or the parties are unable to agree on a final purchase price following the sixty (60) day negotiation period described in the immediately preceding sentence, Concessionaire shall be entitled to consummate the Proposed Transfer with a third party (subject to County's approval rights as otherwise set forth in this Agreement) during the ensuing nine (9) month period so long as the Proposed Transfer price is equal to or greater than the sale price last offered to County. In the event of a proposed Sublease or other permitted assignment of less than all of the Premises, County's election shall pertain to such portion of the Premises subject to the proposed Sublease or assignment and, in the event that County elects to acquire such portion of the Premises, Concessionaire's Annual Minimum Rent shall be proportionally reduced and Concessionaire's obligation to pay Percentage Rent shall pertain only to the amounts derived from the portion of the Premises retained by Concessionaire. In the event that County elects to recapture all or any portion of the Premises as provided herein, Concessionaire agrees to execute promptly a termination agreement and such other documentation as may be reasonably necessary to evidence the termination of this Agreement, to set a termination date and to prorate rent and other charges with respect to the termination. County's rights pursuant to this subsection 12.2.4 shall not apply to Financing Events or those events identified in subsection 4.6.2 of this Agreement.

        12.3. Terms Binding Upon Successors, Assigns and Sublessees. Except as otherwise specifically provided for herein, each and all of the provisions, agreements, terms, covenants, and conditions herein contained to be performed, fulfilled, observed, and kept by Concessionaire hereunder shall be binding upon the heirs, executors, administrators, successors, and assigns of Concessionaire, and all rights, privileges and benefits arising under this Agreement in favor of Concessionaire shall be available in favor of its heirs, executors, administrators, successors, and assigns. Notwithstanding the foregoing, no assignment or subletting by or through Concessionaire in violation of the provisions of this Agreement shall vest any rights in any such assignee or Sublessee. Any approved assignment of this Agreement shall release the assignor of all liability arising on or after the effective date of such assignment, provided the assignee assumes all of such liability. Provided, further, the assignor shall not be relieved of any liability for the payment of the Administrative Charge or the required portion of any Net Proceeds Share or Net Refinancing Proceeds which arise upon such assignment as provided herein.


13.     ENCUMBRANCES




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        13.1. Financing Events. Concessionaire may, with the prior written consent of Director, which shall not be unreasonably withheld, and subject to any specific conditions which may be imposed by Director, consummate one or more Financing Event(s) (as defined below). Concessionaire shall submit to Director a complete set of all proposed transaction documents in connection with each proposed Financing Event. Director shall have ninety (90) days in which to grant or withhold approval of the Financing Event. If not approved in writing within such ninety (90) day period, the proposed Financing Event shall be deemed disapproved by Director. Concessionaire shall further reimburse County for County's Actual Cost incurred in connection with its review of the proposed Financing Event, including without limitation the costs of in-house counsel, outside counsel and third party consultants. For the purposes of this Agreement, including without limitation the provisions of Sections 4.6 through 4.8 hereof, a "Financing Event" shall mean any financing or refinancing consummated by Concessionaire, whether with private or institutional investors or lenders, where such financing or refinancing is (a) an Encumbrance (as defined below) or
(b) has been underwritten based upon, or is intended to be repaid from, the proceeds of Concessionaire's operation of the Premises or the sale, assignment or transfer of Concessionaire's interest as provided herein.

                   13.1.1. Encumbrances. As used in this Agreement, an "Encumbrance" shall be defined as any grant, assignment, transfer, mortgage, hypothecation, grant of control over, or encumbrance of all or any portion of Concessionaire's interest under this Agreement and the estate so created to a lender (the "Encumbrance Holder") on the security of Concessionaire's interest in the Agreement and the Premises. One (1) copy of any and all security devices or instruments as finally executed or recorded by the parties in connection with any approved Encumbrance shall be filed with Director not later than seven (7) days after the effective date thereof. These same limitations and approval requirements shall apply with respect to the financing and the Encumbrance Holder of any Major Sublessee's interest pursuant to a Major Sublease.

                   13.1.2. Consent Not Required to Transfer Resulting from Foreclosure. The written consent of County shall not be required in the case of:

                                      13.1.2.1. A transfer of this Agreement or
                   a Major Sublease at a foreclosure sale or at a judicial foreclosure or voluntary conveyance to the Encumbrance Holder in lieu thereof; or

                                      13.1.2.2. A single subsequent transfer of
                   the Agreement or a Major Sublease by an Encumbrance Holder who was a purchaser at such foreclosure sale or transfer in lieu thereof, provided the transferee expressly agrees in writing to




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                   assume and to perform all of the obligations under this
                   Agreement or a Major Sublease.

                   13.1.3. Effect of Foreclosure. In the event of a transfer under subsection 13.1.2, the Encumbrance Holder shall forthwith give notice to County in writing of any such transfer setting forth the name and address of the transferee and the effective date of such transfer, together with a copy of the document by which such transfer was made.

                                      13.1.3.1. Any transferee under the
                   provisions of subsection 13.1.2.1 shall be liable to perform the full obligations of Concessionaire under this Agreement until a subsequent transfer of the Agreement approved by County.

                                      13.1.3.2. Any subsequent transferee under
                   the provisions of subsection 13.1.2.2 shall be liable to perform the full obligations of Concessionaire under this Agreement and as a condition to the completion of such transfer must cure, remedy, or correct any Event of Default existing at the time of such transfer.

                                                   13.1.3.3.  Neither an
                   Administrative Charge nor any Net Proceeds Share shall be payable in respect of or charged against any amount payable under the Encumbrance to or for the benefit of the Encumbrance Holder in a foreclosure proceeding.

        13.2. Right to Notice and Cure Defaults. All Encumbrance Holders and Major Sublessees shall have the right, at any time during the Term and during the term of its encumbrance, to do any act or thing required of Concessionaire in order to prevent termination of Concessionaire's rights hereunder, and all such acts or things so done hereunder shall be treated by County the same as if performed by Concessionaire.

        13.3. No Subordination. County's rights in the Premises and this Agreement, including without limitation County's right to receive Annual Minimum Rent and Percentage Rent, shall not be subordinated to the rights of any Encumbrance Holder. Notwithstanding the foregoing, an Encumbrance Holder shall have all of the rights set forth in the security instrument creating the Encumbrance, as approved by County in accordance with Section 13.1, to the extent that such rights are not inconsistent with the terms of this Agreement, including the right to commence an action against Concessionaire for the appointment of a receiver and to obtain possession of the Premises under and in accordance with the terms of said Encumbrance, provided that all obligations of Concessionaire hereunder shall be kept current, including but not limited to the payment of rent and curing of all defaults or Events of Default hereunder.




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        13.4. Delay in Exercising Termination Remedy. County shall not exercise any remedy available to it upon the occurrence of an Event of Default (other than pursuant to Section 14.5), unless it first shall have given written notice of such default to each and every Major Sublessee and Encumbrance Holder, where the Event of Default is one where notice is required to be given to Concessionaire pursuant to the terms of this Agreement and the Encumbrance Holder and/or Major Sublessee have notified Director in writing of its interest in the Premises or this Agreement and the addresses to which such notice should be delivered. Such notice shall be sent simultaneously with the notice or notices to Concessionaire. An Encumbrance Holder or Major Sublessee shall have the right and the power to cure the Event of Default specified in such notice in the manner prescribed below. If such Event or Events of Default are so cured, this Agreement shall remain in full force and effect.

                   13.4.1. Manner of Curing Default. Events of Default may be cured by an Encumbrance Holder or Major Sublessee in the following manner:

                   (1) If the Event of Default is in the payment of rental, taxes, insurance premiums, utility charges or any other sum of money, an Encumbrance Holder or the Major Sublessee may pay the same, together with any Late Fee or interest payable thereon, to County or other payee within thirty five (35) days after mailing of the aforesaid notice of default to the Encumbrance Holder or the Major Sublessee. If, after such payment to County, Concessionaire pays the same or any part thereof to County, County shall refund said payment (or portion thereof) to such Encumbrance Holder or Major Sublessee.

                   (2) If the Event of Default cannot be cured by the payment of money, but is otherwise curable, the default may be cured by an Encumbrance Holder or Major Sublessee as follows:

                                      (a)  If an Encumbrance Holder or Major
        Sublessee cures, remedies and corrects the default within ten (10) days after the end of Concessionaire's cure period as provided in Section
        14.1 hereof; provided, however, if curing of such default requires activity over a period of time, such default may be cured if within said ten (10) day period, such Encumbrance Holder or Major Sublessee commences and thereafter continues to use due diligence to perform whatever acts may be required to cure the particular default; in the event Concessionaire commences to cure the default within Concessionaire's applicable cure period and thereafter fails or ceases to pursue the cure with due diligence, the Encumbrance Holder's and Major Sublessee's ten (10) day period shall commence upon the later of the end of Concessionaire's cure period or the date upon which County notifies the Encumbrance Holder and/or Major Sublessee that Concessionaire has failed or ceased to cure the default with due diligence.




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                                      (b) With respect to an Encumbrance Holder,
        but not a Major Sublessee, if before the expiration of said ten (10) day period, said Encumbrance Holder notifies County of its intent to commence foreclosure of its interest, and within sixty (60) days after the mailing of said notice, said Encumbrance Holder (i) actually commences foreclosure proceedings and prosecutes the same thereafter with due diligence, said sixty (60) day period shall be extended by the time necessary to complete such foreclosure proceedings, or (ii) if said Encumbrance Holder is prevented from commencing foreclosure proceedings by any order, judgment or decree of any court or regulatory body of competent jurisdiction, and said Encumbrance Holder diligently seeks release from or reversal of such order, judgment or decree, said sixty
        (60) day period shall be extended by the time necessary to obtain such release or reversal and thereafter to complete such foreclosure proceedings. Within thirty five (35) days after such foreclosure sale and the vesting of title in the purchaser thereat (whether or not such purchaser is the Encumbrance Holder), said purchaser shall, as a condition to the completion of such transfer, cure, remedy or correct the default, or commence and thereafter pursue with due diligence, the performance of the thing or acts required to be done to cure, correct and remedy said default.

14.     DEFAULT.

        14.1. Events of Default. The following are deemed to be "Events of Default" hereunder:

                   14.1.1. Monetary Defaults. The failure of Concessionaire to pay the rentals due, or make any other monetary payments required under this Agreement, within ten (10) days after written notice that said payments are overdue and Concessionaire may cure such nonpayment by paying the amount overdue, with interest thereon and the applicable Late Fee, within three (3) days after receipt of such written notice.

                   14.1.2. Failure to Substantially Commence Construction. The failure of Concessionaire to comply with the obligations and timeframes set forth in Article 5 of this Agreement if not cured within ten (10) days after written notice of such failure, if no other notice of such failure is otherwise required hereunder.

                   14.1.3. Maintenance of Letter of Credit. The failure of Concessionaire to maintain and/or replenish the letter of credit required pursuant to Article 8 of this Agreement if not cured within ten
        (10) days after written notice of such failure.

                   14.1.4. Failure to Perform Other Obligations. The failure of Concessionaire to keep, perform, and observe any and all other promises, covenants, conditions and agreements set forth in this Agreement within




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        thirty (30) days after written notice of Concessionaire's failure to perform from Director; provided, however, that where Concessionaire's performance of such covenant, condition or agreement is not reasonably susceptible of completion within such thirty (30) day period and Concessionaire has in good faith commenced and is diligently continuing to perform the acts necessary to perform such covenant, condition or agreement within such thirty (30) day period, County will not exercise any remedy available to it hereunder for so long as Concessionaire uses reasonable due diligence in continuing to pursue to completion the performance such covenant, condition or agreement.

                   14.1.5. Nonuse of Premises. The abandonment, vacation, or discontinuance of use of the Premises, or any substantial portion thereof, for a period of thirty (30) days, except when prevented by Force Majeure or when closed for renovations or repairs required to be made under this Agreement.

                   14.1.6. Notices. Any notice required to be given by County pursuant to subsections 14.1.1 through and including 14.1.4 shall be in addition to, and not in lieu of, any notice required under Section 1161 of the California Code of Civil Procedure.

        14.2. Limitation on Events of Default. Concessionaire shall not be considered in default as to any provision of this Agreement when such default is the result of or pursuant to, any process, order, or decree of any court or regulatory body of competent jurisdiction, or any other circumstances which are physically impossible to cure provided Concessionaire uses due diligence in pursuing whatever is required to obtain release from or reversal of such process, order, or decree or is attempting to remedy such other circumstances preventing its performance.

        14.3. Remedies. Upon the occurrence of an Event of Default, County shall have, in addition to any other remedies in law or equity, the following remedies which are cumulative:

                   14.3.1. Terminate Agreement. County may terminate this Agreement by giving Concessionaire written notice of termination. On the giving of the notice, all Concessionaire's rights in the Premises and in all improvements shall terminate. Promptly after notice of termination, Concessionaire shall surrender and vacate the Premises and all improvements in broom-clean condition, and County may re-enter and take possession of the Premises and all remaining improvements and, except as otherwise specifically provided in this Agreement, eject all parties in possession or eject some and not others, or eject none. Termination under this subsection shall not relieve Concessionaire from the payment of any sum then due to County or from any claim for damages against Concessionaire as set forth in subsection 14.4.3, or




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        from Concessionaire's obligation to remove improvements at County's election in accordance with Article 2. County agrees to use reasonable efforts to mitigate damages.

                   14.3.2. Keep Agreement in Effect. Without terminating this Agreement, so long as County does not deprive Concessionaire of legal possession of the Premises and allows Concessionaire to assign or sublet subject only to County's rights set forth herein, County may continue this Agreement in effect and bring suit from time to time for rent and other sums due, and for Concessionaire's breach of other covenants and agreements herein. No act by or on behalf of County under this provision shall constitute a termination of this Agreement unless County gives Concessionaire written notice of termination. It is the intention of the parties to incorporate the provisions of California Civil Code Section 1951.4 by means of this provision.

                   14.3.3. Termination Following Continuance. Even though it may have kept this Agreement in effect pursuant to subsection 14.3.2, thereafter County may elect to terminate this Agreement and all of Concessionaire's rights in or to the Premises unless prior to such termination Concessionaire shall have cured the Event of Default or shall have satisfied the provisions of Section 14.2, hereof. County agrees to use reasonable efforts to mitigate damages.

        14.4. Damages. Should County elect to terminate this Agreement under the provisions of the foregoing Section, County shall be entitled to recover from Concessionaire as damages:

                   14.4.1. Unpaid Rent. The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Agreement;

                   14.4.2. Post-Termination Rent. The worth, at the time of the award, of the unpaid rent that would have been earned under this Agreement after the date of termination of this Agreement until the date Concessionaire surrenders possession of the Premises to County; and

                   14.4.3. Other Amounts. The amounts necessary to compensate County for the sums and other obligations which under the terms of this Agreement become due prior to, upon or as a result of the expiration of the Term or sooner termination of this Agreement, including without limitation, those amounts of unpaid taxes, insurance premiums and utilities for the time preceding surrender of possession, the cost of removal of rubble, debris and other above-ground improvements, attorney's fees, court costs, and unpaid Administrative Charges, Net Proceeds Shares and Net Refinancing Proceeds.




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

        14.5. Others' Right to Cure Concessionaire's Default. County (and any Encumbrance Holder, as provided in the last sentence of this section), at any time after Concessionaire's failure to perform any covenant, condition or agreement contained herein beyond any applicable notice and cure period, may cure such failure at Concessionaire's cost and expense. If County at any time, by reason of Concessionaire's failure, pays or expends any sum, the sum expended by County shall be due immediately from Concessionaire to County at the time the sum is paid. To the extent practicable, County shall give any Encumbrance Holders the reasonable opportunity to cure Concessionaire's default prior to County's cure herein.

        14.6. Default by County. County shall be in default in the performance of any obligation required to be performed by County under this Agreement if County has failed to perform such obligation within thirty (30) days after the receipt of notice from Concessionaire specifying in detail County's failure to perform; provided, however, that if the nature of County's obligation is such that more than thirty (30) days are required for its performance, County shall not be deemed in default if it shall commence such performance within thirty
(30) days and thereafter diligently pursues the same to completion. Concessionaire shall have no rights as a result of any default by County until Concessionaire gives thirty (30) days notice to any person having a recorded interest pertaining to County's interest in this Agreement or the Premises. Such person shall then have the right to cure such default, and County shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or such longer time as may be reasonably necessary to cure the default. Notwithstanding anything to the contrary in this Agreement, County's liability to Concessionaire for damages arising out of or in connection with County's breach of any provision or provisions of this Agreement shall not exceed the value of County's equity interest in the Premises and its right to insurance proceeds.

15.     ACCOUNTING.

        15.1. Maintenance of Records. In order to determine the amount of and provide for the payment of the rent, Administrative Charge, Net Proceeds Share, Net Refinancing Proceeds and other sums due under this Agreement, Concessionaire and all Sublessees, if any, shall at all times during the Term of this Agreement, and for thirty six (36) months thereafter, keep, or cause to be kept, locally, to the reasonable satisfaction of Director, true, accurate, and complete records and double-entry books of account for the current and five (5) prior Accounting Years, such records to show all transactions relative to the conduct of operations, and to be supported by data of original entry.

        15.2. Cash Registers. All sales shall be recorded by means of cash registers or computers which automatically issue a customer's receipt or certify the amount recorded in a sales slip. Said cash registers shall in all cases have locked-in sales totals and transaction counters which are constantly




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

accumulating and which cannot, in either case, be reset, and in addition thereto, a tape (or other equivalent security mechanism) located within the register on which transaction numbers and sales details are imprinted. Beginning and ending cash register readings shall be made a matter of daily record.

                   Concessionaire shall cause to be implemented point of sale systems which can accurately verify all sales for audit purposes and customer review purposes, which system shall be submitted to the Director in advance of installation for his approval, which approval will not be unreasonably withheld.

        15.3. Statement; Payment. No later than the fifteenth (15th) day of each calendar month, Concessionaire shall render to County a detailed statement showing Gross Receipts during the preceding calendar month, together with its calculation of the amount payable to County under Sections 4.2 through 4.8 inclusive, and shall accompany same with remittance of amount so shown to be due.

        15.4. Availability of Records for Inspector's Audit. Books of account and records hereinabove required shall be kept or made available at the Premises or at such other location within Los Angeles County, and County and other governmental authorities shall have the right at any reasonable times to examine and audit said books and records, without restriction, for the purpose of determining the accuracy thereof and of the monthly statements of Gross Receipts derived from occupancy of the Premises and the compliance of Concessionaire with the terms of this Agreement and other governmental requirements.

                   15.4.1. Entry by County. County and its duly authorized representatives or agents may enter upon the Premises at any and all reasonable times during the Term of this Agreement for the purpose of determining whether or not Concessionaire is complying with the terms and conditions hereof, or for any other purpose incidental to the rights of County.

                   15.4.2. Cost of Audit. In the event Concessionaire does not make available its original records and books of account at the Premises or at a location within Los Angeles County, Concessionaire agrees to pay all expenses incurred by County in conducting any audit at the location where said records and books of account are maintained. In the event that any audit discloses a discrepancy in County's favor of greater than two percent (2%) of the revenue due County for the period audited, then Concessionaire shall pay County audit contract costs, together with the amount of any identified deficiency, with interest thereon and Late Fee provided by Section 4.5.




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

        15.5. Audit Rights from Prior Agreement. Under Article 5 of the Concession Agreement relating to the Premises between County and Concessionaire which terminated on October 31, 1997, Concessionaire had the obligation, inter alia, to maintain certain accounting records and County had the right to inspect, audit and receive payment for delinquencies, if any. County and Concessionaire hereby agree that County's rights under said Article 5 shall continue until October 31, 2000 as to Concessionaire's activities prior to the date hereof.

        15.6. Additional Accounting Methods. County may require the installation of any additional accounting methods or machines which are typically used by major food service and major parking service companies and which County reasonably deems necessary if the system then being used by Concessionaire does not adequately verify sales for audit or customer receipt purposes.

        15.7. Accounting Year; Lease Year. The term "Accounting Year" as used herein shall mean a period of twelve (12) consecutive calendar months, the first Accounting Year commencing January 1, 1997 and ending on December 31, 1997; thereafter the "Accounting Year" shall be each period of twelve (12) consecutive calendar months.

        15.8. Annual Financial Statements. Within six (6) months after the end of each Accounting Year or, at Concessionaire's election, after the completion of Concessionaire's fiscal year, Concessionaire shall deliver to County a set of audited financial statements prepared by a Certified Public Accountant, setting forth Concessionaire's financial condition and the result of Concessionaire's operations for such Accounting Year and shall include certification of Gross Receipts (including a breakdown by category) and the certification of Concessionaire's Net Worth required in Section 8.1. All financial statements prepared by or on behalf of Concessionaire shall be prepared in a manner that permits County to determine the financial results of operations in connection with Concessionaire's activities at, from or relating to the Premises, notwithstanding that Concessionaire may have income and expenses from other activities unrelated to its activities on the Premises.




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

16.     MISCELLANEOUS.

        16.1. Quiet Enjoyment. Concessionaire, upon performing its obligations hereunder, shall have the quiet and undisturbed possession of the Premises throughout the Term of this Agreement, subject, however, to the terms and conditions of this Agreement, including without limitation the provisions of
Section 11.6. County shall provide Concessionaire with a nondisturbance or recognition agreement from State, recognizing Concessionaire's rights under this Agreement and stating in addition that State will require any authority administering concession rights over the Premises during the portion of the Term after January 31, 1999 to similarly recognize Concessionaire's rights.

        16.2. Time. Except as specifically otherwise provided for in this Agreement, time is of the essence of this Agreement and applies to all times, restrictions, conditions, and limitations contained herein.


        16.3.      County Disclosure and Concessionaire's Waiver.

                   16.3.1.  Disclosures and Waiver.

                            16.3.1.1. "AS IS". Concessionaire acknowledges that it is currently in possession of the Premises and that Concessionaire or its predecessor-in-interest has continuously occupied and operated the Premises since 1980. Concessionaire accepts the Premises in their present condition notwithstanding the fact that there may be certain defects in the Premises, whether or not known to either party to this Agreement, at the time of the execution of this Agreement by Concessionaire and Concessionaire hereby represents that it has performed all investigations necessary, including without limitation soils and engineering inspections, in connection with its acceptance of the Premises "AS IS".

                            16.3.1.2. Concessionaire acknowledges that the
                   condition of the land may cause additional engineering and construction costs above and beyond those contemplated by either party to this Agreement at the time of the execution hereof and Concessionaire agrees that, except as specifically provided by subsections 3.2.2.5, 11.4.3 and 11.8 of this Agreement, it will make no demands upon County for any construction, alterations, or any kind of labor that may be necessitated by said conditions or any one of them.

                            16.3.1.3. In addition, Concessionaire hereby waives,
                   withdraws, releases, and relinquishes any and all claims, suits,




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
                   causes of action (other than a right to terminate as otherwise provided in this Agreement), rights of rescission, or charges against County, its officers, agents, employees or volunteers which Concessionaire now has or may have or asserts in the future which are based upon any defects in the physical condition of the Premises and the soil thereon and thereunder, regardless of whether or not said conditions were known at the time of the execution of this instrument.

                   16.3.2. No Right of Offset. Concessionaire acknowledges that the rent provided for in this Agreement has been agreed upon in light of Concessionaire's construction, maintenance and repair obligations set forth herein, and, notwithstanding anything to the contrary provided in this Agreement or by applicable law, Concessionaire hereby waives any and all rights, if any, to make repairs at the expense of County and to deduct or offset the cost thereof from the Annual Minimum Rent, Monthly Minimum Rent, Percentage Rent or any other sums due County hereunder.

        16.4. Holding Over Creates Month-to-Month Tenancy. If Concessionaire holds over after the expiration of the Term for any cause, such holding over shall be deemed to be a tenancy from month-to-month only, at the same rental per month and upon the same terms, conditions, restrictions and provisions as herein contained.

                   Such holding over shall include any time employed by Concessionaire to remove machines, appliances and other equipment during the time periods herein provided for such removal.

        16.5. Waiver of Conditions or Covenants. Except as stated in writing by the waiving party, any waiver by either party of any breach of any one or more of the covenants, conditions, terms, and agreements of this Agreement shall not be construed to be a waiver of any subsequent or other breach of the same or of any other covenant, condition, term, or agreement of this Agreement, nor shall failure on the part of either party to require exact full and complete compliance with any of the covenants, conditions, terms, or agreements of this Agreement be construed as in any manner changing the terms hereof or estopping that party from enforcing the full provisions hereof, nor shall the terms of this Agreement be changed or altered in any manner whatsoever other than by written agreement of County and Concessionaire. No delay, failure, or omission of County to re-enter the Premises or of either party to exercise any right, power, privilege, or option, arising from any default, nor any subsequent acceptance of rent then or thereafter accrued shall impair any such right, power, privilege, or option or to be construed as a waiver of or acquiescence in such default or as a relinquishment of any right. No notice to Concessionaire shall be required to restore or revive "time of the essence" after the waiver by County of any default. Except as specifically provided in this




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Agreement, no option, right, power, remedy, or privilege of either party shall be construed as being exhausted by the exercise thereof in one or more instances.

        16.6. Remedies Cumulative. The rights, powers, options, and remedies given County by this agreement shall be cumulative except as otherwise specifically provided for in this Agreement.

        16.7. Authorized Right of Entry. In any and all cases in which provision is made herein for termination of this Agreement, or for exercise by County of right of entry or re-entry upon the Premises, or in case of abandonment or vacation of the Premises by Concessionaire, Concessionaire hereby irrevocably authorizes County to enter upon the Premises and remove any and all persons and property whatsoever situated upon the Premises and place all or any portion of said property, except such property as may be forfeited to County, in storage for the account of and at the expense of Concessionaire.

                   Concessionaire hereby exempts and agrees to save harmless County from any cost, loss or damage arising out of or caused by any such entry or re-entry upon the Premises and the removal of persons and property and storage of such property by County and its agents.

        16.8. Place of Payment and Filing. All rentals shall be paid to and all statements and reports herein required shall be filed with the Department. Checks, drafts, and money orders shall be made payable to the County of Los Angeles.

        16.9. Service of Written Notice or Process. Any notice required to be sent under this Agreement shall be in compliance with and subject to this
Section 16.9. If Concessionaire is not a resident of the State of California, or is an association or partnership without a member or partner resident of said State, or is a foreign corporation, Concessionaire shall file with Director a designation of a natural person residing in the County of Los Angeles, State of California, or a service company, such as CT Corporation, which is authorized to accept service, giving his or its name, residence, and business address, as the agent of Concessionaire for the service of process in any court action between Concessionaire and County, arising out of or based upon this Agreement, and the delivery to such agent of written notice or a copy of any process in such action shall constitute a valid service upon Concessionaire.

                   If for any reason service of such process upon such agent is not possible, then Concessionaire may be personally served with such process outside of the State of California and such service shall constitute valid service upon Concessionaire; and it is further expressly agreed that Concessionaire is amenable to such process and submits to the jurisdiction of the court so acquired and waives any and all objection and protest thereto.




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

                   Written notice addressed to Concessionaire at the addresses below-described, or to such other address that Concessionaire may in writing file with Director, shall be deemed sufficient if said notice is delivered personally, by telecopy or facsimile transmission or, provided in all cases there is a return receipt requested and postage or other delivery charges prepaid, by registered or certified mail posted in the County of Los Angeles, California, Federal Express or DHL, or such other services as Concessionaire and County may mutually agree upon from time to time. Each notice shall be deemed received and the time period for which a response to any such notice must be given or any action taken with respect thereto (including cure of any prospective Event of Default) shall commence to run from the date of actual receipt of the notice by the addressee thereof in the case of personal delivery, telecopy or facsimile transmission, or upon the expiration of the third (3rd) business day after such notice is sent from within Los Angeles County in the case of such registered or certified mail as authorized in this Section.

                   Copies of any written notice to Concessionaire shall also be simultaneously mailed to any Encumbrance Holder, Major Sublessee or encumbrancer of such Major Sublessee of which County has been given written notice and an address for service. Notice given to Concessionaire as provided for herein shall be effective as to Concessionaire notwithstanding the failure to send a copy to such Encumbrance Holder, Major Sublessee or encumbrancer.

                   As of the date of execution hereof, the persons authorized to receive notice on behalf of County and Concessionaire are as follows:

        COUNTY:                Director
                               Department of Beaches and Harbors,
                               Los Angeles County
                               13837 Fiji Way
                               Marina del Rey, California 90292
                               Phone: 310/305-9522
                               Fax: 310/821-6345

        With a Copy to::       Office of County Counsel
                               Los Angeles County
                               500 West Temple Street
                               Los Angeles, California 90012
                               Attn: County Counsel
                               Phone: 213/974-1921
                               Fax:   213/617-7182

        CONCESSIONAIRE:        Sea View Restaurants, Inc.
                               c/o California Beach Restaurants, Inc.
                               17383 Sunset Boulevard, Suite 140
                               Pacific Palisades, CA 90272
                               Attn:  Mark Segal




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

                               Phone: 310/459-9676
                               Fax:   310/459-9356

        16.10. Interest. In any situation where County has advanced sums on behalf of Concessionaire pursuant to this Agreement, such sums shall be due and payable immediately upon demand. If not paid in full within two (2) days after written demand, the unpaid amounts shall bear interest at the rate of ten percent (10%) per annum, compounded monthly, from the date such sums were first advanced, until the time payment is received.

        16.11. Captions. The captions contained in this Agreement are for informational purposes only, and are not to be used to interpret or explain the particular provisions of this Agreement.

        16.12. Attorneys' Fees. In the event of any action, proceeding or arbitration arising out of or in connection with this Agreement, whether or not pursued to judgment, the prevailing party shall be entitled, in addition to all other relief, to recover its costs and reasonable attorneys' fees. In the event County is represented by the County Counsel, the court shall award reasonable attorneys' fees for County Counsel's services.

        16.13. Amendments. This Agreement may only be amended in writing executed by duly authorized officials of Concessionaire and County. Notwithstanding the foregoing, Director shall have the power to execute such amendments to this Agreement as are necessary to implement any arbitration judgment issued pursuant to Section 16.15 of this Agreement.

        16.14. Time For Approvals. Except where a different time period is specifically provided for in this Agreement, whenever in this Agreement the approval of Director is required, approval shall be deemed not given unless within thirty (30) days after the date of the receipt of the written request for approval from Concessionaire, Director either (a) approves such request in writing, or (b) notifies Concessionaire that it is not reasonably possible to complete such review within the thirty (30)-day period, provides a final date for approval or disapproval by Director (the "Extended Time") and approves such request in writing prior to such Extended Time. If Director does not approve such request in writing within such Extended Time, the request shall be deemed to be disapproved.

        16.15. Arbitration. Disputed matters which may be arbitrated pursuant to this Agreement shall be settled by binding arbitration in accordance with the then existing provisions of the California Arbitration Act, which as of the date hereof is contained in Title 9 of Part III of the California Code of Civil Procedure, commencing with Section 1280, except as otherwise provided by this Section 16.15. Either party (the "Initiating Party") may initiate the arbitration process by sending written notice to the other party (the "Responding Party") requesting initiation of the arbitration process. However,




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notwithstanding anything to the contrary which may now or hereafter be contained in the California Arbitration Act, the parties agree that the following provisions shall apply to any and all arbitration proceedings conducted pursuant to this Agreement:

                   16.15.1. Selection of Arbitrator. The parties shall attempt to agree upon an arbitrator who shall decide the matter. If, for any reason, the parties are unable to agree upon the arbitrator within twenty five (25) days of the date the Initiating Party sends written notice to the Responding Party, then at any time on or after such date either party may petition for the appointment of the arbitrator as provided in California Code of Civil Procedure Section 1281.6.

                   16.15.2. Arbitrator. The arbitrator shall be a retired judge of the California Superior Court, Court of Appeal or Supreme Court, or any Federal District Court or Court of Appeals located within the State, who has agreed to resolve civil disputes.

                   16.15.3. Scope of Arbitration. County and Concessionaire affirm that the mutual objective of such arbitration is to resolve the dispute as expeditiously as possible. The arbitration process shall not apply or be used to determine issues other than (i) those presented to the arbitrator by the Initiating Party, (ii) cross claims presented to the arbitrator by the Responding Party, provided that any such cross claims constitute arbitrable disputes pursuant to this Agreement and
        (iii) such related preliminary or procedural issues as are necessary to resolve (i) and/or (ii) above. The arbitrator shall render an award or decision. Either party may, at its sole cost and expense, request a statement of decision explaining the arbitrator's reasoning which shall be in such detail as the arbitrator may determine. Any such statement shall not be used for any purpose whatsoever, including without limitation as grounds for a petition to confirm, vacate or modify an award or any appeal that may be taken pursuant to this Section 16.15; provided, however, that either party may utilize such statement of decision (x) in subsequent arbitration proceedings between the parties pertaining to the issues resolved in such statement of decision and (y) as necessary to resolve allegations of Gross Error (as defined in subsection 16.15.15) as provided in subsection 16.15.15. The award shall be made by the arbitrator no later than the sooner of six (6) months after the date on which the arbitrator is selected by mutual agreement or court order, whichever is applicable, or five (5) months after all conflicts or potential conflicts regarding such arbitrator have been resolved. County and Concessionaire hereby instruct the arbitrator to take any and all actions deemed reasonably necessary, appropriate or prudent to ensure the issuance of an award or decision within such period. Notwithstanding the foregoing, failure to complete the arbitration process within such period shall not render such arbitration or any determination made therein void or voidable.




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

                   16.15.4. Immunity. The parties hereto agree that the arbitrator shall have the immunity of a judicial officer from civil liability when acting in the capacity of arbitrator pursuant to this Agreement.

                   16.15.5. Section 1282.2. The provisions of Code of Civil Procedure Section 1282.2 shall apply to the arbitration proceedings except as follows:

                   (1) The arbitrator shall appoint a time and place for the hearing and shall cause notice thereof to be served as provided in said
        Section 1282.2 not less than ninety (90) days before the hearing, regardless of the aggregate amount in controversy.

                   (2) No later than forty (40) days prior to the date first set for the hearing, in lieu of the exchange and inspection authorized by Code of Civil Procedure Section 1282.2(a)(2)(A), (B) and (C), the parties shall simultaneously exchange the following documents by personal delivery to each other and to the arbitrator:

                   (a) a written Statement of Position, as further defined below, setting forth in detail that party's final position regarding the matter in dispute;

                   (b) a list of witnesses each party intends to call at the hearing, designating which witnesses will be called as expert witnesses;

                   (c) a list of the documents each intends to introduce at the hearing, together with complete and correct copies of all of such documents; and,

                   (d) a list of all Written Appraisal Evidence (as defined below) each intends to introduce at the hearing, together with complete and correct copies of all of such Written Appraisal Evidence.

                   (3) No later than twenty (20) days prior to the date first set for the hearing, each party may file a reply to the other party's Statement of Position ("Reply"). The Reply shall contain the following information:

                   (a) a written statement, to be limited to that party's rebuttal to the matters set forth in the other party's Statement of Position;


                   (b) a list of witnesses each party intends to call at the hearing to rebut the evidence to be presented by the other party, designating which witnesses will be called as expert witnesses;

                   (c) a list of the documents each intends to introduce at the hearing to rebut the evidence to be presented by the other party or impeach the witnesses identified by the other party, together with complete and correct copies of all of such documents; and,

                   (d) a list of all Written Appraisal Evidence each intends to introduce at the hearing to rebut the evidence presented by the other party, together with complete and correct copies of all of such Written Appraisal Evidence.

                   16.15.6. Statements of Position. The Statement of Position to be delivered by subsection 16.15.5 shall comply with the following requirements:

                            (1) Where the dispute involves rent to be charged,
                   or other monetary amounts, the Statements shall set forth all relevant existing and proposed rents and/or monetary amounts.

                            (2) If the dispute relates to Unreasonable County
                   Activity or delays under subsection 5.8.3.2 of this Agreement, the Statements of Position shall set forth the party's position (and the facts supporting such position) regarding the existence of the Unreasonable County Activity or delay, where appropriate, and the length of the delay.

                            (3) If the dispute relates to Improvement Costs, the
                   Statements of Position shall set forth the facts supporting such party's position and the amount of each cost which the party believes should be allowed or disallowed.

                   16.15.7. Written Appraisal Evidence. Neither party may, at any time during the proceedings, introduce any written report which expresses an opinion regarding Fair Market Rental Value or the fair market value of the Premises, or any portion thereof, ("Written Appraisal Evidence") unless such Written Appraisal Evidence substantially complies with the following standards: it shall describe the Premises; identify the uses permitted thereon; describe or take into consideration the terms, conditions and restrictions of this Agreement; correlate the appraisal method(s) applied; discuss the relevant factors and data considered; review rentals paid by concessionaires and lessees within Southern California who are authorized to conduct similar activities on comparable leaseholds, if any; and, describe the technique of analysis, limiting conditions and computations that were used in the formulation of the valuation opinion expressed. With respect to disputes regarding Fair Market Rental Value, such Written Appraisal Evidence shall express an opinion regarding the fair market rental value of the Premises as prescribed by Section 4.4.1. Written Appraisal Evidence in connection with disputes arising out of Article 7 of this Agreement shall predicate any valuation conclusions contained therein on the Income Approach. Written Appraisal Evidence shall in all other respects be in material conformity and subject to the requirements of the Code of Professional Ethics and the Standards of Professional Practice of The Appraisal Institute.

                   16.15.8. Evidence. The provisions of Code of Civil Procedure ss. 1282.2(a)(2)(E) shall not apply to the arbitration proceeding. The arbitrator shall have no discretion to allow a party to introduce witnesses, documents or Written Appraisal Evidence unless such information was previously delivered to the other party in accordance with subsection 16.15.5 and, in the case of Written Appraisal Evidence, substantially complies with the requirements of subsection 16.15.7, or such evidence consists of a transcript of a deposition of an expert witness conducted pursuant to subsection 16.15.9. Notwithstanding the foregoing, the arbitrator may allow a party to introduce evidence which, in the exercise of reasonable diligence, could not have been delivered to the other party in accordance with subsection 16.15.5, provided such evidence is otherwise permissible hereunder.

                   16.15.9. Discovery. The provisions of Code of Civil Procedure ss. 1283.05 shall not apply to the arbitration proceedings except to the extent incorporated by other sections of the California Arbitration Act which apply to the arbitration proceedings. There shall be no pre-arbitration discovery except as provided in subsection 16.15.5; provided, however, each party shall have the right, no later than seven
        (7) days prior to the date first set for the hearing, to conduct a deposition, not to exceed three (3) hours in duration, of any person identified by the other party as an expert witness pursuant to subsections 16.15.5 (2)(b) or 16.15.5 (3)(b).

                   16.15.10.  Decisions of Arbitrators.

                                      16.15.10.1. Monetary Issues. With respect
                   to monetary disputes (including without limitation disputes regarding Percentage Rent and the amount of coverage under the policies of insurance required pursuant to Article 10 of this Agreement, but excluding disputes under Sections 6.3 and
                   6.4 regarding Concessionaire's prices for goods and services), the arbitrator shall have no right to propose a middle ground or any proposed modification of either Statement of Position. The arbitrator shall instead select whichever of the two Statements of Position is the closest to the monetary or numerical amount that the arbitrator determines to be the appropriate determination of the rent, expense, claim, cost, delay,




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

                   coverage or other matter in dispute and shall render a decision or award consistent with such Statement of Position. The Statement of Position so chosen and the award or decision rendered by the arbitrator shall be final and binding upon the parties, absent Gross Error on the part of the arbitrator.

                                      16.15.10.2. Nonmonetary Issues. With
                   respect to nonmonetary issues and disputes, the arbitrator shall determine the most appropriate resolution of the issue or dispute, taking into account the Statements of Position submitted by the parties, and shall render a decision accordingly. Such determination and decision shall be final and binding upon the parties, absent Gross Error on the part of the arbitrator.

                   16.15.11. Powers of Arbitrator. In rendering the award or decision, the arbitrator shall have no power to consult or examine experts or authorities not disclosed by a party pursuant to subsection 16.15.5(2) hereof, regardless of whether such proposed consultation or examination is to be undertaken in the presence of both parties or is to include any right of cross-examination.

                   16.15.12. Costs of Arbitration. Concessionaire and County shall equally share the expenses and fees of the arbitrator, together with other expenses of arbitration incurred or approved by the arbitrator, excluding counsel fees or witness fees or other fees incurred by a party for its own benefit, which expenses shall be paid by that party, except as provided by Section 6.4. Failure of Concessionaire to pay its share of expenses and fees constitutes a breach of Concessionaire's obligations hereunder.

                   16.15.13. Appeal. The parties waive any right to appeal from a judgment confirming an arbitration award, from an order dismissing a petition to correct or vacate an award, from an order vacating an award in which a rehearing in arbitration is ordered, or from a special order after final judgment. The provisions of Code of Civil Procedure ss. 1294(d) and (e) shall not apply.

                   16.15.14. Amendment to Implement Judgment. Within seven (7) days after the issuance of any award, decision or judgment by the arbitrator, Concessionaire shall execute and deliver to County for its execution an amendment to this Agreement setting forth the terms of such decision or judgment.

                   16.15.15. Impact of Gross Error Allegations. Where either party has charged the arbitrator with Gross Error:

                                      16.15.15.1. The decision shall not be
                   implemented if the party alleging Gross Error obtains a judgment of a court of competent jurisdiction stating that the arbitrator was guilty of Gross Error and vacating the arbitration award or decision ("Disqualification Judgment"). In the event of a Disqualification Judgment, the arbitration process shall begin over immediately in accordance with this
                   Section 16.15.

                                      16.15.15.2. If the Gross Error is charged
                   in an arbitration regarding Unreasonable County Activity, then that decision shall not be implemented until the earlier of: a final judgment of a court of competent jurisdiction that there was no Gross Error or that the challenged decision was correct; or an identical decision by a new arbitrator which has not also been challenged for Gross Error. Once Gross Error has been alleged regarding such Unreasonable County Activity, a new arbitrator shall be appointed immediately and shall determine the matter in accordance with this Section 16.15. Nothing in this subsection 16.15.15 shall operate to extend the time by which Substantial Commencement must occur should the arbitrator not be found guilty of Gross Error. The party alleging Gross Error shall have the burden of proof.

                                      16.15.15.3.  Such arbitration shall be
                   conducted as expeditiously as reasonably possible.

                                      16.15.15.4. For the purposes of this
                   Section 16.15, the term "Gross Error" shall mean that the arbitration award is subject to vacation pursuant to California Code of Civil Procedure Section 1286.2 or any successor provision.

        16.16. Estoppel Certificates. Each party agrees to execute, within ten
(10) business days after the receipt of a written request therefor from the other party, a certificate stating: that this Agreement is in full force and effect and is unmodified (or stating otherwise, if true); that, to the best knowledge of such party, the other party is not then in default under the terms of this Agreement (or stating the grounds for default if such be the case). Prospective purchasers and lenders may rely on such statements.

        16.17. Indemnity Obligations. Whenever in this Agreement there is an obligation to indemnify, hold harmless and/or defend, irrespective of whether or not the obligation so specifies, it shall include the obligation to defend and pay reasonable attorney's fees, reasonable expert fees and court costs.

17.                DEFINITION OF TERMS; INTERPRETATION.

        17.1. Meanings of Words Not Specifically Defined. Words and phrases contained herein shall be construed according to the context and the approved usage of the English language, but technical words and phrases, and such others as have acquired a peculiar and appropriate meaning by law, or are defined in
Section 1.1, are to be construed according to such technical, peculiar, and appropriate meaning or definition.

        17.2. Tense; Gender; Number; Person. Words used in this Agreement in the present tense include the future as well as the present; words used in the masculine gender include the feminine and neuter and the neuter includes the masculine and feminine; the singular number includes the plural and the plural the singular; the word "person" includes a corporation, partnership, limited liability company or similar entity, as well as a natural person.

        17.3. Business Days. For the purposes of this Agreement, "business day" shall mean a business day as set forth in Section 9 of the California Civil Code.

        17.4. Parties Represented by Consultants, Counsel. Both County and Concessionaire have entered this Agreement following advice from independent financial consultants and legal counsel of their own choosing. This document is the result of combined efforts of both parties and their consultants and attorneys. Thus, any rule of law or construction which provides that ambiguity in a term or provision shall be construed against the draftsperson shall not apply to this Agreement.

        17.5. Termination for Improper Consideration. County may, by written notice to Concessionaire, immediately terminate the right of Concessionaire to proceed under this Agreement if it is found that consideration, in any form, was offered or given by Concessionaire, either directly or through an intermediary, to any County officer, employee or agent with the intent of securing the Agreement or securing favorable treatment with respect to the award, amendment or extension of the Agreement or the making of any determinations with respect to the Concessionaire's performance pursuant to the Agreement. In the event of such termination, County shall be entitled to pursue the same remedies against Concessionaire as it could pursuant to an event of default by Concessionaire.

                   Concessionaire shall immediately report any attempt by a County officer or employee to solicit such improper consideration. The report shall be made either to the County manager charged with the supervision of the employee or to the County Auditor-Controller's Employee fraud hotline at (213) 974-0414 or (800) 544-6861.

                   Among other things, such improper consideration may take the form of cash, discounts, service, the provision of travel or entertainment, or tangible gifts.

        17.6. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

        17.7. Reasonableness Standard. Except where a different standard is specifically provided otherwise herein (e.g. Section 2.2, Section 11.6, subsections 5.8.3.8, 5.8.5, 11.4.3 and 12.1.2), whenever the consent of County or Concessionaire is required under this Agreement, such consent shall not be unreasonably withheld and whenever this Agreement grants County or Concessionaire the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, County and Concessionaire shall act reasonably and in good faith. These provisions shall only apply to County acting in its proprietary capacity.

        17.8. Compliance with Section 25907. County and Concessionaire agree and acknowledge that this Agreement satisfies the requirements of Section 25907 of the California Government Code as a result of various provisions contained herein.

                   IN WITNESS WHEREOF, County has, by order of its Board of Supervisors, caused this Agreement to be subscribed by the Chairman of said Board and attested by the Clerk thereof, and Concessionaire has executed the same on the day and year hereinbelow written.




APPROVED AS TO FORM:

DeWITT CLINTON,
County Counsel


By  [SIG]
  -------------------------
                                         THE COUNTY OF LOS ANGELES



                                         By  [SIG]
                                           ----------------------------
                                         Chairman, Board of Supervisors

(CORPORATE SEAL)

  JOANNE STURGES    , Clerk of
--------------------
the Board of Supervisors


                                         SEA VIEW RESTAURANTS, INC.,
By  [SIG]            Deputy              a California corporation
  -------------------

      ADOPTED                            By    [SIG]
BOARD OF SUPERVISORS                        ------------------------
COUNTY OF LOS ANGELES                    Its   President
24        SEP 30 1997                        -----------------------

                                         Dated:     9/11     , 1997.
                                                ------------
    /s/ JOANNE STURGES
------------------------------
        JOANNE STURGES
      EXECUTIVE OFFICER

                                    EXHIBIT A

                                LEGAL DESCRIPTION


                   The Premises consists of the Restaurant Parcel and the Parking Lot Parcel, as more particularly described below:


Restaurant Parcel

        That portion of Lot F, Tract No. 8940, in the City of Los Angeles, County of Los Angeles, State of California, as shown on map filed in Book 162, pages 42 to 45 inclusive, of Maps, in the office of the Registrar-Recorder of said County, and that portion of the Rancho Boca de Santa Monica, in said City, as shown on map recorded in Book 3, pages 12 and 13 of Patents, in the office of said Registrar-Recorder, within the following described boundaries:

        Beginning at the northwesterly corner of that certain parcel of land described as Parcel No. 4 in deed to State of California, recorded on October 27, 1947 in Book 25674, page 296, of Official Records, in the office of said Registrar-Recorder; thence easterly along the general southerly boundary of Pacific Coast Highway, formerly Malibu Road, as shown on map of Tract No. 10238, filed in Book 206, pages 23 to 26 inclusive, of said Maps, to the easterly boundary of Sunset Boulevard, formerly Beverly Boulevard, as shown on the last mentioned map; thence southerly along said easterly boundary to the mean high tide line of the Pacific Ocean; thence westerly along said mean high tide line to the westerly line, or its southerly prolongation, of said certain parcel of land; thence northerly along said westerly line or said southerly prolongation and said westerly line to the point of beginning.

Parking Lot Parcel

        That portion of Rancho Boca de Santa Monica, as shown on map recorded in Book 3, pages 12 and 13, of Patents, in the office of the Registrar- Recorder of the County of Los Angeles described as PARCEL 4, PARCEL 5 and PARCEL 6 all in deed to the State of California, recorded in Book 25674, page 296, of Official Records, in the office of said registrar-recorder within the following described boundaries:

        Beginning at the intersection of the easterly line of Beverly Boulevard, 60 feet wide, now known as Sunset Boulevard, as shown on map of Tract No. 10238, filed in Book 206, pages 23 to 26 inclusive, of Maps, in the office of said registrar-recorder and that certain 2,370-foot radius curve in the southerly boundary of Malibu Road, 140 feet wide, now known as Pacific Coast

Highway, as shown on said last mentioned map, a radial of said curve to said intersection bears S. 2(DEGREE) 48' 41" W.; thence easterly along said southerly boundary to a point in that certain 2,340-foot radius curve in said southerly boundary, a radial of said last mentioned curve to said last mentioned point bears S. 13(DEGREE), 45" 33" E.; thence along the southerly prolongation of said last mentioned radial S. 13(DEGREE) 45' 33" E. 70.03 feet; thence S. 48(DEGREE) 50' 16" W. 107.64 feet; thence S. 63(DEGREE) 25' 39" W. 221.92 feet; thence N.
88(DEGREE) 09' 20" W. 327.99 feet; thence N. 63(DEGREE) 56' 13" W. 115.48 feet to said easterly line of Beverly Boulevard; thence northerly along said easterly line to the point of beginning.

                                    EXHIBIT B

                        SCHEDULE OF APPROVED MERCHANDISE



Apparel Items (T-Shirts, tank tops, sweatshirts, hats, visors, denim shirts, polo shirts, aprons, boxer shorts, etc.)

Glassware

Coffee Mugs

Disposable Cameras

Camera Film

Suntan Lotion

Lip Balm

Postcards

Maps

Mints

Key Chains

Sunglasses

Beach Towels

Pens/Pencils

Stuffed Animals

"Refrigerator" Magnets

Mallets or Crackers (to open crab or lobster)







                                       B-1